Exhibit T3C

GenOn Energy, Inc.

as the Company

NRG Americas, Inc.

as the Co-Issuer

FLOATING RATE SENIOR SECURED SECOND LIEN NOTES DUE 2023

INDENTURE

Dated as of December [•], 2018

Wells Fargo Bank, National Association

as Trustee

U.S. Bank National Association

as Collateral Trustee

i

EXHIBITS

Exhibit A                                             FORM OF NOTE

Exhibit B                                             FORM OF SUPPLEMENTAL INDENTURE

CROSS-REFERENCE TABLE

Trust Indenture Act Section		Indenture Section
310	(a)(1)	7.10
	(a)(2)	7.10
	(a)(3)	7.12
	(a)(4)	N.A.
	(a)(5)	7.10
	(b)	7.10
	(c)	N.A.
311	(a)	7.10
	(b)	7.10
	(c)	N.A.
312	(a)	2.05
	(b)	2.05; 13.03
	(c)	2.05
313	(a)	7.05
	(b)(1)	7.05; 11.05
	(b)(2)	7.05
	(c)	7.05; 13.02
	(d)	7.05; 13.02
314	(a)	13.14
	(b)	11.02
	(c)	13.05
	(d)	11.02
	(e)	13.04; 13.05
	(f)	N.A.
315	(a)	7.01
	(b)	7.05
	(c)	7.01
	(d)	7.01
	(e)	6.11
316	(a)(last sentence)	2.09
	(a)(1)(A)	6.05
	(a)(1)(B)	6.04
	(a)(2)	N.A.
	(b)	6.07
317	(a)(1)	6.08
	(a)(2)	6.09
	(b)	2.03
318	(a)	13.01
	(b)	N.A.
	(c)	13.01

N.A. means not applicable.

INDENTURE dated as of December [•], 2018 between GenOn Energy, Inc., a Delaware limited liability company (the “Company”) and NRG Americas, Inc., a Delaware corporation (the “Co-Issuer,” and together with the Company, the “Issuers”), Wells Fargo Bank, National Association, as trustee (the “Trustee”) and U.S. Bank National Association, as collateral trustee (the “Collateral Trustee”).

The Issuers, the Guarantors and the Trustee agree as follows for the benefit of each other and for the equal and ratable benefit of the Holders (as defined herein) of the Floating Rate Senior Secured Second Lien Notes due 2023 (the “Notes”):

ARTICLE 1
DEFINITIONS AND INCORPORATION
BY REFERENCE

Section 1.01     Definitions.

For purposes of the Notes, the following terms will have the meanings set forth in this Section 1.01. All other terms used in this Indenture that are defined in the Trust Indenture Act (except as herein otherwise expressly provided or unless the context otherwise requires) shall have the meanings assigned to such terms in the Trust Indenture Act, as in force at the date of the execution of this Indenture.

“Accrued Interest” means the amount of accrued interest that the Company shall pay with respect to the Notes for any Interest Period, which shall be calculated by multiplying the face amount of the Notes then outstanding by the Accrued Interest Factor.

“Accrued Interest Factor” means the sum of the Interest Factor calculated for each day from the Issue Date, or from the last date for which the Company paid interest to the Holders of the Notes, to, but excluding, the date for which Accrued Interest is being calculated.

“Acquired Debt” means, with respect to any specified Person:

(1)                                 Indebtedness of any other Person or asset existing at the time such other Person or asset is merged with or into, is acquired by, or became a Subsidiary of such specified Person, as the case may be, whether or not such Indebtedness is incurred in connection with, or in contemplation of, such other Person merging with or into, or becoming a Restricted Subsidiary of, such specified Person; and

(2)                                 Indebtedness secured by a Lien encumbering any asset acquired by such specified Person.

“Affiliate” of any specified Person means any other Person, directly or indirectly, controlling or controlled by or under direct or indirect common control with such specified Person.  For purposes of this definition, the terms “controlling,” “controlled by” and “under common control with” have correlative meanings.

“Agent” means any Registrar, co-registrar, Paying Agent, additional paying agent, the Collateral Trustee or the Calculation Agent.

“Annualized G&A Expenses” shall mean (1) for the four fiscal quarter period ending December 31, 2018, the G&A Expenses for the fiscal quarter ended December 31, 2018, multiplied by 4, (2) for the four fiscal quarter period ending March 31, 2018, the G&A Expenses for the two consecutive fiscal quarters ended March 31, 2019, multiplied by 2 and (3) for the four fiscal quarter period ending June 30,

2019, the G&A Expenses for the three consecutive fiscal quarters ended June 30, 2019, multiplied by 4/3; provided, however, for purposes of this definition, G&A Expenses shall be calculated excluding charges and expenses incurred by the Company and its Restricted Subsidiaries in connection with their Chapter 11 proceedings, parent separation transactions and other one-time expenses, costs and charges related to restructuring charges including non-recurring expenses, costs or charges for severance and bonus including, without limitation, transaction, incentive, completion, milestone or retention bonuses.

“Applicable Law” means, as to any Person, any law, rule, regulation, ordinance or treaty, or any determination by an arbitrator or a court or other governmental authority, including the Electric Reliability Council of Texas, in each case, applicable to, or binding on, such Person or any of its property or assets or to which such Person or any of its property is subject.

“Applicable Procedures” means, with respect to any transfer or exchange of or for beneficial interests in any Global Note, the rules and procedures of the Depositary, Euroclear and Clearstream that apply to such transfer or exchange.

“Asset Sale” means:

(1)                                 the sale, lease (other than an operating lease), conveyance or other disposition of any assets or rights; provided that the sale, conveyance or other disposition of all or substantially all of the assets of the Company and its Restricted Subsidiaries taken as a whole will be governed by Sections 4.14 and 5.01 hereof, and not by Section 4.10(c) hereof; and

(2)                                 the issuance of Equity Interests in any of the Company’s Restricted Subsidiaries or the sale of Equity Interests in any of its Subsidiaries.

Notwithstanding the preceding, none of the following items will be deemed to be an Asset Sale:

(1)                                 any single transaction or series of related transactions for which the Company or its Restricted Subsidiaries receive aggregate consideration of less than $10 million;

(2)                                 a transfer of assets or Equity Interests (a) between or among the Company, the Co-Issuer and the Guarantors or (b) between or among Restricted Subsidiaries that are not Guarantors;

(3)                                 an issuance of Equity Interests by a Restricted Subsidiary of the Company to the Company or to a Restricted Subsidiary of the Company;

(4)                                 the sale or lease of products or services (including power, capacity, energy, ancillary services, and other products or services, or the sale of any other inventory or contracts related to any of the foregoing (in each case, whether in physical, financial or any other form), or fuel or emission credits) and any sale or other disposition of damaged, worn-out or obsolete assets;

(5)                                 the sale or discount, in each case without recourse, of accounts receivable, but only in connection with the compromise or collection thereof;

(6)                                 the licensing of intellectual property;

(7)                                 the sale, lease, conveyance or other disposition for value of energy, fuel or emission credits or contracts for any of the foregoing;

(8)                                 the sale or other disposition of cash or Cash Equivalents;

(9)                                 a Restricted Payment that does not violate Section 4.07 hereof or a Permitted Investment;

(10)                          to the extent allowable under Section 1031 of the Code, any exchange of like property (excluding any “boot” thereon) for use in a Permitted Business;

(11)                          a disposition of assets in connection with a foreclosure, transfer or deed in lieu of foreclosure or other exercise of remedial action;

(12)                          any transfer of the Assigned Pipeline Interests pursuant to the Shawville Pipeline Agreement;

(13)                          any transfer of interests in NRG ECA Pipeline, LLC;

(14)                          any Specified Asset Sale for Fair Market Value; and

(15)                          any payments necessary for the Company to satisfy its obligations to make tax distributions under Section 4.01(b) of that certain Amended and Restated Limited Liability Company Agreement of GenOn Holdings, LLC; as in effect on the date hereof.

“Assigned Pipeline Interests” has the meaning assigned to such term in the Shawville Pipeline Agreement as of the date hereof.

“Attributable Debt” in respect of a sale and leaseback transaction means, at the time of determination, the present value of the obligation of the lessee for net rental payments during the remaining term of the lease included in such sale and leaseback transaction including any period for which such lease has been extended or may, at the option of the lessor, be extended. Such present value shall be calculated using a discount rate equal to the rate of interest implicit in such transaction, determined in accordance with GAAP; provided, however, that if such sale and leaseback transaction results in a Capital Lease Obligation, the amount of Indebtedness represented thereby will be determined in accordance with the definition of “Capital Lease Obligation.”

“Available Amount” means, at any date, an amount, determined on a cumulative basis equal to, without duplication: (1)(a) the Designated Cash Amount, plus (b) the Specified Asset Sale Net Proceeds of Specified Asset Sales (other than to a Subsidiary), plus (c) the aggregate proceeds of the sale (other than to a Subsidiary) of, Equity Interests of the Company (other than Disqualified Stock) or from the contribution of equity capital (unless such contribution would constitute Disqualified Stock) to the Company, minus an amount equal to the sum of (2)(a) Investments pursuant to clause (2) of the definition of “Permitted Investments”, plus (b) Restricted Payments made pursuant to Section 4.07(b)(14), in each case, made after the Issue Date and prior to such date, or contemporaneously therewith.

“Bankruptcy Law” means Title 11, U.S. Code or any similar federal or state law for the relief of debtors.

“Beneficial Owner” has the meaning assigned to such term in Rule 13d-3 and Rule 13d-5 under the Exchange Act. The terms “Beneficially Owns,” “Beneficially Owned” and “Beneficial Ownership” have a corresponding meaning.

“Board of Directors” means:

(1)                                 with respect to a corporation, the board of directors of the corporation or any committee thereof duly authorized to act on behalf of such board;

(2)                                 with respect to a partnership, the Board of Directors (or person or entity serving a similar function) of the general partner of the partnership;

(3)                                 with respect to a limited liability company, the managing member or members or any controlling committee of managing members thereof or board of directors; and

(4)                                 with respect to any other Person, the board or committee of such Person serving a similar function.

“Board Resolution” means a copy of a resolution certified by the Secretary or an Assistant Secretary of the Company to have been adopted by the Board of Directors or pursuant to authorization by the Board of Directors and to be in full force and effect on the date of the certificate and delivered to the Trustee.

“Business Day” means any day other than a Legal Holiday.

“CAISO Settlement” means the amount arising from that settlement agreement between [  ] and the California Independent System Operator Corporation.

“Calculation Agent” means Wells Fargo Bank, National Association, or any successor appointed by the Company.

“Canal Escrow” means the amount due to NRG Canal LLC and/or its affiliates pursuant to that certain Purchase and Sale Agreement, dated as of March 22, 2018, by and among Stonepeak Kestrel Holdings LLC, NRG Canal LLC, and GenOn Holdco 10, LLC, on account of the Escrow Amount (as such term is used in such Purchase and Sale Agreement) subject to the provisions therein.

“Canal Excess Fuel Payments” means the payments due to NRG Canal LLC and/or its affiliates pursuant to that certain Purchase and Sale Agreement, dated as of March 22, 2018, by and among Stonepeak Kestrel Holdings LLC, NRG Canal LLC, and GenOn Holdco 10, LLC, on account of Excess Fuel Inventory (as such term is used in such Purchase and Sale Agreement).

“Capital Lease Obligation” means, at the time any determination is to be made, the amount of the liability in respect of a capital lease that would at that time be required to be capitalized on a balance sheet in accordance with GAAP, and the Stated Maturity thereof shall be the date of the last payment of rent or any other amount due under such lease prior to the first date upon which such lease may be prepaid by the lessee without payment of a penalty.

“Capital Stock” means:

(1)                                 in the case of a corporation, corporate stock;

(2)                                 in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock;

(3)                                 in the case of a partnership or limited liability company, partnership interests (whether general or limited) or membership interests; and

(4)                                 any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person, but excluding from all of the foregoing any debt securities convertible into Capital Stock, whether or not such debt securities include any right of participation with Capital Stock.

“Cash Equivalents” means:

(1)                                 United States dollars, Euros or, in the case of any Foreign Subsidiary, any local currencies held by it from time to time;

(2)                                 (a) securities issued or directly and fully guaranteed or insured by the United States government or any agency or instrumentality of the United States government (provided that the full faith and credit of the United States is pledged in support of those securities) and (b) debt obligations issued by the Government National Mortgage Association, Farm Credit System, Federal Home Loan Banks, Federal Home Loan Mortgage Corporation, Financing Corporation and Resolution Funding Corporation, in each case, having maturities of not more than 12 months from the date of acquisition;

(3)                                 certificates of deposit and eurodollar time deposits with maturities of six months or less from the date of acquisition, bankers’ acceptances with maturities not exceeding 12 months and overnight bank deposits, in each case, with any domestic commercial bank having capital and surplus in excess of $500.0 million and whose long-term debt, or whose parent company’s long-term debt, has a rating of A2 or higher from Moody’s and A or higher from S&P or, if Moody’s and S&P do not rate the relevant bank, an equivalent rating issued by an equivalent non-U.S. rating agency, if any;

(4)                                 repurchase obligations with a term of not more than seven days for underlying securities of the types described in clauses (2) and (3) above entered into with any financial institution meeting the qualifications specified in clause (3) above;

(5)                                 commercial paper and auction rate securities having one of the two highest ratings obtainable from Moody’s or S&P and in each case maturing within 12 months after the date of acquisition;

(6)                                 readily marketable direct obligations issued by any state of the United States or any political subdivision thereof, in either case having one of the two highest rating categories obtainable from either Moody’s or S&P; and

(7)                                 money market funds that invest primarily in securities described in clauses (1) through (6) of this definition.

“Change of Control” shall mean the occurrence of any of the following: (a) the adoption of a plan relating to the liquidation or dissolution of the Company other than a plan of liquidation for tax purposes that will be effectuated over time but does not result in the immediate disposition of all or substantially all of the assets of the Company; or (b) any Person other than the Permitted Holders, in the aggregate, beneficially own, directly or indirectly, more than 50% of the Voting Stock of the Company, measured by voting power rather than number of shares.

“Change of Control Triggering Event” means a Change of Control has occurred.

“Choctaw Assets” means the approximately 800 MW, 3 x 1 combined-cycle natural gas-fueled electrical generation plant located on the approximately 200-acre parcel of land located near French Camp, Choctaw County, Mississippi commonly known as the “Choctaw Generation Facility”, and all related assets and properties, real, personal and mixed, and interests therein.

“Citi Letter of Credit Facility” means that certain Letter of Credit Agreement, dated as of July 14, 2017 by and among GenOn Energy, Inc., a Delaware corporation, and CitiBank, N.A.

“Clearstream” means Clearstream Banking, S.A.

“Code” means the U.S. Internal Revenue Code of 1986, as amended.

[“Collateral” means all the assets and properties subject to the Liens created by the Note Security Documents.]

[“Collateral Trust Agreement” means the collateral trust agreement, dated as of the Issue Date, among the Collateral Trustee, the Issuers, the Guarantors party thereto from time to time, each other grantor of Collateral, the Trustee and Priority Lien Agent, as amended, amended and restated, supplemented, waived, modified, renewed or replaced from time to time.]

“Collateral Trustee” means U.S. Bank National Association, as collateral trustee, and any and all successors thereto.

“Co-Issuer” means NRG Americas, Inc., a Delaware corporation, and any and all successors thereto.

“Company” means GenOn Energy, Inc., a Delaware limited liability company, and any and all successors thereto.

“Confirmation Order” means Order Confirming the Third Amended Joint Chapter 11 Plan of Reorganization of GenOn Energy, Inc. and Its Debtor Affiliates, dated December 12, 2017 [Docket No. 1250], as modified by: (i) the Revised Order Pursuant to 11 U.S.C § 1127(b) Modifying the Third Amended Joint Plan of Reorganization of GenOn Energy, Inc. and Its Debtor Affiliates, dated April 2, 2018 [Docket No. 1549]; (ii) the Revised Order Pursuant to 11 U.S.C § 1127(b) Modifying the Third Amended Joint Plan of Reorganization of GenOn Energy, Inc. and Its Debtor Affiliates, dated April 5, 2018 [Docket No. 1560]; (iii) the Revised Order Pursuant to 11 U.S.C § 1127(b) Modifying the Third Amended Joint Plan of Reorganization of GenOn Energy, Inc. and Its Debtor Affiliates, dated April 30, 2018 [Docket No. 1607]; (iv) the Revised Order Pursuant to 11 U.S.C § 1127(b) Modifying the Third Amended Joint Plan of Reorganization of GenOn Energy, Inc. and Its Debtor Affiliates, dated September 18, 2018 [Docket No. 1847]; and (v) the Revised Order (I) Modifying (A) the Third Amended Joint Plan of Reorganization of GenOn Energy, Inc. and Its Debtor Affiliates and (B) the Cash Incentive Plan, and (II) Granting Related Relief, dated November 1, 2018 [Docket No. 1953] (with respect to (i) through (v), the “Plan Amendment Orders”).

“Consolidated Debt Ratio” means, as of any date of determination, the ratio of (1) GenOn’s Consolidated Total Indebtedness as of the applicable ratio calculation date, minus Cash Equivalents included on the balance sheet of the Company as of the end of the most recent fiscal quarter ended prior to such date for which internal financial statements are available, to (2) GenOn’s EBITDA for the most recently ended Test Period.

“Consolidated Net Income” means, with respect to any specified Person for any period, the aggregate of the Net Income of such Person and its Restricted Subsidiaries for such period, on a consolidated basis, determined in accordance with GAAP; provided that:

(a)                           without duplication of any amount that such Person has included in the calculation of the Designated Cash Amount, the Net Income of any Person that is not a Restricted Subsidiary or that is accounted for by the equity method of accounting shall be included only to the extent of the amount of dividends or similar distributions (including pursuant to other intercompany payments) actually received by the specified Person or a Restricted Subsidiary of the specified Person (the “Designated Income”);

(b)                           for purposes of Section 4.07 hereof only, the Net Income of any Restricted Subsidiary shall be excluded to the extent that the declaration or payment of dividends or similar distributions by that Restricted Subsidiary of that Net Income is not at the date of determination permitted without any prior governmental approval (that has not been obtained) or, directly or indirectly, by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Restricted Subsidiary or its stockholders;

(c)                            the cumulative effect of a change in accounting principles will be excluded;

(d)                           any net after-tax non-recurring or unusual gains, losses (less all fees and expenses relating thereto) or other charges or revenue or expenses (including relating to severance, relocation and one-time compensation charges) shall be excluded;

(e)                            any non-cash compensation expense recorded from grants of stock appreciation or similar rights, stock options, restricted stock or other rights to officers, directors or employees shall be excluded, whether under Financial Accounting Standards Board Statement No. 123R, “Accounting for Stock-Based Compensation” or otherwise;

(f)                             any net after-tax income (loss) from disposed or discontinued operations and any net after-tax gains or losses on disposal of disposed or discontinued operations shall be excluded;

(g)                            any gains or losses (less all fees and expenses relating thereto) attributable to asset dispositions (other than asset dispositions in the ordinary course of business) shall be excluded; and

(h)                           any impairment charge or asset write-off pursuant to Financial Accounting Statement No. 142 and No. 144 or any successor pronouncement shall be excluded.

“Consolidated Total Indebtedness” means, as at any date of determination, an amount equal to the sum of (1) the aggregate outstanding Indebtedness of GenOn and its Restricted Subsidiaries and (2) the aggregate amount of all of GenOn’s outstanding Disqualified Stock and all preferred stock of GenOn’s Restricted Subsidiaries, with the amount of such Disqualified Stock and preferred stock equal to the greater of their respective voluntary or involuntary liquidation preferences and their Maximum Fixed Repurchase Prices, in each case, determined on a consolidated basis in accordance with GAAP; provided, however, that Consolidated Total Indebtedness will exclude (i) any Hedging Obligations and (ii) any undrawn letters of credit of GenOn or its Restricted Subsidiaries.

For purposes hereof, the “Maximum Fixed Repurchase Price” of any Disqualified Stock or preferred stock means the price at which such Disqualified Stock or preferred stock could be redeemed or repurchased by the issuer thereof in accordance with its terms at the option of the holder thereof, in each case, determined on any date on which Consolidated Total Indebtedness shall be required to be determined.

“Contribution Indebtedness” means Indebtedness of the Company in an aggregate principal amount not to exceed the aggregate amount of cash received by the Company after the Issue Date from the sale of its Equity Interests (other than Disqualified Stock) or as a contribution to its common equity capital (in each case, other than to or from a Subsidiary of the Company); provided that such Indebtedness (a) is incurred within 180 days after the sale of such Equity Interests or the making of such capital contribution and (b) is designated as “Contribution Indebtedness” pursuant to an officer’s certificate on the date of its incurrence. Any sale of Equity Interests or capital contribution that forms the basis for an incurrence of Contribution Indebtedness will not be considered to be a sale of Qualifying Equity Interests and will be disregarded for purposes of the “Restricted Payments” covenant.

“continuing” means, with respect to any Default or Event of Default, that such Default or Event of Default has not been cured or waived.

“Corporate Trust Office of the Trustee” means the office of the Trustee at which at any particular time this Indenture shall be administered, which office at the date of the execution of this instrument is located at the address of the Trustee specified in Section 13.02 hereof, or such other address as the Trustee may designate from time to time by notice to the Company, or the principal corporate trust office of any successor Trustee (or such other address as such successor Trustee may designate from time to time by notice to the Issuers).  With respect to registration for transfer or exchange, presentation at maturity or for redemptions, such office shall also mean the office or agency of the Trustee located at the date hereof at Wells Fargo Bank, National Association, 1445 Ross Avenue, Suite 4300, MAC T9216-430, Dallas, TX 75202-2812, attention: Corporate Trust Services—Administrator for GenOn Inc.

“Credit Facilities” means one or more debt facilities (including, without limitation, the Exit Credit Agreement), credit agreements, financings, commercial paper facilities, note purchase agreements, indentures, or other agreements, in each case with banks, lenders, purchasers, investors, trustees, agents or other representatives of any of the foregoing, providing for revolving credit loans, term loans, asset-backed credit facilities, receivables financing (including through the sale of receivables or interests in receivables to such lenders or other persons or to special purpose entities formed to borrow from such lenders or other persons against such receivables or sell such receivables or interests in receivables and including receivables financings), letters of credit, notes or other borrowings or other extensions of credit, including any notes, mortgages, guarantees, collateral documents, instruments and agreements executed in connection therewith, in each case, as amended, restated, modified, renewed, refunded, restated, restructured, increased, supplemented, replaced or refinanced in whole or in part from time to time, including any replacement, refunding or refinancing facility or agreement that increases the amount permitted to be borrowed thereunder or alters the maturity thereof or adds entities as additional borrowers or guarantors thereunder and whether by the same or any other agent, lender, group of lenders, or otherwise.

“Custodian” means the Trustee, as custodian with respect to the Notes in global form, or any successor entity thereto.

“Default” means any event that is, or with the passage of time or the giving of notice or both would be, an Event of Default.

“Definitive Note” means a certificated Note registered in the name of the Holder thereof and issued in accordance with Section 2.07 hereof.  Definitive Notes will be substantially in the form of Exhibit A hereto except that such Note shall not bear the Global Legend and shall not have the “Schedule of Exchanges of Interests in the Global Note” attached thereto.

“Definitive Security” means a certificated Security registered in the name of the Holder thereof and issued in accordance with Section 2.07 hereof.

“Designated Cash Amount” shall mean Designated Income that has not been included in the calculation of Consolidated Net Income (or EBITDA) pursuant to clause (a) of the definition of Consolidated Net Income.

“Designated Income” has the meaning assigned to it in clause (a) of “Consolidated Net Income.”

“Disqualified Stock” means any Capital Stock that, by its terms (or by the terms of any security into which it is convertible, or for which it is exchangeable, in each case at the option of the holder of the Capital Stock), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or redeemable at the option of the holder of the Capital Stock, in whole or in part, on or prior to the date that is 91 days after the date on which the Notes mature (other than pursuant to Section 4.14 hereof.)

“Depositary” means, with respect to the Notes issuable or issued in whole or in part in global form, the Person specified in Section 2.03 hereof as the Depositary with respect to the Notes, and any and all successors thereto appointed as depositary hereunder and having become such pursuant to the applicable provision of this Indenture.

“Domestic Subsidiary” means any Restricted Subsidiary of the Company that was formed under the laws of the United States or any state of the United States or the District of Columbia.

[“EBITDA” means, with regard to any specified Person, for any period, the Consolidated Net Income of such Person for such period; plus, without duplication,

(a)         an amount equal to any extraordinary loss (including any loss on the extinguishment or conversion of Indebtedness); plus

(b)         any net loss realized by such Person or any of its Restricted Subsidiaries in connection with an Asset Sale (without giving effect of the threshold provided in the definition thereof), to the extent such losses were deducted in computing such Consolidated Net Income; plus

(c)          provision for taxes based on income or profits of such Person and its Restricted Subsidiaries for such period, to the extent that such provision for taxes was deducted in computing such Consolidated Net Income; plus

(d)         the Fixed Charges of such Person and its Restricted Subsidiaries for such period, to the extent that such Fixed Charges were deducted in computing such Consolidated Net Income; plus

(e)          any expenses or charges related to any equity offering, Permitted Investment, acquisition, disposition, recapitalization or Indebtedness permitted to be incurred under this Agreement including a refinancing thereof (in each case, whether or not successful), including such fees, expenses or charges related to the Exit Transactions and this Agreement deducted in computing Consolidated Net Income; plus

(f)           any professional and underwriting fees related to any equity offering, Permitted Investment, acquisition, recapitalization or Indebtedness permitted to be incurred under this Agreement and, in each case, deducted in such period in computing Consolidated Net Income; plus

(g)          the amount of any minority interest expense deducted in calculating Consolidated Net Income (less the amount of any cash dividends paid to the holders of such minority interests; plus

(h)         any non-cash gain or loss attributable to Mark-to-Market Adjustments in connection with Hedging Obligations; plus

(i)             without duplication, any writeoffs, writedowns or other non-cash charges reducing Consolidated Net Income for such period, excluding any such charge that represents an accrual or reserve for a cash expenditure for a future period; plus

(j)            all items classified as infrequent, unusual or nonrecurring non-cash losses or charges (including non-cash severance, relocation and other restructuring costs), and related tax effects according to GAAP to the extent such non-cash charges or losses were deducted in computing such Consolidated Net Income; plus

(k)         the non-cash lease expense for the Shawville Facility incurred by the Company or any Restricted Subsidiary during such period according to GAAP to the extent such lease were deducted in computing such Consolidated Net Income; plus

(l)             any and all fees, expenses and related transaction costs incurred by the Issuers and any Restricted Subsidiaries in connection with the Plan of Reorganization, their Chapter 11 proceedings and the Exit Transactions; plus

(m)     unusual, one-time or non-recurring restructuring charges, fees or expenses (including, without limitation, professional fees, severance costs, retention bonuses and management and operational transition fees and expenses (including selling, general and administrative expenses in connection therewith)); plus

(n)         solely for each of the first four fiscal quarters ended after the Issuer Date, selling, general and administrative expenses in connection with management and operational transitions (collectively, the “G&A Expenses”), solely to the extent such expenses exceed the Annualized G&A Expenses applicable to such period and to the extent deducted in computing such Consolidated Net Income; plus

(o)         any fees and expenses related to fresh start accounting pursuant to FASB 852; plus

(p)         the amount of (x) pro forma “run rate” cost savings, operating expense reductions and synergies related to the issuances of the Notes or the Note Security Documents (and any ancillary documents) or the Exit Transactions, and other cost savings and restructuring initiatives that are reasonably identifiable and factually supportable and projected by the Company in good faith to result from actions that have been taken or with respect to which substantial steps have been taken or are expected to be taken (in the good faith determination of the Company) within 36 months after the Issue Date (including from any actions taken in whole or in part prior to the Issue Date), net the amount of actual benefits realized during such period from such actions and (y) pro forma “run rate” cost savings, operating expense reductions and synergies related to mergers and other business combinations, acquisitions, investments, dispositions, divestitures, restructurings, operating improvements, cost savings initiatives and other similar transactions or initiatives (including the modification and renegotiation of contracts and other arrangements) that are reasonably identifiable and factually supportable and projected by the Company in good faith to result from actions that have been taken or with respect to which substantial steps have been taken (in each case, including prior to the Issue Date) or are expected to be taken (in the good faith determination of the Company) within 36 months after any such transaction, initiative or event is consummated, net the amount of actual benefits realized during such period from such actions, in each case, calculated on a pro forma basis as though such cost savings, operating expense reductions and synergies had been realized on the first day of such period for which EBITDA is being determined and as if such cost savings, operating expense reductions and synergies were realized on the first day of the applicable period for the entirety of such period; provided that no cost savings, operating expense reductions and synergies shall be added pursuant to this clause (o) to the extent duplicative of any expenses or charges otherwise added to EBITDA, whether through a pro forma adjustment or otherwise, for such period; plus

(q)         any costs or expenses incurred pursuant to any management incentive plan, equity plan or stock option plan or any other management or employee benefit plan or agreement or any equity subscription or equity holder agreement, including, bonuses and similar payments made to management, employees and directors in connection therewith;  plus

(r)            depreciation, depletion, amortization (including amortization of intangibles but excluding amortization of prepaid cash expenses that were paid in a prior period) and other non-cash charges and expenses (excluding any such non-cash expense to the extent that it represents an accrual of or reserve for cash expenses in any future period or amortization of a prepaid cash expense that was paid in a prior period) of such Person and its Restricted Subsidiaries for such period to the extent that such depreciation, depletion, amortization and other non-cash expenses were deducted in computing such Consolidated Net Income; minus

(s)           non-cash items increasing such Consolidated Net Income for such period, other than the accrual of revenue in the ordinary course of business; in each case, on a consolidated basis and determined in accordance with GAAP; minus

(t)            interest income for such period;

provided, however, that EBITDA of the Company shall exclude the EBITDA attributable to Excluded Subsidiaries and Unrestricted Subsidiaries, except to the extent of any dividends, distributions or other returns in respect of any Investments in any Excluded Subsidiary or Unrestricted Subsidiary, in each case, paid in cash to the Company or a Restricted Subsidiary that is not an Excluded Subsidiary.]

“Environment” shall mean ambient and indoor air, surface water and groundwater (including potable water, navigable water and wetlands), the land surface or subsurface strata or sediment, natural resources such as flora and fauna or as otherwise defined in any Environmental Law.

“Environmental CapEx Debt” means Indebtedness of the Company or its Restricted Subsidiaries incurred for the purpose of financing capital expenditures deemed necessary by the Company or its Restricted Subsidiaries to comply with Environmental Laws.

“Environmental Claim” shall mean any and all actions, suits, demands, demand letters, claims, Liens, notices of non-compliance or violation, notices of liability or potential liability, investigations,

proceedings, consent orders or consent agreements relating in any way to any Environmental Law or the release of or human exposure to any Hazardous Material.

“Environmental Law” means any applicable Federal, state, foreign or local statute, law, rule, regulation, ordinance, code and rule of common law now or hereafter in effect and in each case as amended, and any binding judicial or administrative interpretation thereof, including any binding judicial or administrative order, consent decree or judgment, relating to the environment, human health or safety or Hazardous Materials.

“Equity Interests” means Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock).

“Euroclear” means Euroclear Bank, S.A./N.V., as operator of the Euroclear system.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Excluded Foreign Subsidiary” means, at any time, any Foreign Subsidiary that is a Restricted Subsidiary and that is (or is treated as) for United States federal income tax purposes either (1) a corporation or (2) a pass-through entity owned directly or indirectly by another Foreign Subsidiary that is (or is treated as) a corporation.

[“Excluded Foreign Subsidiary Holding Company” means any Domestic Subsidiary that is a direct parent of one or more Excluded Foreign Subsidiaries and holds, directly or indirectly, no other assets other than Equity Interests of Excluded Foreign Subsidiaries and other de minimis assets related thereto.]

“Excluded Subsidiaries” means (1) the Excluded Foreign Subsidiaries, [(2) the Excluded Foreign Subsidiary Holding Companies], (3) any Subsidiary all of whose assets constitute Post-Closing Excluded Assets, (4) any captive insurance Subsidiary, (5) any not-for-profit Subsidiary, (6) the Immaterial Subsidiaries or (7) any special purpose vehicle; provided that, the Company may, at its option, designate any Excluded Subsidiary as a Guarantor upon such Excluded Subsidiary otherwise complying with the requirements under Section 4.18 as if it were a new Subsidiary and upon such compliance such Excluded Subsidiary shall cease to constitute an “Excluded Subsidiary.”

“Existing Indebtedness” means Indebtedness of GenOn and its Subsidiaries (other than the Indebtedness under the Exit Credit Agreement) in existence on the Issue Date (including any Indebtedness reinstated pursuant to the Plan of Reorganization), until such amounts are repaid.

“Existing Liens” means Liens on the property or assets of the Company and/or any of its Subsidiaries existing on the date of this Indenture securing Indebtedness of the Company or any of its Subsidiaries.

“Exit Credit Agreement” means that certain Revolving Credit Agreement, dated as of December [•], 2018, by and among the Company, the lenders and issuing banks from time to time party thereto, Barclays Bank PLC as administrative agent for the lenders and issuing banks (in such capacity and together with any and all successors thereto and replacements thereof, the “Priority Lien Agent”), and as further amended, amended and restated, refinanced, replaced, substituted or otherwise modified from time to time.

“Exit Transactions” means the Plan of Reorganization and the transactions contemplated thereby.

“Facility” means a power or energy related facility.

“Fair Market Value” means the value that would be paid by a willing buyer to an unaffiliated willing seller in a transaction not involving distress or necessity of either party, determined in good faith by an Officer of the Company.

“First Lien Net Secured Leverage Ratio” means, as of any date of determination, the ratio of (1) GenOn’s Consolidated Total Indebtedness as of the applicable ratio calculation date that is secured by a first priority lien, minus Cash Equivalents included on the balance sheet of the Company as of the end of the most recent fiscal quarter ended prior to such date for which internal financial statements are available, to (2) GenOn’s EBITDA for the most recently ended Test Period.

“Fixed Charge Coverage Ratio” means with respect to any specified Person for the applicable Test Period, the ratio of the EBITDA of such Person for such Test Period to the Fixed Charges of such Person for such Test Period. In the event that the specified Person or any of its Restricted Subsidiaries incurs, assumes, guarantees, repays, repurchases, redeems, defeases or otherwise discharges any Indebtedness (other than ordinary working capital borrowings) or issues, repurchases or redeems preferred stock subsequent to the commencement of the Test Period for which the Fixed Charge Coverage Ratio is being calculated and on or prior to the date on which the event for which the calculation of the Fixed Charge Coverage Ratio is made (for purposes of this definition, the “Calculation Date”), then the Fixed Charge Coverage Ratio will be calculated giving pro forma effect to such incurrence, assumption, guarantee, repayment, repurchase, redemption, defeasance or other discharge of Indebtedness, or such issuance, repurchase or redemption of preferred stock, and the use of the proceeds therefrom, as if the same had occurred at the beginning of the most recently ended Test Period.

In addition, for purposes of calculating the Fixed Charge Coverage Ratio:

(1)                                 Investments and acquisitions that have been made by the specified Person or any of its Restricted Subsidiaries, including through mergers or consolidations, or any Person or any of its Restricted Subsidiaries acquired by the specified Person or any of its Restricted Subsidiaries, and including any related financing transactions and including increases in ownership of Restricted Subsidiaries, during the applicable Test Period or subsequent to such reference Test Period and on or prior to the Calculation Date will be given pro forma effect (in accordance with Regulation S-X, but including all Pro Forma Cost Savings) as if they had occurred on the first day of such Test Period and EBITDA for such Test Period will be calculated on the same pro forma basis;

(2)                                 the EBITDA attributable to discontinued operations, as determined in accordance with GAAP, and operations or businesses (and ownership interests therein) disposed of prior to the Calculation Date, will be excluded;

(3)                                 the Fixed Charges attributable to discontinued operations, as determined in accordance with GAAP, and operations or businesses (and ownership interests therein) disposed of prior to the Calculation Date, will be excluded, but only to the extent that the obligations giving rise to such Fixed Charges will not be obligations of the specified Person or any of its Restricted Subsidiaries following the Calculation Date;

(4)                                 any Person that is a Restricted Subsidiary on the Calculation Date will be deemed to have been a Restricted Subsidiary at all times during such Test Period;

(5)                                 any Person that is not a Restricted Subsidiary on the Calculation Date will be deemed not to have been a Restricted Subsidiary at any time during such Test Period; and

(6)                                 if any Indebtedness that is being incurred on the Calculation Date bears a floating rate of interest, the interest expense on such Indebtedness will be calculated as if the rate in effect on the Calculation Date had been the applicable rate for the Test Period (taking into account any Hedging Obligation applicable to such Indebtedness).

If since the beginning of such Test Period any Person (that subsequently became a Restricted Subsidiary or was merged with or into the Company or any Restricted Subsidiary since the beginning of such Test Period) shall have made any Investment, acquisition, disposition, merger, consolidation or disposed operation that would have required adjustment pursuant to this definition, then the Fixed Charge Coverage Ratio shall be calculated giving pro forma effect thereto (including any Pro Forma Cost Savings) for such period as if such Investment, acquisition or disposition, or classification of such operation as discontinued had occurred at the beginning of the applicable Test Period.

“Fixed Charges” means, with respect to any specified Person for any period, the sum, without duplication, of:

(1)                                 the consolidated interest expense of such Person and its Restricted Subsidiaries (other than interest expense of any Excluded Subsidiary the EBITDA of which is excluded from the EBITDA of such Person pursuant to the definition of “EBITDA”) for such period, whether paid or accrued, including, without limitation, amortization of debt issuance costs and original issue discount, non-cash interest payments, the interest component of any deferred payment obligations, the interest component of all payments associated with Capital Lease Obligations, imputed interest with respect to Attributable Debt, and net of the effect of all payments made or received pursuant to Hedging Obligations in respect of interest rates; plus

(2)                                 the consolidated interest of such Person and its Restricted Subsidiaries that was capitalized during such period; plus

(3)                                 any interest accruing on Indebtedness of another Person that is Guaranteed by such Person or one of its Restricted Subsidiaries or secured by a Lien on assets of such Person or one of its Restricted Subsidiaries, whether or not such Guarantee or Lien is called upon; plus

(4)                                 the product of (a) all dividends, whether paid or accrued and whether or not in cash, on any series of preferred stock of such Person or any of its Restricted Subsidiaries, other than dividends on Equity Interests payable in Equity Interests of the Company (other than Disqualified Stock) or to the Company or a Restricted Subsidiary of the Company, times (b) a fraction, the numerator of which is one and the denominator of which is one minus the then current combined federal, state and local statutory tax rate of such Person, expressed as a decimal, in each case, on a consolidated basis and in accordance with GAAP; minus

(5)                                 interest income for such period.

“Foreign Subsidiary” means any Restricted Subsidiary that is not a Domestic Subsidiary.

“G&A Expenses” shall have the meaning assigned to such term in the definition of EBITDA.

“GAAP” means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public

Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as have been approved by a significant segment of the accounting profession, which are in effect on the Issue Date.

“GenMA” means GenOn Mid-Atlantic, LLC, a Delaware limited liability company, or any successor thereto.

“GenMA Lease” means, collectively, the obligations of GenMA as facility lessee under the eleven facility lease agreements, each dated as of December 19, 2000, and under the related participation agreements and other documents executed in connection therewith, in each case as amended, modified or supplemented from time to time.

“GenOn” means GenOn Energy, Inc., a Delaware limited liability company, or any successor thereto.

“Global Legend” means the legend set forth in Section 2.07(g) hereof, which is required to be placed on all Global Securities issued under this Indenture.

“Global Notes” means, individually and collectively, each Global Note deposited with or on behalf of and registered in the name of the Depositary or its nominee that bears the Global Legend and that has the “Schedule of Exchanges of Interests in the Global Security” attached thereto, issued in accordance with Section 2.01, 2.07(b), 2.07(d) or 2.07(e) hereof.

“Global Securities” means, individually and collectively, each Global Security deposited with or on behalf of and registered in the name of the Depositary or its nominee that bears the Global Legend and that has the “Schedule of Exchanges of Interests in the Global Security” attached thereto, issued in accordance with Section 2.01, 2.07(b) 2.07(d) or 2.07(e) hereof.  The Global Security in respect of the Notes will be in the form of Exhibit A hereto.

“Government Securities” means direct obligations of, or obligations guaranteed by, the United States of America (including any agency or instrumentality thereof) for the payment of which obligations or guarantees the full faith and credit of the United States of America is pledged and which are not callable or redeemable at the issuer’s option.

“Governmental Authority” means any nation or government, any state, province, territory or other political subdivision thereof, and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, or any non-governmental authority regulating the generation and/or transmission of energy.

“Guarantee” means a guarantee other than by endorsement of negotiable instruments for collection in the ordinary course of business, direct or indirect, in any manner including, without limitation, by way of a pledge of assets or through letters of credit or reimbursement agreements in respect thereof, of all or any part of any Indebtedness (whether arising by virtue of partnership arrangements, or by agreements to keep-well, to purchase assets, goods, securities or services, to take or pay or to maintain financial statement conditions or otherwise).

“Guarantors” means each of the Company’s current Restricted Subsidiaries that guarantees the Indebtedness under the Exit Credit Agreement as of the Issue Date, and each of:

(1)                                 the Company’s future Restricted Subsidiaries other than the Excluded Subsidiaries; and

(2)                                 any other Restricted Subsidiary that executes a Subsidiary Guarantee in accordance with the provisions of the Indenture,

and their respective successors and assigns.

“Hazardous Materials” means (1) any petroleum products or byproducts, coal ash, coal combustion by-products or waste, boiler slag, scrubber residue, flue desulfurization material, radon gas, asbestos, urea formaldehyde foam insulation, polychlorinated biphenyls, radioactive materials, radioactive waste or radioactive byproducts, chlorofluorocarbons and all other ozone-depleting substances and (2) any chemical, material, substance or waste that is prohibited, limited or regulated by or pursuant to any Environmental Law due to its hazardous or dangerous properties or characteristics.

“Hedging Obligations” means, with respect to any specified Person, the obligations of such Person under:

(1)                                 currency exchange, interest rate or commodity swap agreements, currency exchange, interest rate or commodity cap agreements and currency exchange, interest rate or commodity collar agreements; and

(2)                                 (i) agreements or arrangements designed to protect such Person against fluctuations in currency exchange, interest rates, commodity prices or commodity transportation or transmission pricing or availability; (ii) any netting arrangements, power purchase and sale agreements, fuel purchase and sale agreements, swaps, options and other agreements, in each case, that fluctuate in value with fluctuations in energy, power or gas prices; and (iii) agreements or arrangements for commercial or trading activities with respect to the purchase, transmission, distribution, sale, lease or hedge of any energy related commodity or service.

“Holder” means a Person in whose name a Security is registered.

“Immaterial Subsidiary” means, at any time, any Restricted Subsidiary of the Company other than the Co-Issuer that is designated by the Company as an “Immaterial Subsidiary” if and for so long as such Restricted Subsidiary, together with all other Immaterial Subsidiaries, has (i) total assets at such time not exceeding 5% of the Company’s consolidated assets as of the most recent fiscal quarter for which balance sheet information is available and (ii) total revenues and operating income for the most recent 12-month period for which income statement information is available not exceeding 5% of the Company’s consolidated revenues and operating income, respectively; provided that such Restricted Subsidiary shall be an Immaterial Subsidiary only to the extent that and for so long as all of the above requirements are satisfied.

“Indebtedness” shall mean, with respect to any specified Person, any indebtedness of such Person (excluding accrued expenses and trade payables except as provided in clause (5) below), whether or not contingent (1) in respect of borrowed money; (2) the undrawn amount of all outstanding letters of credit and bankers acceptances; (3) evidenced by bonds, notes, debentures or similar instruments or letters of credit (or reimbursement agreements in respect thereof); (4) in respect of banker’s acceptances; (5) representing Capital Lease Obligations or Attributable Debt in respect of sale and leaseback transactions; (6) representing the balance deferred and unpaid of the purchase price of any property (including trade payables) or services due more than six months after such property is acquired or such services are completed; or (7) representing the net amount owing under any Hedging Obligations, if and to the extent any of the preceding items (other than letters of credit, Attributable Debt and Hedging Obligations) would appear as a liability upon a balance sheet of the specified Person prepared in accordance with GAAP.  In addition, the term “Indebtedness” includes all Indebtedness of others secured by a Lien on any asset of the specified Person (whether or not such Indebtedness is assumed by the specified Person) and, to the extent not otherwise included, the Guarantee by the specified Person of any Indebtedness of any other Person; provided that the amount of such Indebtedness shall be deemed not to exceed the lesser of the amount secured by such Lien and the value of the Person’s property securing such Lien.

“Indenture” means this Indenture, as amended or supplemented from time to time.

“Independent Financial Advisor” means an accounting, appraisal, investment banking firm or consultant to Persons engaged in a Permitted Business of nationally recognized standing that is, in the good faith judgment of the Company, qualified to perform the task for which it has been engaged.

“Indirect Participant” means a Person who holds a beneficial interest in a Global Security through a Participant.

“Interest Determination Date” means, for an Interest Period with respect to the Floating Rate Notes, the second London Business Day preceding the relevant Interest Reset Date.

“Interest Factor” means, for each day, the quotient of the per annum interest rate applicable to such day divided by 360.

“Interest Maturity” means six months.

“Interest Payment Date” means June 1 and December 1 of each year.

“Interest Period” means the period from the Issue Date to, but excluding, the first Interest Payment Date and then from, and including, the immediately preceding Interest Payment Date to, but excluding, the next Interest Payment Date or Maturity Date, as the case may be.

“Interest Reset Date” means the Issue Date and each Interest Payment Date of the Notes thereafter.

“Investments” means, with respect to any Person, all direct or indirect investments by such Person in other Persons (including Affiliates) in the forms of loans (including Guarantees or other obligations), advances or capital contributions (excluding commission, travel and similar advances to officers and employees), purchases or other acquisitions for consideration of Indebtedness, Equity Interests or other securities (including the Company’s Capital Stock or Disqualified Stock), together with all items that are or would be classified as investments on a balance sheet prepared in accordance with GAAP. If the Company or any Restricted Subsidiary of the Company sells or otherwise disposes of any Equity Interests of any direct or indirect Restricted Subsidiary of the Company such that, after giving effect to any such sale or disposition, such Person is no longer a Restricted Subsidiary of the Company, the Company will be deemed to have made an Investment on the date of any such sale or disposition equal to the Fair Market Value of the Company’s Investments in such Restricted Subsidiary that were not sold or disposed of in an amount determined as provided in Section 4.07(c) hereof. Except as otherwise provided in the Indenture, the amount of an Investment will be determined at the time the Investment is made and without giving effect to subsequent changes in value.

Notwithstanding anything to the contrary herein, in the case of any Investment made by the Company or a Restricted Subsidiary of the Company in a Person substantially concurrently with a cash distribution by such Person to the Company, the Co-Issuer or a Guarantor (a “Concurrent Cash Distribution”), then:

(1)                                 the Concurrent Cash Distribution shall be deemed to be Net Proceeds received in connection with an Asset Sale and applied as set forth above under Section 4.10(c) hereof, and

(2)                                 the amount of such Investment shall be deemed to be the Fair Market Value of the Investment, less the amount of the Concurrent Cash Distribution.

“Issue Date” means December [•], 2018.

“Legal Holiday” means a Saturday, a Sunday or a day on which banking institutions in the City of New York or at a place of payment are authorized by law, regulation or executive order to remain closed.  If a payment date is a Legal Holiday at a place of payment, payment may be made at that place on the next succeeding day that is not a Legal Holiday, and no interest shall accrue on such payment for the intervening period.

“LIBOR” shall be determined in accordance with the following provisions:

(a)                                 With respect to any Interest Period, LIBOR shall be the rate (expressed as a percentage per annum) for deposits in United States dollars having a maturity of the Index Maturity commencing on the first day of the applicable Interest Period that appears on Reuters Screen LIBOR01 Page as of 11:00 a.m., London time, on that Interest Determination Date. If no rate appears, LIBOR for that Interest Determination Date shall be determined in accordance with the provisions described in (b) below.

(b)                                 With respect to an Interest Determination Date on which no rate appears on Reuters Screen LIBOR01 Page, as specified in (a) above, the Company shall request the principal London offices of each of four major reference banks in the London interbank market, as selected by the Company, to provide the Calculation Agent with its offered quotation for deposits in United States dollars for the Index Maturity, commencing on the first day of the applicable interest period, to prime banks in the London interbank market at approximately 11:00 a.m., London time, on that Interest Determination Date and in a principal amount that is representative for a single transaction in United States dollars in that market at that time. If at least two quotations are provided, then LIBOR on that Interest Determination Date shall be the arithmetic mean (rounded to the nearest one hundred-thousandth of a percentage point, with five one-millionths of a percentage point rounded upward) of those quotations. If fewer than two quotations are provided, then LIBOR on the Interest Determination Date shall be the arithmetic mean (rounded to the nearest one hundred-thousandth of a percentage point, with five one-millionths of a percentage point rounded upward) of the rates quoted at approximately 11:00 a.m., in the City of New York, on the Interest Determination Date by three major banks in the City of New York selected by the Company for loans in United States dollars to leading European banks, having an Index Maturity and in a principal amount that is representative for a single transaction in United States dollars in that market at that time, and provided to the Calculation Agent. If, however, the banks selected by the Company are not providing quotations in the manner described by the previous sentence, LIBOR determined as of that Interest Determination Date shall be LIBOR in effect prior to that Interest Determination Date.

(c)                                  Notwithstanding clause (b) above, if the Company determines that LIBOR has been permanently discontinued, the Calculation Agent will use, as a substitute for LIBOR (the “Alternative Rate”) and for each future Interest Determination Date, the alternative reference rate selected by the central bank, reserve bank, monetary authority or any similar institution (including any committee or working group thereof) that is consistent with accepted market practice, as determined by the Company in a notice to the Calculation Agent. As part of such substitution, the Company shall make such adjustments (“Adjustments”) to the Alternative Rate or the spread thereon, as well as the business day convention, Interest Determination Dates and related provisions and definitions, in each case that are consistent with accepted market practice for the use of such Alternative Rate for debt obligations such as the Floating

Rate Notes. If the Company determines, and communicates such determination in a notice to the Calculation Agent, that there is no clear market consensus as to whether any rate has replaced LIBOR in customary market usage, (i) Wells Fargo Bank, National Association shall have the right to resign (regardless of whether or not a replacement calculation agent has been appointed, and without requiring the consent of any party) as Calculation Agent in respect of the Notes and (ii) the Company shall appoint, in its sole discretion, a new Calculation Agent to replace Wells Fargo Bank, National Association, solely in its role as Calculation Agent in respect of the Notes, to determine the Alternative Rate and make any Adjustments thereon, and whose determinations will be binding on the Company, the Trustee and the Holders of the Notes. If, however, the Company determines that LIBOR has been discontinued, but for any reason an Alternative Rate has not been determined, the Company shall instruct the Calculation Agent that LIBOR shall be equal to such rate on the Interest Determination Date when LIBOR was last available on the Reuters Screen LIBOR01 Page.

By its acquisition of Notes, each Holder and Beneficial Owner of the Notes and each subsequent Holder and Beneficial Owner acknowledges, accepts, agrees to be bound by, and consents to, the Calculation Agent’s determination of the Alternative Rate, as applicable, as contemplated by and in accordance with this section, and to any amendment or alteration of the terms and conditions of the Notes, including an amendment of the amount of interest due on the Notes, as may be required in order to give effect to this section. The Trustee and the Calculation Agent shall be entitled to rely on this deemed consent in connection with any supplemental indenture or amendment which may be necessary to effect the Alternative Rate.

By its acquisition of Notes, each Holder and Beneficial Owner of the Notes and each subsequent Holder and Beneficial owner waives any and all claims in law and/or equity against the Trustee, the Calculation Agent and any paying agent for, agrees not to initiate a suit against the Trustee, the Calculation Agent and any paying agent in respect of, and agrees that neither the Trustee, the Calculation Agent or any paying agent will be liable for, any action that the Trustee, the Calculation Agent or any paying agent, as the case may be, takes, or abstains from taking, in each case in accordance with this definition or any losses suffered in connection therewith.

By its acquisition of Notes, each Holder and Beneficial Owner of the Notes and each subsequent Holder and Beneficial Owner agrees that neither the Trustee, the Calculation Agent or any paying agent will have any obligation to determine any Alternative Rate, as applicable, including in the event of any failure by the company to determine any Alternative Rate, as applicable.

All determinations and any calculations made by the Calculation Agent for the purposes of calculating LIBOR shall be conclusive and binding on holders of the Notes, the Company and the Trustee, absent manifest error.  The Calculation Agent and the Trustee shall not be responsible to the Company, Holders of the Notes, or any third party for any unavailability of LIBOR or failure of the reference banks to provide quotations as requested of them or as a result of the Calculation Agent and the Trustee having acted on any quotation or other information given by any reference bank which subsequently may be found to be incorrect or inaccurate in any way.  The Calculation Agent and the Trustee shall have no liability to the Company, to Holders or to any third party as a result of losses suffered due to the lack of an applicable rate of interest or in connection with the use of an alternative rate.

“Lien” means, with respect to any property or asset, any mortgage, deed of trust, deed to secure debt, lien, pledge, hypothecation, encumbrance, restriction, collateral assignment, charge or security interest in, on or of such property or asset.

“London Business Day” means any day on which dealings in deposits in U.S. dollars are transacted in the London interbank market.

“Mark-to-Market Adjustments” means (1) any non-cash loss attributable to the mark-to-market movement in the valuation of Hedging Obligations (to the extent the cash impact resulting from such loss has not been realized) or other derivative instruments pursuant to Financial Accounting Standards Board Statement No. 133, “Accounting for Derivative Instruments and Hedging Activities,” or any similar successor provision; plus (2) any loss relating to amounts paid in cash prior to the stated settlement date of any Hedging Obligation that has been reflected in Consolidated Net Income in the current period; plus (3) any gain relating to Hedging Obligations associated with transactions recorded in the current period that has been reflected in Consolidated Net Income in prior periods and excluded from EBITDA pursuant to clauses (5) and (6) below; minus (4) any non-cash gain attributable to the mark-to-market movement in the valuation of Hedging Obligations (to the extent the cash impact resulting from such gain has not been realized) or other derivative instruments pursuant to Financial Accounting Standards Board Statement No. 133, “Accounting for Derivative Instruments and Hedging Activities,” or any similar successor provision; minus (5) any gain relating to amounts received in cash prior to the stated settlement date of any Hedging Obligation that has been reflected in Consolidated Net Income in the current period; minus (6) any loss relating to Hedging Obligations associated with transactions recorded in the current period that has been reflected in Consolidated Net Income in prior periods and excluded from EBITDA pursuant to clauses (2) and (3) above.

“Maturity Date” means [•], 2023.

“Minority Investment” means any Person (other than a Subsidiary) in which the Company or any Restricted Subsidiary owns Capital Stock.

“Moody’s” means Moody’s Investors Service, Inc. or any successor entity.

“Necessary CapEx Debt” means Indebtedness of the Company or its Restricted Subsidiaries incurred for the purpose of financing Necessary Capital Expenditures.

“Necessary Capital Expenditures” means capital expenditures that are required by Applicable Law (other than Environmental Laws) or undertaken for health and safety reasons. The term “Necessary Capital Expenditures” does not include any capital expenditure undertaken primarily to increase the efficiency of, expand or re-power any power generation facility.

“Net Income” means, with respect to any specified Person, the net income (loss) of such Person, determined in accordance with GAAP and before any reduction in respect of preferred stock dividends or accretion, excluding, however, (a) any gain or loss, together with any related provision for taxes on such gain or loss, realized in connection with (i) any Asset Sale (without giving effect to the threshold provided for in the definition thereof) or (ii) the disposition of any securities by such Person or any of its Restricted Subsidiaries or the extinguishment of any Indebtedness of such Person or any of its Restricted Subsidiaries; and (b) any infrequent, unusual or nonrecurring gain or loss, together with any related provision for taxes on such infrequent, unusual or nonrecurring gain or loss.

“Net Proceeds” means the aggregate cash proceeds received by the Company or any of its Restricted Subsidiaries in respect of any Asset Sale (including, without limitation, any cash received upon the sale or other disposition of any non-cash consideration received in any Asset Sale), net of the direct costs relating to such Asset Sale, including, without limitation, legal, accounting and investment banking fees, and sales commissions, and any relocation expenses incurred as a result of the Asset Sale, taxes paid or payable as a result of the Asset Sale, in each case, after taking into account any available tax deductions and any tax sharing arrangements, and amounts required to be applied to the repayment of Indebtedness (other than Indebtedness under a Credit Facility) secured by a Lien on the asset or assets that were the subject of such Asset Sale, and any reserve for adjustment in respect of the sale price of such asset or assets established in accordance with GAAP.

“Non-Recourse Debt” means Indebtedness:

(1)                                 as to which neither the Company nor any of its Restricted Subsidiaries (other than an Excluded Domestic Subsidiary) (a) provides credit support of any kind (including any undertaking, agreement or instrument that would constitute Indebtedness) other than pursuant to any arrangement to provide or guarantee to provide goods and services on an arm’s-length basis; or (b) is directly or indirectly liable as a guarantor or otherwise; and no default with respect to which (including any rights that the holders of the Indebtedness may have to take enforcement action against an Unrestricted Subsidiary) would permit upon notice, lapse of time or both any holder of any other Indebtedness of the Company or any of its Restricted Subsidiaries (excluding in each case, for the avoidance of doubt, any Priority Lien Obligation or Parity Lien Obligation to declare a default on such other Indebtedness or cause the payment of such other Indebtedness to be accelerated or payable prior to its Stated Maturity; and

(2)                                 to the extent constituting Indebtedness, any Investments in a Subsidiary and, for the avoidance of doubt, pledges by the Company or any Subsidiary of the Capital Stock of any Excluded Subsidiary that are directly owned by the Company or any Subsidiary in favor of the agent or lenders in respect of such Excluded Subsidiary’s Non-Recourse Debt, to the extent otherwise not prohibited by the Indenture.

“Note Security Documents” means the Collateral Trust Agreement and any mortgages, deeds of trust, security agreements, collateral agreements, pledge agreements or other instruments and intercreditor arrangements evidencing or creating or governing priority on Liens on the assets of the Issuers and the Guarantors to secure the obligations under the Notes and the Indenture, as amended, restated, amended and restated, replaced, supplemented, waived or otherwise modified from time to time.

“Notes” has the meaning assigned to such term in the preamble to this Indenture.

“Obligations” means any principal (including any accretion), interest (including any interest accruing subsequent to the filing of a petition in bankruptcy, reorganization or similar proceeding at the rate provided for in the documentation with respect thereto, whether or not such interest is an allowed claim under applicable state, federal or foreign law), penalties, fees, indemnifications, reimbursements (including reimbursement obligations with respect to letters of credit and banker’s acceptances), damages and other liabilities, and Guarantees of payment of such principal (including any accretion), interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities, payable under the documentation governing any Indebtedness.

“Officer” means, with respect to the Issuers, the Chairman of the Board of Directors, the Chief Executive Officer, the President, the Chief Operating Officer, the Chief Financial Officer, the Chief Accounting Officer, the Treasurer, any Assistant Treasurer, the Secretary, the Controller, Assistant Secretary or any Vice-President of such Person.

“Officer’s Certificate” means a certificate signed on behalf of the Issuers by any Officer of the Issuers that meets the requirements of Section 13.05 hereof, and delivered to the Trustee.

“Opinion of Counsel” means an opinion from legal counsel who is reasonably acceptable to the Trustee, that meets the requirements of Section 13.05 hereof, and delivered to the Trustee.  The counsel may be an employee of or counsel to the Company or any Subsidiary of the Company.

“Parity Lien Obligations” has the meaning assigned to such term in the Collateral Trust Agreement.

“Participant” means, with respect to the Depositary, Euroclear or Clearstream, a Person who has an account with the Depositary, Euroclear or Clearstream, respectively (and, with respect to DTC, shall include Euroclear and Clearstream).

“Permitted Business” means the business of acquiring, constructing, managing, developing, improving, maintaining, leasing, owning and operating Facilities, together with any related assets or facilities, as well as any other activities reasonably related to, ancillary to, or incidental to, any of the foregoing activities (including acquiring and holding reserves), including investing in Facilities.

“Permitted Holder” means, collectively, (i) Strategic Value Partners, LLC and its Affiliates and (ii) any Person that is managed or sub-advised by Strategic Value Partners, LLC or its Affiliates.

“Permitted Investments” means:

(1) any Investment in the Company, the Co-Issuer or in a Restricted Subsidiary of the Company that is a Guarantor;

(2) so long as no Default or Event of Default has occurred and is continuing, or would be caused thereby, any Investments made utilizing the Available Amount;

(3) any issuance of letters of credit on the Issue Date to support the obligations of any of the non-Guarantor Subsidiaries;

(4) any Investment in Cash Equivalents (and, in the case of non-Guarantor Subsidiaries only, Cash Equivalents or other liquid investments permitted under any Credit Facility to which it is a party);

(5) any Investment by the Company or any Restricted Subsidiary of the Company in a Person, if as a result of such Investment:

(a) such Person becomes a Restricted Subsidiary of the Company and a Guarantor or an Immaterial Subsidiary; or

(b) such Person is merged, consolidated or amalgamated with or into, or transfers or conveys substantially all of its assets to, or is liquidated into, the Company, the Co-Issuer or a Restricted Subsidiary of the Company that is a Guarantor;

(6) any Investment made as a result of the receipt of non-cash consideration from an Asset Sale that was made pursuant to and in compliance with Section 4.10(c) hereof;

(7) Investments made as a result of the sale of Equity Interests of any Person that is a Restricted Subsidiary of the Company such that, after giving effect to any such sale, such Person is no longer a Restricted Subsidiary of the Company, if the sale of such Equity Interests constitutes an Asset Sale and the Net Proceeds received from such Asset Sale are applied as set forth in Section 4.10(c) hereof;

(8) Investments to the extent made in exchange for the issuance of Equity Interests (other than Disqualified Stock) of the Company;

(9) any Investments received in compromise or resolution of (a) obligations of trade creditors or customers of the Company or any of its Restricted Subsidiaries, including pursuant to any plan of reorganization or similar arrangement upon the bankruptcy or insolvency of any trade creditor or customer; or (b) litigation, arbitration or other disputes with Persons who are not Affiliates;

(10) Investments represented by Hedging Obligations;

(11) loans or advances to employees in an aggregate amount not in excess of $5 million at any one time outstanding (loans as advances that are forgiven shall continue to be deemed outstanding);

(12) (a) repurchases of the Priority Lien Obligations, the Notes or other Parity Lien Obligations; and (b) repurchases of Indebtedness that is unsecured or subordinated to the Notes or repurchases of the Company’s Capital Stock or Disqualified Stock, in each case of this clause (b) in an amount not to exceed an aggregate repurchase price of $25 million;

(13) any Investment in securities of trade creditors, trade counterparties or customers received in compromise of obligations of those Persons, including pursuant to any plan of reorganization or similar arrangement upon the bankruptcy or insolvency of such trade creditors or customers;

(14) negotiable instruments held for deposit or collection;

(15) receivables owing to the Company or any Restricted Subsidiary of the Company and payable or dischargeable in accordance with customary trade terms; provided, however, that such trade terms may include such concessionary trade terms as the Company of any such Restricted Subsidiary of the Company deems reasonable under the circumstances;

(16) payroll, travel and similar advances to cover matters that are expected at the time of such advances ultimately to be treated as expenses for accounting purposes;

(17) Investments resulting from the acquisition of a Person that at the time of such acquisition held instruments constituting Investments that were not acquired in contemplation of the acquisition of such Person;

(18) Investments made pursuant to a commitment that, when entered into, would have complied with the provisions of the Indenture;

(19) Investments in any non-Guarantor Subsidiary made by another non-Guarantor Subsidiary;

(20) other Investments made since the Issue Date in any Person having an aggregate Fair Market Value (measured on the date each such Investment was made and without giving effect to subsequent changes in value), when taken together with all other Investments made pursuant to this clause (20) that are at the time outstanding not to exceed the greater of (a) $30 million and (b) 15% of EBITDA for the most recently ended Test Period (calculated on a pro forma basis); provided, however, that if any Investment pursuant to this clause (20) is made in any Person that is not a Restricted Subsidiary of the Company and a Guarantor at the date of the making of the Investment and such Person becomes a Restricted Subsidiary and a Guarantor after such date, such Investment shall thereafter be deemed to have been made pursuant to clause (1) above, and shall cease to have been made pursuant to this clause (20); and

(21) contributions of cash to GenMA in an amount necessary for GenMA to satisfy tax obligations asserted directly against GenMA by any state, local, or foreign Governmental Authority.

“Permitted Refinancing Indebtedness” means any Indebtedness of the Company or any of its Restricted Subsidiaries issued in exchange for, or the net proceeds of which are used to refund, refinance, replace, defease or discharge other Indebtedness of the Company or any of its Restricted Subsidiaries (other than intercompany Indebtedness); provided that:

(1) the principal amount (or accreted value, if applicable) of such Permitted Refinancing Indebtedness does not exceed the principal amount (or accreted value, if applicable) of the Indebtedness extended, refinanced, renewed, replaced, defeased or refunded (plus all accrued interest on the Indebtedness and the amount of all expenses and premiums incurred in connection therewith);

(2) such Permitted Refinancing Indebtedness has a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded;

(3) if the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded is (a) subordinated in right of payment to the Notes, such Permitted Refinancing Indebtedness is subordinated in right of payment to, the Notes on terms at least as favorable to the holders of Notes as those contained in the documentation governing the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded or (b) subordinated in right of security to the Notes or is unsecured, such Permitted Refinancing Indebtedness shall not constitute Priority Lien Obligations or Parity Lien Obligations;

(4) such Indebtedness is incurred either by the Company (and may be guaranteed by any Guarantor), the Co-Issuer or by the Restricted Subsidiary who is the obligor on the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded; and

(5) (i) if the Stated Maturity of the Indebtedness being refinanced is earlier than the Stated Maturity of the Notes, the Permitted Refinancing Indebtedness has a Stated Maturity no earlier than the Stated Maturity of the Indebtedness being refinanced or (ii) if the Stated Maturity of the Indebtedness being refinanced is later than the Stated Maturity of the Notes, the Permitted Refinancing Indebtedness has a Stated Maturity at least 91 days later than the Stated Maturity of the Notes.

[“Permitted Tax Lease” means a sale and leaseback transaction consisting of a “payment in lieu of taxes” program or any similar structure (including leases, sale-leasebacks, etc.) primarily intended to provide tax benefits (and not primarily intended to create Indebtedness).]

“Person” means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, limited liability company or government or other entity.

“Plan Amendment Orders” shall have the meaning assigned to such term in the definition of Confirmation Order

“Plan of Reorganization” means the Third Amended Joint Chapter 11 Plan of Reorganization of GenOn Energy, Inc. and Its Debtor Affiliates, dated December 10, 2017 [Docket No. 1213], as amended by the Plan Amendment Orders.

“Post-Closing Excluded Assets” shall have the meaning set forth in the [Exit Credit Agreement as in effect as of the date hereof][Collateral Trust Agreement].

“Potrero Escrow” shall mean the amounts to be received by the Company or its Subsidiaries pursuant to that Escrow Holdback Agreement dated as of September 26, 2016 by and among NRG Potrero, LLC, California Barrel Company LLC and Fidelity National Title Company.

“Priority Lien Obligations” has the meaning given such term in the Collateral Trust Agreement.

“Pro Forma Cost Savings” shall mean, without duplication, with respect to any period, reductions in costs and related adjustments that have been actually realized or are projected by the Company’s Chief Financial Officer in good faith to result from reasonably identifiable and factually supportable actions or events, but only if such reductions in costs and related adjustments are so projected by the Company to be realized during the consecutive four-quarter period commencing after the transaction giving rise to such calculation.

“Prudent Industry Practice” means those practices and methods as are commonly used or adopted by Persons in the Permitted Business in the United States in connection with the conduct of the business of such industry, in each case as such practices or methods may evolve from time to time, consistent in all material respects with all applicable legal requirements.

“Qualifying Equity Interests” means Equity Interests of the Company other than Disqualified Stock.

“Refinancing Liens” means Liens granted in connection with extending, renewing, replacing or refinancing in whole or in part any Indebtedness secured by Liens described in clauses (1) through (7), (18), (20), (21) and (23) of Section 4.12 hereof; provided that (a) if the original Lien was required to be subordinated to the Liens securing the Notes when initially incurred, such new Lien shall be subordinated to at least the same extent, and (b) Refinancing Liens do not (i) extend to property or assets other than property or assets of the type that were subject to the original Lien or (ii) secure Indebtedness having a principal amount in excess of the amount of Indebtedness being extended, renewed, replaced or refinanced (plus all accrued interest on the Indebtedness and the amount of all expenses and premiums incurred in connection therewith).

“Release” shall mean any placing, spilling, leaking, seepage, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, migrating, dumping, disposing or depositing in, into, onto or through the Environment.

“REMA” means NRG REMA LLC, a Delaware limited liability company, or any successor thereto.

“REMA Lease” means, collectively, the obligations of REMA as facility lessee under that certain facility lease agreement, dated as of August 24, 2000, between Shawville Lessor Genco, LLC and REMA, and under the related participation agreement and other documents executed in connection therewith, in each case as amended, modified or supplemented from time to time.

“Responsible Officer” of a Person means the chief executive officer, chief financial officer, treasurer or general counsel of such Person.

“Restricted Investment” means an Investment other than a Permitted Investment.

“Restricted Subsidiary” means any Subsidiary of the Company (including the Co-Issuer) that is not an Unrestricted Subsidiary.

“Reuters Screen LIBOR01 Page” means the display designated as the Reuters Screen LIBOR01 Page, or such other screen as may replace the Reuters Screen LIBOR01 Page on the service or successor service as may be nominated by the British Bankers’ Association for the purpose of displaying the London interbank offered rates for United States dollar deposits.

“S&P” means Standard & Poor’s Ratings Group or any successor entity.

“SEC” means the Securities and Exchange Commission.

“Securities” means all Notes authenticated and delivered under this Indenture.

“Securities Act” means the Securities Act of 1933, as amended.

“Seward Inventory Payments” shall mean the payments due to NRG Wholesale Generation LP and/or its affiliates pursuant to (i) that certain Asset Purchase Agreement, dated as of November 24, 2015, among NRG Wholesale Generation LP, Seward Generation, LLC, and the other parties thereto and (ii) that certain Inventory Management and Purchase and Sale Agreement, dated as of February 2, 2016, among NRG Wholesale Generation LP, Seward Generation, LLC, and the other parties thereto.

“Shawville Facility” means collectively (i) that certain Facility Lease Agreement, dated as of August 24, 2000, by and between NRG REMA LLC, a Delaware limited liability company, as successor to Reliant Energy Mid-Atlantic Power Holdings, LLC, as Facility Lessee, and Shawville Lessor Genco LLC, a Delaware limited liability company, as Owner Lessor and (ii) that certain Participation Agreement, dated as of August 24, 2000, as amended by that certain First Amendment to Participation Agreement dated as of November 15, 2001, and as further amended by that certain Second Amendment to Participation Agreement dated as of June 18, 2003, by and between NRG REMA LLC, a Delaware limited liability company, as successor to Reliant Energy Mid-Atlantic Power Holdings, LLC, as Facility Lessee, POSER Shawville Generation, LLC, a Delaware limited liability company, as Owner Participant, Shawville Lessor Geno LLC, a Delaware limited liability company, as Owner Lessor, and Wilmington Trust Company, a Delaware banking corporation.

“Shawville Pipeline Agreement” means that certain Pipeline Assignment and Pledge and Security Agreement, dated on or about the Issue Date, by and between REMA, certain Affiliates thereof party thereto and the other parties thereto, as may be amended, amended and restated, supplemented or otherwise modified from time to time.

“Shawville Qualifying Credit Support” means (a) cash and cash equivalents held in favor of Shawville Lessor Genco LLC securing REMA’s obligation to pay scheduled rent under the Shawville Facility, (b) one or more irrevocable unconditional stand by letters of credit issued in favor of Shawville Lessor Genco LLC securing REMA’s obligation to pay scheduled rent pursuant to the terms of the Shawville Facility and (c) one or more surety bonds issued in favor of Shawville Lessor Genco LLC securing REMA’s obligation to pay scheduled rent under the Shawville Facility.

“Significant Subsidiary” means any Subsidiary that would be a “significant subsidiary” as defined in Article 1, Rule 1-02 of Regulation S-X, promulgated pursuant to the Securities Act, as such Regulation is in effect on the Issue Date; provided that clause (3) of such definition will be disregarded.

[“Specified Asset Sale” means (a) the disposition of any of the [California subsidiaries’ assets, the Elrama, Lovett, Osceola and Reeves County Plants, immaterial property located in Portland and Heller Town and the Choctaw Assets], (b) the receipt of payments or remittance of funds resulting from the

Canal Escrow, Canal Excess Fuel Payments, Seward Inventory Payments, Potrero Escrow or CAISO Settlement and (c) the disposition of any Capital Stock of any Unrestricted Subsidiary]

“Specified Asset Sale Net Proceeds” means the aggregate cash proceeds received by the Company or any of its Restricted Subsidiaries in respect of any Specified Asset Sale (including, without limitation, any cash received upon the sale or other disposition of any non-cash consideration received in any Specified Asset Sale), net of the direct costs relating to such Specified Asset Sale, including, without limitation, legal, accounting and investment banking fees, and sales commissions, and any relocation expenses incurred as a result of the Specified Asset Sale, taxes paid or payable as a result of the Specified Asset Sale, [in each case, after taking into account any available tax deductions and any tax sharing arrangements, and amounts required to be applied to the repayment of Indebtedness (other than Indebtedness under a Credit Facility) secured by a Lien on the asset or assets that were the subject of such Specified Asset Sale] , and any reserve for adjustment in respect of the sale price of such asset or assets established in accordance with GAAP.

“Stated Maturity” means, with respect to any installment of interest or principal on any series of Indebtedness, the date on which the payment of interest or principal was scheduled to be paid in the documentation governing such Indebtedness as of the first date it was incurred in compliance with the terms of this Indenture, and will not include any contingent obligations to repay, redeem or repurchase any such interest or principal prior to the date originally scheduled for the payment thereof.

“Subsidiary” means, with respect to any specified Person:

(1)                                 any corporation, association or other business entity of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency and after giving effect to any voting agreement or stockholders’ agreement that effectively transfers voting power) to vote in the election of directors, managers or trustees of the corporation, association or other business entity is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person (or a combination thereof); and

(2)                                 any partnership (a) the sole general partner or the managing general partner of which is such Person or a Subsidiary of such Person or (b) the only general partners of which are that Person or one or more Subsidiaries of that Person (or any combination thereof).

“Subsidiary Guarantee” means the Guarantee by each Guarantor of the Issuers’ obligations under this Indenture and on the Notes, executed pursuant to the provisions of this Indenture.

“Swap Agreement” means any agreement with respect to any swap, forward, future or derivative transaction or option or similar agreement involving, or settled by reference to, one or more rates, currencies, commodities, equity or debt instruments or securities, or economic, financial or pricing indices or measures of economic, financial or pricing risk or value or any similar transaction or any combination of these transactions; provided that no phantom stock or similar plan providing for payments only on account of services provided by current or former directors, officers, employees or consultants of GenOn or its Subsidiaries shall be a “Swap Agreement.”

“Tenaska Intercreditor Agreement” means the Shared Collateral Intercreditor Agreement among the Collateral Trustee, Tenaska Power Services Co., the Issuers, the guarantors party thereto and the other parties from time to time party thereto, to be entered into on the Issue Date, as may be amended, restated, amended and restated, supplemented, replaced or otherwise modified from time to time.

“Tenaska Energy Management Agreements” shall mean collectively (a) the Energy Management Agreement, dated as of May 23, 2018 by and between Tenaska and GenOn Energy Management, LLC and (b) the Energy Management Agreement, dated as of May 23, 2018 by and between Tenaska and NRG REMA LLC.

“Tenaska Transaction Documents” means (a) the Depositary Agreement, dated as of August 2, 2018, among GenOn Energy Management, LLC, Tenaska and the Bank of New York Mellon, (b) the Depositary Agreement, dated as of May 23, 2018, among NRG REMA LLC, Tenaska and the Bank of New York Mellon, (c) the Security Agreement, dated as of May 23, 2018, by and among GenOn Energy Management, LLC, and Tenaska, and (d) the Security Agreement, dated as of May 23, 2018, by and among NRG REMA LLC and Tenaska.

“Test Period” means, for any determination hereunder, the four consecutive fiscal quarters of GenOn then last ended for which financial statements pursuant to Section 4.03 have been furnished (or were required to be furnished) to Holders pursuant thereto (or before the first furnishing of such financial statements, the most recent period of four consecutive fiscal quarters for which financial statements are available, as determined in good faith by GenOn).

“Total Net Secured Leverage Ratio” means, as of any date of determination, (1) GenOn’s Consolidated Total Indebtedness as of the applicable ratio calculation date that is secured by a lien, minus Cash Equivalents included on the balance sheet of the Company as of the end of the most recent fiscal quarter ended prior to such date for which internal financial statements are available, to (2) GenOn’s EBITDA for the most recently ended Test Period.

“Trust Indenture Act” means the Trust Indenture Act of 1939, as amended, as in effect on the date of this Indenture; provided that if the Trust Indenture Act of 1939 is amended after the date hereof, the term “Trust Indenture Act” shall mean, to the extent required by such amendment, the Trust Indenture Act of 1939, as so amended.

“Trust Officer” means, with respect to the Trustee, any officer assigned to the Corporate Trust Division - Corporate Trust Services (or any successor division or unit) of the Trustee located at the Corporate Trust Office of the Trustee, who shall have direct responsibility for the administration of this Indenture, and, for the purposes of Section 7.01(c)(2) hereof, shall also include any other officer of the Trustee to whom any corporate trust matter is referred because of such officer’s knowledge of and familiarity with the particular subject.

“Trustee” means Wells Fargo Bank, National Association, as trustee, and any and all successors thereto.

[“Unrestricted Subsidiary” means (1) GenMA and any of its Subsidiaries and (2) any Subsidiary of the Company (other than the Co-Issuer) that is designated by the Company as an Unrestricted Subsidiary pursuant to a certificate executed by a Responsible Officer of the Company, but only to the extent that such Subsidiary upon such designation (1) has no Indebtedness other than Non-Recourse Debt; (2) except as permitted by Section 4.11 hereof, is not party to any agreement, contract, arrangement or understanding with the Company or any Restricted Subsidiary unless the terms of any such agreement, contract, arrangement or understanding are no less favorable to the Company or such Restricted Subsidiary than those that might be obtained at the time from Persons who are not Affiliates of the Company; (3) is a Person with respect to which neither the Company nor any of its Restricted Subsidiaries has any direct or indirect obligation (a) to subscribe for additional Equity Interests or (b) to maintain or preserve such Person’s financial condition or to cause such Person to achieve any specified levels of operating results except as otherwise permitted by this Indenture; and (4) has not guaranteed or otherwise directly or indirectly provided credit support for any Indebtedness of the Company or any of its Restricted Subsidiaries except as otherwise permitted by this Indenture.  Any designation of a Subsidiary of the Company as an Unrestricted Subsidiary will be evidenced to the Trustee by delivering to the Trustee a certified copy of the certificate executed by a Responsible Officer of the Company giving effect to such designation and certifying that such designation complied with the conditions described under Section 4.19 hereof and was permitted by Section 4.07 hereof.  If, at any time, any Unrestricted Subsidiary fails to meet the requirements as an Unrestricted Subsidiary, it will thereafter cease to be an Unrestricted Subsidiary for purposes of this Indenture and (1) any Indebtedness of such Subsidiary will be deemed to be incurred by a Restricted Subsidiary as of such date and, if such Indebtedness is not permitted to be incurred as of such date under Section 4.09 hereof, the Company will be in default of such covenant and (2) any assets of such Subsidiary will be deemed to be held by a Restricted Subsidiary as of such date.  The Company may at any time designate any Unrestricted Subsidiary to be a Restricted Subsidiary; provided that such designation will be deemed to be an incurrence of Indebtedness by a Restricted Subsidiary of any outstanding Indebtedness of such Unrestricted Subsidiary and such designation will only be permitted if (1) such Indebtedness is permitted under Section 4.09 hereof, calculated on a pro forma basis as if such designation had occurred at the beginning of the Test Period and (2) no Default or Event of Default would be in existence following such designation.]

“Voting Stock” of any specified Person as of any date means the Capital Stock of such Person that is at the time entitled to vote in the election of the Board of Directors of such Person.

“Weighted Average Life to Maturity” means, when applied to any Indebtedness at any date, the number of years obtained by dividing:

(1) the sum of the products obtained by multiplying (i) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect of the Indebtedness, by (ii) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment; by

(2) the then outstanding principal amount of such Indebtedness.

Section 1.02     Other Definitions.

For purposes of the Notes, the following terms will have the meanings set forth in this Section 1.02.

Defined in
Term	Section
“Affiliate Transaction”	4.11
“Authentication Order”	2.02
“Change of Control Offer”	4.14
“Change of Control Payment”	4.14
“Change of Control Payment Date”	4.14
“Covenant Defeasance”	8.03
“DTC”	2.03
“Event of Default”	6.01
“Legal Defeasance”	8.02
“Paying Agent”	2.03
“Payment Default”	6.01
“Permitted Debt”	4.09

Defined in
Term	Section
“Registrar”	2.03

Section 1.03                             [Reserved].

Section 1.04                             Rules of Construction.

Unless the context otherwise requires:

(1)                                 a term has the meaning assigned to it;

(2)                                 an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

(3)                                 “or” is not exclusive;

(4)                                 “including” is not limiting;

(5)                                 words in the singular include the plural, and in the plural include the singular;

(6)                                 “will” shall be interpreted to express a command;

(7)                                 provisions apply to successive events and transactions; and

(8)                                 references to sections of or rules under the Securities Act will be deemed to include substitute, replacement of successor sections or rules adopted by the SEC from time to time.

ARTICLE 2
THE ISSUANCE OF NOTES

Section 2.01                             Form and Dating of Notes.

(a)         The Notes.  The Notes shall be issued in registered global form without interest coupons.  The Notes and the Trustee’s certificate of authentication shall be substantially in the form of Exhibit A hereto.  The Notes may have notations, legends or endorsements required by law, stock exchange rule or usage.  The Issuers shall furnish any such notations, legends or endorsements to the Trustee in writing.  Each Note shall be dated the date of its authentication.  The Notes shall be in minimum denominations of $1.00 and integral multiples of $1.00 in excess thereof.

The terms and provisions contained in the Notes shall constitute, and are hereby expressly made, a part of the Indenture and the Issuers, the Guarantors and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby.  However, to the extent any provision of the Note conflicts with the express provisions of this Indenture, the provisions of this Indenture shall govern and be controlling.

(b)                                 Global Securities.  Notes issued in global form shall be substantially in the form of Exhibit A attached hereto (including the Global Legend thereon and the “Schedule of Exchanges of Interests in the Global Note” attached thereto).  Notes issued in definitive form shall be substantially in the form of Exhibit A attached hereto (but without the Global Legend thereon and without the “Schedule of Exchanges of Interests in the Global Note” attached thereto).  Each Global Security shall represent such of the outstanding Securities as will be specified therein and each shall provide that it represents the aggregate principal amount of outstanding Securities from time to time as reflected in the records of the Trustee and that the aggregate principal amount of outstanding Securities represented thereby may from time to time be reduced or increased, as appropriate, to reflect exchanges and redemptions.  The Trustee’s records shall be noted to reflect the amount of any increase or decrease in the aggregate principal amount of outstanding Securities represented thereby, in accordance with instructions given by the Holder thereof as required by Section 2.06 hereof.

(c)                                  Euroclear and Clearstream Procedures Applicable.  The provisions of the “Operating Procedures of the Euroclear System” and “Terms and Conditions Governing Use of Euroclear” and the “General Terms and Conditions of Clearstream Banking” and “Customer Handbook” of Clearstream will be applicable to transfers of beneficial interests in the Global Security that are held by Participants through Euroclear or Clearstream.

Section 2.02                             Execution and Authentication.

At least one Officer of each of the Issuers must sign the Securities for the Issuers by manual or facsimile signature.

If an Officer whose signature is on a Security no longer holds that office at the time a Security is authenticated, the Security will nevertheless be valid.

A Security will not be valid until authenticated by the manual signature of the Trustee.  The signature will be conclusive evidence that the Security has been authenticated under this Indenture.

The Trustee shall, upon receipt of a written order of the Issuers signed by an Officer of each of the Issuers (an “Authentication Order”), authenticate Securities for original issue under this Indenture.  The aggregate principal amount of Securities outstanding at any time may not exceed the aggregate principal amount of Securities authorized for issuance by the Issuers pursuant to one or more Authentication Orders, except as provided in Section 2.09 hereof.

The Trustee may appoint an authenticating agent acceptable to the Issuers to authenticate Securities.  An authenticating agent may authenticate Securities whenever the Trustee may do so.  Each reference in this Indenture to authentication by the Trustee includes authentication by such agent.  An authenticating agent has the same rights as an Agent to deal with Holders, the Issuers or an Affiliate of the Issuers.

Section 2.03                             Registrar and Paying Agent.

The Issuers will maintain an office or agency with respect to the Notes issued pursuant to this Indenture, where such securities may be presented for registration of transfer or for exchange (“Registrar”) and an office or agency where such Securities may be presented for payment (“Paying Agent”).  The Registrar will keep a register of all such Securities and of their transfer and exchange.  The Issuers may appoint one or more co-registrars and one or more additional paying agents.  The term “Registrar” includes any co-registrar and the term “Paying Agent” includes any additional paying agent.  The Issuers may change any Paying Agent or Registrar without notice to any Holder.  The Issuers will notify the Trustee in writing of the name and address of any Agent not a party to this Indenture.  If the Issuers fail to appoint or maintain another entity as Registrar or Paying Agent, the Trustee shall act as such.  The Issuers or any of their respective Subsidiaries may act as Paying Agent or Registrar.

The Issuers initially appoint The Depository Trust Company (“DTC”) to act as Depositary with respect to the Global Notes.

The Issuers initially appoint the Trustee to act as the Registrar and Paying Agent and to act as Custodian with respect to the Global Notes.

Section 2.04                             Paying Agent to Hold Money in Trust.

The Issuers will require each Paying Agent other than the Trustee to agree in writing that the Paying Agent will hold in trust for the benefit of Holders of the Securities for which it is acting as Paying Agent or the Trustee all money held by the Paying Agent for the payment of principal of, premium, if any, and interest on, the Notes, and will notify the Trustee of any default by the Issuers in making any such payment.  While any such default continues, the Trustee may require a Paying Agent to pay all money held by it to the Trustee.  The Issuers at any time may require a Paying Agent to pay all money held by it to the Trustee.  Upon payment over to the Trustee, the Paying Agent (if other than the Issuers or their respective Subsidiary) will have no further liability for the money.  If either of the Issuers or their respective Subsidiary acts as Paying Agent, it will segregate and hold in a separate trust fund for the benefit of the Holders all money held by it as Paying Agent.

Section 2.05                             [Reserved].

Section 2.06                             Holder Lists.

The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of all Holders.  If the Trustee is not the Registrar, the Issuers shall furnish to the Trustee at least seven Business Days before each interest payment date and at such other times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of the Holders. The Trustee shall otherwise comply with Section 312(a) of the Trust Indenture Act. Holders of Notes may communicate pursuant to Section 312(b) of the Trust Indenture Act with other holders of Notes with respect to their rights under this Indenture or the Notes and the Trustee will comply with its obligations under said Section 312(b). The Issuers, the Trustee, the Registrar and other covered persons shall have the protection of Section 312(c) of the Trust Indenture Act.

Section 2.07                             Transfer and Exchange.

(a)                                 Transfer and Exchange of Global Securities.  A Global Security may not be transferred except as a whole by the Depositary to a nominee of the Depositary, by a nominee of the Depositary to the Depositary or to another nominee of the Depositary, or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary.  All Global Securities shall be exchanged by the Issuers for Definitive Securities if:

(1)                                 the Issuers deliver to the Trustee notice from the Depositary that it is unwilling or unable to continue to act as Depositary or that it is no longer a clearing agency registered under the Exchange Act and, in either case, a successor Depositary is not appointed by the Issuers within 120 days after the date of such notice from the Depositary;

(2)                                 the Issuers in their sole discretion determine that the Global Securities (in whole but not in part) should be exchanged for Definitive Securities and deliver a written notice to such effect to the Trustee; or

(3)                                 there has occurred and is continuing a Default or Event of Default with respect to the Notes.

Upon the occurrence of any of the preceding events in (1), (2) or (3) above, Definitive Securities shall be issued in such names and in any approved denominations as the Depositary shall instruct the Trustee.  Global Securities also may be exchanged or replaced, in whole or in part, as provided in Sections 2.09 and 2.12 hereof.  Every Security authenticated and delivered in exchange for, or in lieu of, a Global Security or any portion thereof, pursuant to this Section 2.07 or Section 2.09 or 2.12 hereof, shall be authenticated and delivered in the form of, and shall be, a Global Security.  A Global Security may not be exchanged for another Security other than as provided in this Section 2.07(a), however, beneficial interests in a Global Security may be transferred and exchanged as provided in Sections 2.07(b) and (c) hereof.

(b)                                 Transfer and Exchange of Beneficial Interests in the Global Securities.  The transfer and exchange of beneficial interests in the Global Securities shall be effected through the Depositary, in accordance with the provisions of this Indenture and the Applicable Procedures.  Transfers of beneficial interests in the Global Securities also will require compliance with either subparagraph (1) or (2) below, as applicable, as well as one or more of the other following subparagraphs, as applicable:

(1)                                 Transfer of Beneficial Interests in the Same Global Security.  Beneficial interests in any Global Security may be transferred to Persons who take delivery thereof in the form of a beneficial interest in a Global Security.

(2)                                 All Other Transfers and Exchanges of Beneficial Interests in Global Securities.  In connection with all transfers and exchanges of beneficial interests that are not subject to Section 2.07(b)(1) above, the transferor of such beneficial interest must deliver to the Registrar either:

(A)                               both:

(i)                                     a written order from a Participant or an Indirect Participant given to the Depositary in accordance with the Applicable Procedures directing the Depositary to credit or cause to be credited a beneficial interest in another Global Security in an amount equal to the beneficial interest to be transferred or exchanged; and

(ii)                                  instructions given in accordance with the Applicable Procedures containing information regarding the Participant account to be credited with such increase; or

(B)                               both:

(i)                                     a written order from a Participant or an Indirect Participant given to the Depositary in accordance with the Applicable Procedures directing the Depositary to cause to be issued a Definitive Security in an amount equal to the beneficial interest to be transferred or exchanged; and

(ii)                                  instructions given by the Depositary to the Registrar containing information regarding the Person in whose name such Definitive Security shall be registered to effect the transfer or exchange referred to in (1) above.

Upon satisfaction of all of the requirements for transfer or exchange of beneficial interests in Global Securities contained in this Indenture and the Notes or otherwise applicable under the Securities Act, the Trustee shall adjust the principal amount of the relevant Global Security(ies) pursuant to Section 2.07(h) hereof.

(c)                                  Beneficial Interests in Global Securities to Definitive Securities. If any holder of a beneficial interest in a Global Security proposes to exchange such beneficial interest for a Definitive Security or to transfer such beneficial interest to a Person who takes delivery thereof in the form of a Definitive Security, then, upon satisfaction of the conditions set forth in Section 2.07(b)(2) hereof, the Trustee shall cause the aggregate principal amount of the applicable Global Security to be reduced accordingly pursuant to Section 2.07(h) hereof, and the Issuers shall execute and the Trustee shall authenticate and deliver to the Person designated in the instructions a Definitive Security in the appropriate principal amount.  Any Definitive Security issued in exchange for a beneficial interest pursuant to this Section 2.07(c) shall be registered in such name or names and in such authorized denomination or denominations as the holder of such beneficial interest requests through instructions to the Registrar from or through the Depositary and the Participant or Indirect Participant.  The Trustee shall deliver such Definitive Securities to the Persons in whose names such Securities are so registered.

(d)                                 Transfer and Exchange of Definitive Securities for Beneficial Interests.

(1)                                 Definitive Securities to Beneficial Interests in Global Securities.  A Holder of a Definitive Security may exchange such Security for a beneficial interest in a Global Security or transfer such Definitive Securities to a Person who takes delivery thereof in the form of a beneficial interest in a Global Security at any time.  Upon receipt of a request for such an exchange or transfer, the Trustee will cancel the applicable Definitive Security and increase or cause to be increased the aggregate principal amount of one of the Global Securities.

If any such exchange or transfer from a Definitive Security to a beneficial interest is effected at a time when a Global Security has not yet been issued, the Issuers will issue and, upon receipt of an Authentication Order in accordance with Section 2.02 hereof, the Trustee will authenticate one or more Global Securities in an aggregate principal amount equal to the principal amount of Definitive Securities so transferred.

(e)                                  Transfer and Exchange of Definitive Securities for Definitive Securities.  Upon request by a Holder of Definitive Securities and such Holder’s compliance with the provisions of this Section 2.07(e), the Registrar shall register the transfer or exchange of Definitive Securities.  Prior to such registration of transfer or exchange, the requesting Holder must present or surrender to the Registrar the Definitive Securities duly endorsed or accompanied by a written instruction of transfer in form satisfactory to the Registrar duly executed by such Holder or by its attorney, duly authorized in writing.  In addition, the requesting Holder must provide any additional certifications, documents and information, as applicable, required pursuant to the following provisions of this Section 2.07(e).

(1)                                 Definitive Securities to Definitive Securities.  A Holder of Definitive Securities may transfer such Securities to a Person who takes delivery thereof in the form of a Definitive Security.  Upon receipt of a request to register such a transfer, the Registrar shall register the Definitive Securities pursuant to the instructions from the Holder thereof.

(f)                                   [Reserved].

(g)                                  Global Legend.

Each Global Security will bear a legend in substantially the following form.

“THIS GLOBAL NOTE IS HELD BY THE DEPOSITARY (AS DEFINED IN THE INDENTURE GOVERNING THIS NOTE) OR ITS NOMINEE IN CUSTODY FOR THE BENEFIT OF THE BENEFICIAL OWNERS HEREOF, AND IS NOT TRANSFERABLE TO ANY PERSON UNDER ANY CIRCUMSTANCES EXCEPT THAT (1) THE TRUSTEE MAY MAKE SUCH NOTATIONS HEREON AS MAY BE REQUIRED PURSUANT TO SECTION 2.07 OF THE INDENTURE, (2) THIS GLOBAL NOTE MAY BE EXCHANGED IN WHOLE BUT NOT IN PART PURSUANT TO SECTION 2.07(a) OF THE INDENTURE, (3) THIS GLOBAL NOTE MAY BE DELIVERED TO THE TRUSTEE FOR CANCELLATION PURSUANT TO SECTION 2.13 OF THE INDENTURE AND (4) THIS GLOBAL NOTE MAY BE TRANSFERRED TO A SUCCESSOR DEPOSITARY WITH THE PRIOR WRITTEN CONSENT OF THE ISSUERS.

UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR NOTES IN DEFINITIVE FORM, THIS NOTE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY.  UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (55 WATER STREET, NEW YORK, NEW YORK) (“DTC”), TO THE ISSUERS OR THEIR AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR SUCH OTHER ENTITY AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.”

(h)                                 Cancellation and/or Adjustment of Global Securities.  At such time as all beneficial interests in a particular Global Security have been exchanged for Definitive Securities or a particular Global Security has been redeemed, repurchased or canceled in whole and not in part, each such Global Security shall be returned to or retained and canceled by the Trustee in accordance with Section 2.13 hereof.  At any time prior to such cancellation, if any beneficial interest in a Global Security is exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Security or for Definitive Securities, the principal amount of Securities represented by such Global Security will be reduced accordingly and a notation will be made on the records maintained by the Trustee or by the Depositary at the direction of the Trustee to reflect such reduction; and if the beneficial interest is being exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Security, such other Global Security will be increased accordingly and a notation will be made on the records maintained by the Trustee or by the Depositary at the direction of the Trustee to reflect such increase.

(i)                                     General Provisions Relating to Transfers and Exchanges.

(1)                                 To permit registrations of transfers and exchanges, the Issuers shall execute and the Trustee shall authenticate Global Securities and Definitive Securities upon receipt of an Authentication Order in accordance with Section 2.02 hereof or at the Registrar’s request.

(2)                                 No service charge shall be made to a Holder of a beneficial interest in a Global Security or to a Holder of a Definitive Security for any registration of transfer or exchange, but the Issuers may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith (other than any such transfer taxes or similar governmental charge payable upon exchange or transfer pursuant to Sections 2.12, 3.06, 4.14 and 9.05 hereof).

(3)                                 The Registrar shall not be required to register the transfer of or exchange of any Security selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part.

(4)                                 All Global Securities and Definitive Securities issued upon any registration of transfer or exchange of Global Securities or Definitive Securities shall be the valid obligations of the Issuers, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Global Securities or Definitive Securities surrendered upon such registration of transfer or exchange.

(5)                                 Neither the Registrar nor the Issuers shall be required:

(A)                               to issue, to register the transfer of or to exchange any Securities during a period beginning at the opening of business 15 days before the day of any selection of Securities for redemption and ending at the close of business on the day of selection;

(B)                               to register the transfer of or to exchange any Security selected for redemption in whole or in part, except the unredeemed portion of any Security being redeemed in part; or

(C)                               to register the transfer of or to exchange a Security between a record date and the next succeeding interest payment date.

(6)                                 Prior to due presentment for the registration of a transfer of any Security, the Trustee, any Agent and the Issuers may deem and treat the Person in whose name any Security is registered as the absolute owner of such Security for the purpose of receiving payment of principal of and interest on such Securities and for all other purposes, and none of the Trustee, any Agent or the Issuers shall be affected by notice to the contrary.

(7)                                 The Trustee shall authenticate Global Securities and Definitive Securities in accordance with the provisions of Section 2.02 hereof.

(8)                                 All orders, certifications, certificates and Opinions of Counsel required to be submitted to the Registrar pursuant to this Section 2.07 to effect a registration of transfer or exchange may be submitted by facsimile or email in .pdf format.

(9)                                 None of the Trustee, the Paying Agent or the Registrar shall have any obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under applicable law with respect to any transfer of any interest in any Security (including any transfers between or among Participants or Indirect Participants in any Global Security) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by, the terms of this Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.

(10)                          None of the Trustee, the Paying Agent or the Registrar shall have any responsibility or obligation to any Beneficial Owner in a Global Security, any Participant, Indirect Participant or other Person with respect to the accuracy of the records of the Depositary or its nominee or of any Participant, with respect to any ownership interest in the Securities or with respect to the delivery to any Participant, Indirect Participant, Beneficial Owner or other Person (other than the Depositary) of any notice (including any notice of redemption) or the payment of any amount, under or with respect to such Securities. All notices and communications to be given to the Holders and all payments to be made to Holders under the Securities and this Indenture shall be given or made only to or upon the order of the registered holders (which shall be the Depositary or its nominee in the case of the Global Security). The rights of Beneficial Owners in the Global Security shall be exercised only through the Depositary subject to the applicable procedures. The Trustee, the Paying Agent and the Registrar shall be entitled to rely and shall be fully protected in relying upon information furnished by the Depositary with respect to its Participants, Indirect Participants members, participants and any Beneficial Owners. The Trustee, the Paying Agent and the Security Registrar shall be entitled to deal with the Depositary, and any nominee thereof, that is the registered holder of any Global Security for all purposes of this Indenture relating to such Global Security (including the payment of principal, premium, if any, and interest and additional amounts, if any, and the giving of instructions or directions by or to the owner or holder of a Beneficial Ownership interest in such Global Security) as the sole holder of such Global Security and shall have no obligations to the Beneficial Owners thereof. None of the Trustee, the Paying Agent or the Security Registrar shall have any responsibility or liability for any acts or omissions of the Depositary with respect to such Global Security, for the records of any such depositary, including records in respect of Beneficial Ownership interests in respect of any such Global Security, for any transactions between the Depositary and any Agent Member or between or among the Depositary, any such Agent Member and/or any holder or owner of a Beneficial Ownership interest in such Global Security, or for any transfers of beneficial interests in any such Global Security.

(11)                          Notwithstanding the foregoing, with respect to any Global Security, nothing herein shall prevent the Issuers, the Trustee, or any agent of the Issuers or the Trustee from giving effect to any written certification, proxy or other authorization furnished by any Depositary (or its nominee), as a Holder, with respect to such Global Security or shall impair, as between such Depositary and owners of beneficial interests in such Global Security, the operation of customary practices governing the exercise of the rights of such Depositary (or its nominee) as Holder of such Global Security.

Section 2.08                             [Reserved].

Section 2.09                             Replacement Securities.

If any mutilated Security is surrendered to the Trustee or the Issuers and the Trustee receives evidence to its satisfaction of the destruction, loss or theft of any Security, the Issuers will issue and the Trustee, upon receipt of an Authentication Order, will authenticate a replacement Security if the Trustee’s requirements are met.  If required by the Trustee or the Issuers, an indemnity bond must be supplied by the Holder that is sufficient in the judgment of the Trustee and the Issuers to protect the Issuers, the Trustee, any Agent and any authenticating agent from any loss that any of them may suffer if a Security is replaced.  The Issuers may charge for their expenses in replacing a Security.

Every replacement Security is an additional obligation of the Issuers and will be entitled to all of the benefits of this Indenture equally and proportionately with all other Securities duly issued hereunder.

Section 2.10                             Outstanding Securities.

The Securities outstanding at any time are all the Notes authenticated by the Trustee except for those canceled by it, those delivered to it for cancellation, those reductions in the interest in a Global Security effected by the Trustee in accordance with the provisions hereof, and those described in this Section 2.10 as not outstanding.  A Security does not cease to be outstanding because the Issuers or an Affiliate of the Issuers holds the Security.

If a Security is replaced pursuant to Section 2.09 hereof, it ceases to be outstanding unless the Trustee receives proof satisfactory to it that the replaced Security is held by a protected purchaser.

If the principal amount of any Security is considered paid under Section 4.01 hereof, it ceases to be outstanding and interest on it ceases to accrue.

If the Paying Agent (other than the Issuers, a Subsidiary or an Affiliate of any thereof) holds, by 10 a.m. Eastern Time on a redemption date or maturity date, money sufficient to pay Securities payable on that date, then on and after that date such Securities will be deemed to be no longer outstanding and will cease to accrue interest.

Section 2.11                             [Reserved].

Section 2.12                             Temporary Securities.

Until certificates representing Securities are ready for delivery, the Issuers may prepare and the Trustee, upon receipt of an Authentication Order, will authenticate temporary Securities.  Temporary Securities will be substantially in the form of certificated Securities but may have variations that the Issuers considers appropriate for temporary Securities and as may be reasonably acceptable to the Trustee.  Without unreasonable delay, the Issuers will prepare and the Trustee will authenticate definitive Securities in exchange for temporary Securities.

Holders of temporary Notes will be entitled to all of the benefits of this Indenture.

Section 2.13                             Cancellation.

The Issuers at any time may deliver Securities to the Trustee for cancellation.  The Registrar and Paying Agent will forward to the Trustee any Securities surrendered to them for registration of transfer, exchange or payment.  The Trustee and no one else will cancel all Securities surrendered for registration of transfer, exchange, payment, replacement or cancellation and will dispose of canceled Securities (subject to the record retention requirements of the Trustee and the Exchange Act) in accordance with its customary procedures.  The Issuers may not issue new Securities to replace Securities that it has paid or that have been delivered to the Trustee for cancellation.

Section 2.14                             Defaulted Interest.

If the Issuers default in a payment of interest on the Notes, it will pay the defaulted interest in any lawful manner plus, to the extent lawful, interest payable on the defaulted interest, to the Persons who are Holders on a subsequent special record date, in each case at the rate provided in the Notes and in Section 4.01 hereof.  The Issuers will notify the Trustee in writing of the amount of defaulted interest proposed to be paid on each Note and the date of the proposed payment.  The Issuers will fix or cause to be fixed each such special record date and payment date.  At least 10 days before the special record date, the Issuers (or, upon the written request of the Issuers, the Trustee in the name and at the expense of the Issuers) will mail or cause to be delivered to Holders a notice that states the special record date, the related payment date and the amount of such interest to be paid.

Section 2.15                             CUSIP Numbers.

The Issuers in issuing the Securities may use (if then generally in use) “CUSIP,” “ISIN” or other similar numbers, and, if so, the Trustee shall use “CUSIP,” “ISIN” or other similar numbers in notices of redemption as a convenience to Holders; provided that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Securities or as contained in any notice of a redemption and that reliance may be placed only on the other identification numbers printed on the Securities, and any such redemption shall not be affected by any defect in or omission of such numbers. The Issuers will promptly notify the Trustee of any change in the “CUSIP,” “ISIN” or other similar numbers.

ARTICLE 3
REDEMPTION AND PREPAYMENT

For purposes of the Notes, Article 3 hereof provides the terms upon which redemption and prepayment may occur.

Section 3.01                             Notices to Trustee.

If the Issuers elect to redeem Notes pursuant to the optional redemption provisions of Section 3.07 hereof, they must furnish to the Trustee, at least 3 Business Days prior to the date on which the Trustee will send the redemption notice, an Officer’s Certificate setting forth:

(1)                                 the clause of this Indenture pursuant to which the redemption shall occur;

(2)                                 the redemption date;

(3)                                 the principal amount of Notes to be redeemed; and

(4)                                 the redemption price.

Section 3.02                             Selection of Notes to Be Redeemed or Purchased.

If fewer than all of the Notes are to be redeemed at any time, the Trustee shall select Notes for redemption pro rata or by lot (subject to the customary procedures of the Trustee and DTC, as applicable) among all outstanding Notes or, if the Notes are listed on any national securities exchange, in compliance with the requirements of the principal national securities exchange on which the Notes are listed, in either case, unless otherwise required by law or depositary requirements.

The Trustee shall promptly notify the Issuers in writing of the Notes selected for redemption and, in the case of any Note selected for partial redemption, the principal amount thereof to be redeemed.  Notes and portions of Notes selected shall be in amounts of $1.00 or whole multiples of $1.00 in excess thereof; except that if all of the Notes of a Holder are to be redeemed or purchased, the entire outstanding amount of Notes held by such Holder, even if not a multiple of $1.00, shall be redeemed or purchased.  Except as provided in the preceding sentence, provisions of this Indenture that apply to Notes called for redemption also apply to portions of Notes called for redemption.

No Notes of $1.00 or less shall be redeemed in part.  Notices of redemption shall be delivered by first class mail or electronically for Notes held in book entry form at least 10 but not more than 60 days before the redemption date to each Holder of Notes to be redeemed at its registered address, except that redemption notices may be delivered more than 60 days prior to a redemption date if the notice is issued in connection with a defeasance of the Notes or a satisfaction and discharge of this Indenture.

If any Note is to be redeemed in part only, the notice of redemption that relates to that Note shall state the portion of the principal amount of that Note that is to be redeemed.  A new Note in principal amount equal to the unredeemed portion of the original Note shall be issued in the name of the Holder of Notes upon cancellation of the original Note.  Notes called for redemption become due on the date fixed for redemption.  On and after the redemption date, interest ceases to accrue on Notes or portions of them called for redemption.

Section 3.03                             Notice of Redemption.

At least 10 days but not more than 60 days before a redemption date, the Issuers shall mail or cause to be delivered, by first class mail or electronically, a notice of redemption to each Holder whose Notes are to be redeemed at its registered address, except that redemption notices may be delivered more than 60 days prior to a redemption date if the notice is issued in connection with a defeasance of the Notes or a satisfaction and discharge of this Indenture pursuant to Articles 8 or 11 hereof.

The notice will identify the Notes to be redeemed and will state:

(1)                                 the redemption date;

(2)                                 the redemption price;

(3)                                 if any Note is being redeemed in part, the portion of the principal amount of such Note to be redeemed and that, after the redemption date upon surrender of such Note, a new Note or Notes in principal amount equal to the unredeemed portion will be issued upon cancellation of the original Note;

(4)                                 that Notes called for redemption must be surrendered to the Paying Agent or in accordance with the Applicable Procedures of the Depositary, as applicable, to collect the redemption price;

(5)                                 if to be surrendered to the Paying Agent, the name and address of the Paying Agent;

(6)                                 that, unless the Issuers default in making such redemption payment, interest on Notes called for redemption ceases to accrue on and after the redemption date;

(7)                                 the paragraph of the Notes and/or Section of this Indenture pursuant to which the Notes called for redemption are being redeemed; and

(8)                                 that no representation is made as to the correctness or accuracy of the CUSIP number, if any, listed in such notice or printed on the Notes.

At the Issuers’ request, the Trustee shall give the notice of redemption in the Issuers’ name and at its expense; provided, however, that the Issuers have delivered to the Trustee, at least 3 Business Days prior to the date that the notice of redemption is to be given (or such shorter period as the Trustee in its sole discretion may allow), an Officer’s Certificate requesting that the Trustee give such notice and setting forth the information to be stated in such notice as provided in the preceding paragraph.

Any redemption and notice thereof may, in the Issuers’ discretion, be subject to the satisfaction of one or more conditions precedent.  In such event, the related notice of redemption shall describe each such condition and, if applicable, shall state that, at the Issuer’s discretion, the date of redemption may be delayed until such time (including more than 60 days after the date the notice of redemption was mailed or delivered, including by electronic transmission) as any or all such conditions shall be satisfied (or waived by the Issuer in its sole discretion), or such redemption may not occur and such notice may be rescinded in the event that any or all such conditions shall not have been satisfied or waived by the date of redemption, or by the date of redemption as so delayed. The Issuer shall provide written notice to the Trustee prior to the close of business two Business Days prior to the Redemption Date if any such redemption has been rescinded or delayed, and upon receipt the Trustee shall provide such notice to each Holder of the Notes in the same manner in which the notice of redemption was given.

Section 3.04                             Effect of Notice of Redemption.

Once notice of redemption is delivered in accordance with Section 3.03 hereof, Notes called for redemption become, subject to any conditions precedent set forth in the notice of redemption, irrevocably due and payable on the redemption date at the redemption price.

Section 3.05                             Deposit of Redemption or Purchase Price.

One Business Day prior to the redemption or purchase date, the Issuers shall deposit with the Trustee or with the Paying Agent money sufficient to pay the redemption or purchase price of, accrued interest and premium, if any, on all Notes to be redeemed or purchased on that date.  Promptly after the Issuers’ written request, the Trustee or the Paying Agent shall promptly return to the Issuers any money deposited with the Trustee or the Paying Agent by the Issuers in excess of the amounts necessary to pay the redemption or purchase price of, accrued interest and premium, if any, on, all Notes to be redeemed or purchased.

If the Issuers comply with the provisions of the preceding paragraph, on and after the redemption or purchase date, interest will cease to accrue on the Notes or the portions of Notes called for redemption or purchase.  If a Note is redeemed or purchased on or after an interest record date but on or prior to the related interest payment date, then any accrued and unpaid interest shall be paid to the Person in whose name such Note was registered at the close of business on such record date.  If any Note called for redemption or purchase is not so paid upon surrender for redemption or purchase because of the failure of the Issuers to comply with the preceding paragraph, interest shall be paid on the unpaid principal, from the redemption or purchase date until such principal is paid, and to the extent lawful on any interest not paid on such unpaid principal, in each case at the rate provided in the Notes and in Section 4.01 hereof.

Section 3.06                             Notes Redeemed or Purchased in Part.

Upon surrender of a Note that is redeemed or purchased in part, the Issuers shall issue and, upon receipt of an Authentication Order, the Trustee shall authenticate for the Holder at the expense of the Issuers a new Note equal in principal amount to the unredeemed or unpurchased portion of the Note surrendered.

Section 3.07                             Optional Redemption.

(a)                                 The Issuers may on any one or more occasions redeem all or a part of the Notes, upon not less than 10 nor more than 60 days’ prior notice, at the redemption prices (expressed as percentages of principal amount) set forth below, plus accrued and unpaid interest, if any, on the Notes redeemed, to, but excluding, the applicable date of redemption, if redeemed during the period indicated below, subject to the rights of Holders on the relevant record date to receive interest on the relevant interest payment date:

Date	Percentage
Issue Date to, but excluding, June [•], 2019	101.000%
From, and including, December [•], 2019 and thereafter	100.000%

(b)                                 Any redemption pursuant to this Section 3.07 shall be made pursuant to the provisions of Sections 3.01 through 3.06 hereof.

Section 3.08                             Mandatory Redemption.

The Issuers are not required to make mandatory redemption or sinking fund payments with respect to the Notes.

ARTICLE 4
COVENANTS

For purposes of the Notes, Article 4 hereof provides the terms of the various covenants to which the Notes are subject.

Section 4.01                             Payment of Notes.

The Issuers, jointly and severally, shall pay or cause to be paid the principal of, premium, if any, and interest on, the Notes on the dates and in the manner provided in the Notes.  Principal, premium, if any, and interest will be considered paid on the date due if the Paying Agent, if other than the Issuers or a respective Subsidiary thereof, holds as of 10:00 a.m. Eastern Time on the due date money deposited by the Issuers in immediately available funds and designated for and sufficient to pay all principal, premium, if any, and interest then due.

Section 4.02                             Maintenance of Office or Agency.

The Issuers will maintain in the continental United States, an office or agency (which may be an office of the Trustee or an affiliate of the Trustee, Registrar or co-registrar) where Notes may be surrendered for registration of transfer or for exchange and where notices and demands to or upon the Issuers in respect of the Notes and this Indenture may be served.  The Issuers will give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency.  If at any time the Issuers fail to maintain any such required office or agency or fails to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee.

The Issuers may also from time to time designate one or more other offices or agencies where the Notes may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided, however, that no such designation or rescission will in any manner relieve the Issuers of their obligation to maintain an office or agency in the continental United States for such purposes.  The Issuers will give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

The Issuers hereby designates the Corporate Trust Office of the Trustee as one such office or agency of the Issuers in accordance with Section 2.03 hereof.

Section 4.03                             Reporting.

The Company shall make available to Holders and the prospective purchasers of the Notes in substantially the same form and substance, and in accordance with the same deadlines, the reports and other information required under Article 6 of the Stockholders Agreement dated as of December [•], 2018 by and among GenOn Holdings, Inc., Intermediate GenOn HoldCo, LLC, Direct GenOn HoldCo, LLC, GenOn Holdings, LLC and each of the stockholders party thereto, as applicable.

Section 4.04                             Compliance Certificate.

(a)                                 The Issuers shall deliver to the Trustee, within 90 days after the end of each fiscal year, an Officer’s Certificate signed by its principal executive, principal financial officer or principal accounting officer stating that a review of the activities of the Issuers and their respective Subsidiaries during the preceding fiscal year has been made under the supervision of the signing Officers with a view to determining whether the Issuers have kept, observed, performed and fulfilled its obligations under this Indenture, and further stating, as to each such Officer signing such certificate, that to the best of his or her knowledge the Issuers have kept, observed, performed and fulfilled each and every covenant contained in this Indenture and is not in default in the performance or observance of any of the terms, provisions and conditions of this Indenture (or, if a Default or Event of Default has occurred, describing all such Defaults or Events of Default of which he or she may have knowledge and what action the Issuers are taking or proposes to take with respect thereto) and that to the best of his or her knowledge no event has occurred and remains in existence by reason of which payments on account of the principal of, premium, if any, and interest, if any, on the Notes is prohibited or if such event has occurred, a description of the event and what action the Issuers are taking or propose to take with respect thereto. The Issuers’ fiscal year ends December 31.

(b)                                 So long as any of the Notes are outstanding, the Issuers shall deliver to the Trustee, forthwith upon any Officer becoming aware of any Default or Event of Default, an Officer’s Certificate specifying such Default or Event of Default and what action the Issuers are taking or propose to take with respect thereto.

Section 4.05                             [Reserved].

Section 4.06                             Stay, Extension and Usury Laws.

Each of the Issuers and each of the Guarantors covenants (to the extent that it may lawfully do so) that they shall not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law wherever enacted, now or at any time hereafter in force, that may affect the covenants or the performance of the Indenture; and each of the Issuers and each of the Guarantors (to the extent that they may lawfully do so) hereby expressly waive all benefit or advantage of any such law, and covenant that they shall not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Trustee, but shall suffer and permit the execution of every such power as though no such law has been enacted.

Section 4.07                             Restricted Payments.

(a)                                 The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly:

(1)                                 declare or pay any dividend or make any distribution (whether made in cash, securities or other property) on or in respect of its Capital Stock (including any payment in connection with any merger or consolidation involving the Company or any of its Restricted Subsidiaries) except (A) dividends or distributions payable in its Capital Stock (other than Disqualified Stock), and (B) dividends or distributions payable by any of its Restricted Subsidiaries on a pro rata basis (or on more favorable terms from the perspective of the Company and its Restricted Subsidiaries);

(2)                                 purchase, redeem, retire or otherwise acquire for value any Capital Stock of the Company or any direct or indirect parent of the Company (including in connection with any merger or consolidation) held by Persons other than the Company or any of its Restricted Subsidiaries (other than in exchange for its Capital Stock (other than Disqualified Stock));

(3)                                 make any principal payment on or with respect to, or purchase, redeem, defease or otherwise acquire or retire for value any Indebtedness of the Company, the Co-Issuer or any Guarantor that is unsecured or is contractually subordinated to the Notes or any Subsidiary Guarantee of the Notes (excluding any intercompany Indebtedness between or among us and any of the Restricted Subsidiaries), except (1) a payment of interest or principal at the Stated Maturity thereof, or (2) a payment, purchase, redemption, defeasance, acquisition or retirement of any subordinated Indebtedness in anticipation of satisfying a sinking fund obligation, principal installment or payment at final maturity, in each case due within one year of the date of payment, purchase, redemption, defeasance, acquisition or retirement; or

(4)                                 make any Restricted Investment (all such payments and other actions set forth in these clauses (1) through (4) being collectively referred to as “Restricted Payments”), unless, at the time of and after giving effect to such Restricted Payment:

(A)                               no Default or Event of Default has occurred and is continuing or would occur as a consequence of such Restricted Payment; and

(B)                               on a pro forma basis after giving effect to such Restricted Payment and any transaction related thereto, the Consolidated Debt Ratio does not exceed 5.00:1.00.

(b)                                 The provisions of Section 4.07(a) hereof will not prohibit:

(1)                                 any purchase, repurchase, redemption, defeasance or other acquisition or retirement of indebtedness that is unsecured or is contractually subordinated to the Notes, the Company’s Capital Stock or Disqualified Stock made by, exchange for, or out of the proceeds of the substantially concurrent sale of, the Company’s Capital Stock (other than Disqualified Stock and other than Capital Stock issued or sold to, or a capital contribution by, any of the Company’s Restricted Subsidiaries or an employee stock ownership plan or similar trust to the extent such sale to, or contribution by, an employee stock ownership plan or similar trust is financed by loans from or guaranteed by the Company or any of its Restricted Subsidiaries unless such loans have been repaid with cash on or prior to the date of determination) or a cash capital contribution to the Company;

(2)                                 any purchase, repurchase, redemption, defeasance or other acquisition or retirement of Disqualified Stock of the Company or any of its Restricted Subsidiaries made by, exchange for, or out of the proceeds of the substantially concurrent sale of Disqualified Stock of ours or such Restricted Subsidiary, as the case may be;

(3)                                 the purchase, repurchase, redemption, defeasance, repayment or other acquisition or retirement for value of unsecured Indebtedness of the Company or any of its Restricted Subsidiaries or any Indebtedness of the Company, the Co-Issuer or any Guarantor that is contractually subordinated to the Notes or to any Subsidiary Guarantee, in each case, (i) solely with the net cash proceeds from a substantially concurrent incurrence of Permitted Refinancing Indebtedness, (ii) in exchange for Indebtedness constituting Permitted Refinancing Indebtedness or Equity Interests issued by the Company or (iii) any combination of the foregoing clauses (i) and (ii);

(4)                                 dividends paid within 60 days after the date of declaration if at such date of declaration such dividend would have complied with this provision;

(5)                                 so long as no Default or Event of Default has occurred and is continuing,

(A) (i) the repurchase, redemption or other acquisition or retirement for value of any Capital Stock of the Company, any Restricted Subsidiaries of the Company or any direct or indirect parent of the Company held by any current or former officer, director or employee (or any estate, heir or assigns of any such person) of the Company or any of its Restricted Subsidiaries pursuant to any equity subscription agreement, stock option agreement, severance agreement, shareholders’ agreement or similar agreement or employee benefit plan or (ii) the cancellation of Indebtedness owing to the Company, any Restricted Subsidiaries of the Company or any direct or indirect parent of the Company from any current or former officer, director or employee (or any estate, heir or assigns of any such person) of the Company or of any of its Restricted Subsidiaries in connection with a repurchase of Capital Stock of the Company, any Restricted Subsidiaries of the Company, or any direct or indirect parent of the Company; provided that the aggregate price paid for the actions in clause (i) may not exceed $5 million in any twelve-month period and $15 million in the aggregate since the Issue Date; provided, further (with unused amounts in any period being carried forward to any subsequent periods) that (A) such amount in any calendar year may be increased by the cash proceeds of “key man” life insurance policies received by, or contributed to, the Company and its Restricted Subsidiaries after the Issue Date less any amount previously applied to the making of Restricted Payments pursuant to this clause (A), and (B) cancellation of Indebtedness owing to the Company or any of its Restricted Subsidiaries from employees, officers, directors and consultants (or any estate, heir or assigns of any such person) of the Company or any of its Restricted Subsidiaries in connection with a repurchase of Capital Stock of the Company, any Restricted Subsidiaries of the Company or any direct or indirect parent of the Company from such Persons shall be permitted under this clause (A) as if it were a repurchase, redemption, acquisition or retirement for value subject hereto; and

(B) loans or advances to employees or directors of the Company or any of its Restricted Subsidiaries, the proceeds of which are used to purchase Capital Stock of the Company in an aggregate amount not in excess of $5 million at any one time outstanding (loans or advances that are forgiven shall continue to be deemed outstanding).

(6)                                 so long as no Default or Event of Default has occurred and is continuing, the declaration and payment of dividends to holders of any class or series of Disqualified Stock of the Company or any of its Restricted Subsidiaries or Preferred Stock of the Company or any of its Restricted Subsidiaries issued in accordance with the terms of the Indenture, to the extent such dividends reduce the amount of Consolidated Net Income pursuant to the definition thereof;

(7)                                 repurchases of Capital Stock deemed to occur upon the exercise of stock options, warrants or other convertible securities if such Capital Stock represents a portion of the exercise price thereof and repurchases of Capital Stock in connection with the withholding of a portion of the Capital Stock granted or awarded to an employee to pay for the taxes payable by such employee upon the vesting of such grant or award;

(8)                                 payments to holders of the Company’s Capital Stock in lieu of the issuance of fractional shares of its Capital Stock;

(9)                                 [Reserved];

(10)                          so long as no Default has occurred and is continuing or would be caused thereby, upon the occurrence of a Change of Control or Asset Sale and after the completion of a Change of Control Offer pursuant to Section 4.14 hereof or an Asset Sale Offer pursuant to Section 4.10(c) hereof, as applicable (including the purchase of all Notes tendered), any purchase, defeasance, retirement, redemption or other acquisition of Parity Lien Obligations or Indebtedness that is unsecured or contractually subordinated to the Notes or any Subsidiary Guarantee required under the terms of such Indebtedness, or any Disqualified Stock, with, in the case of an Asset Sale, Net Proceeds, as a result of such Change of Control or Asset Sale;

(11)                          [Reserved];

(12)                          so long as no Default or Event of Default has occurred and is continuing, Restricted Payments in an amount not to exceed the greater of (a) $30 million and (b) 15% of EBITDA for the most recently ended Test Period since the Issue Date;

(13)                          the payment of any dividend or distribution in an amount necessary for the Company to satisfy its obligations to make tax distributions under Section 4.01(b) of that certain Amended and Restated Limited Liability Company Agreement of GenOn Holdings, LLC, as in effect on the date hereof, for any taxable period;

(14)                          so long as no Default or Event of Default has occurred and is continuing, or would be caused thereby, the making of any Restricted Payment with the Available Amount.

(15)                          Restricted Payments to any direct or indirect parent of the Company:

(A) to pay its operating costs and expenses incurred in the ordinary course of business and other corporate overhead costs and expenses (including general and administrative services and excluding customary salary, bonus and other benefits payable to officers and employees of any direct or indirect parent company of the Company to the extent such salaries, bonuses and other benefits are attributable to the ownership or operation of the Company and the Restricted Subsidiaries), which are reasonable and customary and incurred in the ordinary course of business and attributable to the ownership or operations of the Company and its Restricted Subsidiaries and, any reasonable and customary indemnification claims made by directors, managers or officers of such parent attributable to the ownership or operations of the Company and its Restricted Subsidiaries;

(B) the proceeds of which shall be used by any direct or indirect parent of the Company to pay its franchise and similar taxes, and other fees and expenses, required to maintain its (or any of its direct or indirect parents’) corporate existence; and

(16)                          contributions of cash to GenMA in an amount necessary for GenMA to satisfy Tax obligations asserted directly against GenMA by any state, local, or foreign Governmental Authority.

(c)                                  The amount of all Restricted Payments (other than cash) shall be the Fair Market Value on the date of such Restricted Payment of the asset(s) or securities proposed to be paid, transferred or issued by the Company or such Restricted Subsidiary, as the case may be, pursuant to such Restricted Payment. The Fair Market Value of any cash Restricted Payment shall be its face amount.

Section 4.08                             Dividend and Other Payment Restrictions Affecting Restricted Subsidiaries.

(a)                                 The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create or permit to exist or become effective any consensual encumbrance or restriction on the ability of any Restricted Subsidiaries to:

(1)                                 pay dividends or make any other distributions on its Capital Stock to the Company or any of its Restricted Subsidiaries, or with respect to any other interest or participation in, or measured by, its profits, or pay any indebtedness owed to the Company or any of its Restricted Subsidiaries;

(2)                                 make loans or advances to the Company or any of its Restricted Subsidiaries; or

(3)                                 transfer any of its properties or assets to the Company or any of its Restricted Subsidiaries.

(b)                                 The restrictions in Section 4.08(a) hereof will not apply to encumbrances or restrictions existing under or by reason of:

(1)                                 the Exit Credit Agreement and other agreements governing Existing Indebtedness, on the Issue Date;

(2)                                 this Indenture, the Notes and the Subsidiary Guarantees;

(3)                                 applicable law, rule, regulation or order;

(4)                                 customary non-assignment provisions in contracts, agreements, leases, permits and licenses;

(5)                                 purchase money obligations for property acquired and Capital Lease Obligations that impose restrictions on the property purchased or leased of the nature described in Section 4.08(a)(3) hereof;

(6)                                 any agreement for the sale or other disposition of the stock or assets of a Restricted Subsidiary that restricts distributions by that Restricted Subsidiary pending the sale or other disposition;

(7)                                 Permitted Refinancing Indebtedness; provided that the restrictions contained in the agreements governing such Permitted Refinancing Indebtedness are not materially more restrictive, taken as a whole, than those contained in the agreements governing the Indebtedness being refinanced;

(8)                                 Liens permitted to be incurred under Section 4.12 hereof and associated agreements that limit the right of the debtor to dispose of the assets subject to such Liens;

(9)                                 provisions limiting the disposition or distribution of assets or property in joint venture, partnership, membership, stockholder and limited liability company agreements, asset sale agreements, sale-leaseback agreements, stock sale agreements and other similar agreements, including owners’, participation or similar agreements governing projects owned through an undivided interest, which limitation is applicable only to the assets that are the subject of such agreements;

(10)                          restrictions on cash or other deposits or net worth imposed by customers under contracts entered into in connection with a Permitted Business;

(11)                          restrictions or conditions contained in any trading, netting, operating, construction, service, supply, purchase, sale or similar agreement to which the Company or any Restricted Subsidiary of the Company is a party entered into in connection with a Permitted Business; provided that such agreement prohibits the encumbrance of solely the property or assets of the Company or such Restricted Subsidiary that are the subject of that agreement, the payment rights arising thereunder and/or the proceeds thereof and not to any other asset or property of the Company or such Restricted Subsidiary or the assets or property of any other Restricted Subsidiary;

(12)                          any instrument governing Indebtedness or Capital Stock of a Person acquired by the Company or any of its Restricted Subsidiaries as in effect at the time of such acquisition (except to the extent such Indebtedness or Capital Stock was incurred in connection with or in contemplation of such acquisition), which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person, or the property or assets of the Person, so acquired; provided that, in the case of Indebtedness, such Indebtedness was permitted by the terms of the Indenture to be incurred;

(13)                          Indebtedness of a Restricted Subsidiary of the Company existing at the time it became a Restricted Subsidiary if such restriction was not created in connection with or in anticipation of the transaction or series of transactions pursuant to which such Restricted Subsidiary became a Restricted Subsidiary or was acquired by the Company;

(14)                          with respect to Section 4.08(a)(3) hereof only, restrictions encumbering property at the time such property was acquired by the Company or any of its Restricted Subsidiaries, so

long as such restriction relates solely to the property so acquired and was not created in connection with or in anticipation of such acquisition;

(15)                          provisions limiting the disposition or distribution of assets or property in agreements governing Non-Recourse Debt, which limitation is applicable only to the assets that are the subject of such agreements;

(16)                          the Tenaska Transaction Documents and the Tenaska Energy Management Agreements;

(17)                          the Shawville Pipeline Agreement and Shawville Facility and ancillary documentation thereto; and

(18)                          any encumbrance or restrictions of the type referred to in Section 4.08(a) hereof imposed by any amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings of the contracts, instruments or obligations referred to in clauses (1) through (17) of this Section 4.08(b); provided that such amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings are, in the good faith judgment of a senior financial officer of the Company, no more restrictive with respect to such dividend and other payment restrictions than those contained in the dividend or other payment restrictions prior to such amendment, modification, restatement, renewals, increase, supplement, refunding, replacement or refinancing.

Section 4.09                             Incurrence of Indebtedness and Issuance of Preferred Stock.

(a)                                 The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable, contingently or otherwise, with respect to (collectively, “incur”) any Indebtedness (including Acquired Debt), and the Company will not issue any Disqualified Stock and will not permit any of its Restricted Subsidiaries to issue any shares of preferred stock; provided, however, that the Company may incur Indebtedness (including Acquired Debt) or issue Disqualified Stock, and the Co-Issuer or any Guarantor may incur Indebtedness (including Acquired Debt) or issue preferred stock, if the Company’s Fixed Charge Coverage Ratio for the Company’s most recent Test Period for which financial statements are publicly available immediately preceding the date on which such additional Indebtedness is incurred or such Disqualified Stock or preferred stock is issued would have been at least 2.00 to 1.00, determined on a pro forma basis (including a pro forma application of the net proceeds therefrom), as if the additional Indebtedness (including Acquired Debt) had been incurred or Disqualified Stock or the preferred stock had been issued, as the case may be, at the beginning of such Test Period.

(b)                                 The provisions of Section 4.09(a) hereof will not prohibit the incurrence of any of the following items of Indebtedness (collectively, “Permitted Debt”):

(1)                                 the incurrence by the Company (and the guarantee thereof by the Guarantors) of additional Indebtedness and letters of credit under Credit Facilities in an aggregate principal amount at any one time outstanding under this clause (1) (with letters of credit being deemed to have a principal amount equal to the face value thereof) not to exceed $150 million, less the aggregate amount of all repayments, optional or mandatory, of the principal of any term Indebtedness under a Credit Facility that have been made by the Company or any of its Restricted Subsidiaries since the Issue Date with the Net Proceeds of Asset Sales and less, without duplication, the aggregate amount of all repayments or commitment reductions with respect to any revolving credit borrowings under a Credit Facility that have been made by the Company or any of its Restricted Subsidiaries since the Issue Date as a result of the final application of the Net Proceeds of Asset Sales, in each case in accordance with Section 4.10(c) hereof (excluding temporary reductions in revolving credit borrowings as contemplated by that covenant);

(2)                                 the incurrence by the Company and its Restricted Subsidiaries of the Existing Indebtedness;

(3)                                 the incurrence by the Company and the Guarantors of Indebtedness represented by the Notes and the related Subsidiary Guarantees to be issued on the Issue Date;

(4)                                 the incurrence by the Company or any of its Restricted Subsidiaries of Indebtedness represented by Capital Lease Obligations, mortgage financings or purchase money obligations, in each case, incurred for the purpose of financing all or any part of the purchase price or cost of design, construction, installation or improvement or lease of property (real or personal), plant or equipment used or useful in the business of the Company or any of its Restricted Subsidiaries or incurred within 180 days thereafter, in an aggregate principal amount, including all Permitted Refinancing Indebtedness incurred to refund, refinance, replace, defease or discharge any Indebtedness incurred pursuant to this clause (4), not to exceed at any time outstanding the greater of (a) $25 million and (b) 15% of EBITDA for the most recently ended Test Period (calculated on a pro forma basis) at the time of incurrence;

(5)                                 the incurrence by the Company or any of its Restricted Subsidiaries of Permitted Refinancing Indebtedness in exchange for, or the net proceeds of which are used to refund, refinance, replace, defease or discharge Indebtedness (other than intercompany Indebtedness) that was permitted by the Indenture to be incurred under Section 4.09(a) hereof or clauses (2), (3), (4), (5), (15), (16), (17), (18), (19), (21), (22), (23) and (24) of this Section 4.09(b);

(6)                                 the incurrence by the Company or any of its Restricted Subsidiaries of intercompany Indebtedness between or among the Company and any of its Restricted Subsidiaries; provided, however, that:

(A)                               if the Company, the Co-Issuer or any Guarantor is the obligor on such Indebtedness and the payee is not the Company, the Co-Issuer or a Guarantor, such Indebtedness must be expressly subordinated to the prior payment in full in cash of all obligations then due with respect to the Notes, in the case of the Company or the Co-Issuer, or the Subsidiary Guarantee, in the case of a Guarantor; and

(B)                               (i) any subsequent issuance or transfer of Equity Interests that results in any such Indebtedness being held by a Person other than the Company or a Restricted Subsidiary of the Company and (ii) any sale or other transfer of any such Indebtedness to a Person that is not either the Company or a Restricted Subsidiary of the Company, will be deemed, in each case, to constitute an incurrence of such Indebtedness by the Company or such Restricted Subsidiary, as the case may be, that was not permitted by this clause (6);

(7)                                 the issuance by any of the Company’s Restricted Subsidiaries to the Company or to any of its Restricted Subsidiaries of shares of preferred stock; provided, however, that:

(A)                               any subsequent issuance or transfer of Equity Interests that results in any such preferred stock being held by a Person other than the Company or a Restricted Subsidiary of the Company; and

(B)                               any sale or other transfer of any such preferred stock to a Person that is not either the Company or a Restricted Subsidiary of the Company, will be deemed, in each case, to constitute an issuance of such preferred stock by such Restricted Subsidiary that was not permitted by this clause (7);

(8)                                 the incurrence by the Company or any of its Restricted Subsidiaries of Hedging Obligations to the extent constituting Indebtedness;

(9)                                 (A) the guarantee by (i) the Company or any of the Guarantors of Indebtedness of the Company or a Guarantor that was permitted to be incurred by another provision of this Section 4.09; (ii) any of the non-Guarantor Subsidiaries of Indebtedness of any other non-Guarantor Subsidiary; and (iii) any of the Excluded Foreign Subsidiaries of Indebtedness of any other Excluded Foreign Subsidiary; provided that if the Indebtedness being guaranteed is subordinated to the Notes, then the guarantee shall be subordinated to the same extent as the Indebtedness guaranteed and (B) any incurrence by the Co-Issuer of Indebtedness as a co-issuer of Indebtedness of the Issuer that was permitted to be incurred by another provision of this Section 4.09;

(10)                          the incurrence by the Company or any of its Restricted Subsidiaries of Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument (except in the case of daylight overdrafts) inadvertently drawn against insufficient funds in the ordinary course of business, so long as such Indebtedness is covered within five Business Days;

(11)                          the incurrence by the Company or any of its Restricted Subsidiaries of Indebtedness in respect of (i) workers’ compensation claims, self-insurance obligations, bankers’ acceptance and (ii) performance and surety bonds provided by the Company or a Restricted Subsidiary in the ordinary course of business;

(12)                          [Reserved]

(13)                          the incurrence of Indebtedness that may be deemed to arise as a result of agreements of the Company or any Restricted Subsidiary of the Company providing for indemnification, adjustment of purchase price or any similar obligations, in each case, incurred in connection with the disposition of any business, assets or Equity Interests of any Subsidiary; provided that the aggregate maximum liability associated with such provisions may not exceed the gross proceeds (including non-cash proceeds) of such disposition;

(14)                          to the extent constituting Indebtedness, the incurrence by the Company or any of its Restricted Subsidiaries of Indebtedness represented by letters of credit, guarantees or other similar instruments supporting Hedging Obligations of the Company or any of its Restricted Subsidiaries (other than non-Guarantor Subsidiaries) permitted to be incurred by this Indenture;

(15)                          Indebtedness, Disqualified Stock or preferred stock of Persons or assets that are acquired by the Company or any Restricted Subsidiary of the Company or merged into the Company or a Restricted Subsidiary of the Company in accordance with the terms of the Indenture; provided that such Indebtedness, Disqualified Stock or preferred stock is not incurred in contemplation of such acquisition or merger; and provided further that after giving effect to such acquisition or merger, either:

(A)                               the Company would be permitted to incur at least $1 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in Section 4.09(a) hereof; or

(B)                               the Fixed Charge Coverage Ratio would be greater than immediately prior to such acquisition or merger;

(16)                          Environmental CapEx Debt; provided, that prior to the incurrence of any Environmental CapEx Debt, the Company shall deliver to the Trustee an officer’s certificate designating such Indebtedness as Environmental CapEx Debt;

(17)                          Indebtedness incurred to finance Necessary Capital Expenditures; provided, that prior to the incurrence of any Indebtedness to finance Necessary Capital Expenditures, the Company shall deliver to the Trustee an officer’s certificate designating such Indebtedness as Necessary CapEx Debt;

(18)                          Indebtedness of the Company or any Restricted Subsidiary consisting of (i) the financing of insurance premiums or (ii) take-or-pay obligations contained in supply arrangements, in each case, in the ordinary course of business;

(19)                          the incurrence by the Company or any of its Restricted Subsidiaries of Contribution Indebtedness;

(20)                          [the incurrence by the Company and/or any of its Restricted Subsidiaries of Indebtedness that constitutes a Permitted Tax Lease;]

(21)                          Indebtedness of the Company or any Restricted Subsidiary provided that the Total Net Secured Leverage Ratio shall not exceed 5.00 to 1.00 determined on a pro forma basis;

(22)                          the incurrence by the Company and/or any of its Restricted Subsidiaries of additional Indebtedness in an aggregate principal amount (or accreted value, as applicable) at any time outstanding, including all Permitted Refinancing Indebtedness incurred to refund, refinance, replace, defease or discharge any Indebtedness incurred pursuant to this clause (22), not to exceed the greater of (a) $35 million and (b) 20% of EBITDA for the most recently ended Test Period (calculated on a pro forma basis) at the time of incurrence and any Permitted Refinancing Indebtedness in respect thereof;

(23)                          (a) the Shawville Qualifying Credit Support and (b) to the extent constituting Indebtedness, obligations under the Shawville Pipeline Agreement; and

(24)                          letters of credit issued or outstanding as of the Issue Date and related obligations under the Citi Letter of Credit Facility.

For purposes of determining compliance with this Section 4.09, in the event that an item of proposed Indebtedness meets the criteria of more than one of the categories of Permitted Debt described in clauses (1) through (24) above, or is entitled to be incurred pursuant to Section 4.09(a) hereof, the Company will be permitted to classify such item of Indebtedness on the date of its incurrence, or later reclassify all or a portion of such item of Indebtedness, in any manner that complies with this Section

4.09; provided that Indebtedness incurred under the Exit Credit Agreement and any Permitted Refinancing Indebtedness that refunds, refinances or replaces the Exit Credit Agreement or any such Permitted Refinancing Indebtedness shall be deemed incurred in reliance on the exception provided by clause (1) of the definition of “Permitted Debt” and may not be reclassified.  The accrual of interest, the accretion or amortization of original issue discount, the payment of interest on any Indebtedness in the form of additional Indebtedness with the same terms, and the payment of dividends on Disqualified Stock in the form of additional shares of the same class of Disqualified Stock will not be deemed to be an incurrence of Indebtedness or an issuance of Disqualified Stock for purposes of this Section 4.09; provided, in each such case, that the amount thereof is included in Fixed Charges of the Company as accrued.

For purposes of determining compliance with any U.S. dollar-denominated restriction on the incurrence of Indebtedness, the U.S. dollar-equivalent principal amount of Indebtedness denominated in a foreign currency will be calculated based on the relevant currency exchange rate in effect on the date such Indebtedness was incurred; provided that if such Indebtedness is incurred to refinance other Indebtedness denominated in a foreign currency, and such refinancing would cause the applicable U.S. dollar-dominated restriction to be exceeded if calculated at the relevant currency exchange rate in effect on the date of such refinancing, such U.S. dollar-dominated restriction shall be deemed not to have been exceeded so long as the principal amount of such refinancing Indebtedness does not exceed the principal amount of the Indebtedness being refinanced.

The amount of any Indebtedness outstanding as of any date will be:

(A)                               the accreted value of the Indebtedness, in the case of any Indebtedness issued with original issue discount;

(B)                               the principal amount of the Indebtedness, in the case of any other Indebtedness; and

(C)                               in respect of Indebtedness of another Person secured by a Lien on the assets of the specified Person, the lesser of:

(i)                                     the Fair Market Value of such assets at the date of determination; and

(ii)                                  the amount of the Indebtedness of the other Person,

provided that any changes in any of the above shall not give rise to a default under this Section 4.09.

Section 4.10                             Asset Sales.

(a)                                 The Company will not, and will not permit any of its Restricted Subsidiaries to, consummate an Asset Sale unless:

(1)                                 the Company (or the Restricted Subsidiary, as the case may be) receives consideration at the time of the Asset Sale at least equal to the Fair Market Value of the assets or Equity Interests issued or sold or otherwise disposed of; and

(2)                                 at least 75% of the consideration received in the Asset Sale by the Company or such Restricted Subsidiary is in the form of cash. For purposes of this provision, each of the following will be deemed to be cash:

(A)                               any liabilities, as shown on the Company’s most recent consolidated balance sheet, of the Company or any Restricted Subsidiary (other than contingent liabilities and liabilities that are by their terms subordinated to the Notes or any Subsidiary Guarantee) that are assumed by the transferee of any such assets pursuant to a customary novation agreement that releases the Company or such Restricted Subsidiary from further liability; and

(B)                               any securities, Notes or other obligations received by the Company or any such Restricted Subsidiary from such transferee that are converted by the Company or such Restricted Subsidiary into cash within 365 days of the receipt of such securities, Notes or other obligations, to the extent of the cash received in that conversion.

(b)                                 Within 365 days after the receipt of any Net Proceeds from an Asset Sale, the Issuers (or the applicable Restricted Subsidiary, as the case may be) may apply those Net Proceeds or, at its option, enter into a binding commitment to apply such Net Proceeds no later than 90 days following the initial 365-day period (an “Acceptable Commitment”):

(1)                                 to repay:

(a)                                 Priority Lien Obligations (including any permanent reductions on revolving credit borrowings thereunder or any cash collaterization of letters of credit); and

(b)                                 Second Lien Priority Obligations (including, at the Issuers’ option, the Notes through open-market purchases or by making an offer, in accordance with the procedures set forth below for an Asset Sale Offer, to all Holders of the Notes and Parity Lien Priority Obligations to purchase their Notes at 100% of the principal amount thereof, plus accrued but unpaid interest) containing provisions similar to those set forth in the Indenture with respect to sales of assets and use of proceeds therefrom on a pro rata basis (based on outstanding aggregate principal amount);

(2)                                 in the case of an Asset Sale by a Restricted Subsidiary that is not the Co-Issuer or a Guarantor, to repay Indebtedness of a Restricted Subsidiary that is not a Guarantor (other than Indebtedness owed to the Issuers or another Restricted Subsidiary of the Issuers);

(3)                                 to acquire all or substantially all of the assets of, or any Capital Stock of, another Person engaged primarily in a Permitted Business, if, after giving effect to any such acquisition of Capital Stock, such Person is or becomes a Restricted Subsidiary of the Issuers and a Guarantor;

(4)                                 to make a capital expenditure;

(5)                                 to acquire other assets that are not classified as current assets under GAAP and that are used or useful in a Permitted Business; or

(6)                                 any combination of the foregoing clauses (1) to (5).

Pending the final application of any such Net Proceeds, to the extent the Net Proceeds exceed $10 million, the Company shall maintain the Net Proceeds in a bank account that is subject to a deposit account control agreement in favor of the Collateral Trustee, and otherwise may temporarily reduce revolving credit borrowings or otherwise use such Net Proceeds in any manner that is not prohibited by this Indenture.

Notwithstanding the preceding paragraph, in the event that regulatory approval is necessary for an asset or investment, or construction, repair or restoration of any asset or investment has commenced, then the Issuers or any of their Restricted Subsidiaries shall have an additional 180 days to apply the Net Proceeds from such Asset Sale in accordance with the preceding paragraph.

(c)                                  Any Net Proceeds from Asset Sales that are not applied or invested as provided in Sections 4.10(b) hereof will constitute “Excess Proceeds.” When the aggregate amount of Excess Proceeds exceeds $50 million, or at such earlier date as may be selected by the Issuers, the Issuers will apply 100% of such Excess Proceeds to make an Asset Sale Offer to all Holders of the Notes and all holders of other Parity Lien Obligations containing provisions similar to those set forth in this Indenture with respect to offers to purchase or redeem with the proceeds of sales of assets to purchase the maximum principal amount of the Notes and, as applicable, such other Parity Lien Obligations that may be purchased out of the Excess Proceeds. The offer price in any Asset Sale Offer will be equal to 100% of the principal amount plus accrued and unpaid interest, if any, to the date of purchase and will be payable in cash. If any Excess Proceeds remain after consummation of an Asset Sale Offer, the Issuers may use those Excess Proceeds for any purpose not otherwise prohibited by this Indenture. If the aggregate principal amount of the Notes and, as applicable, other Priority Lien Obligations tendered into such Asset Sale Offer exceeds the amount of Excess Proceeds, the Company will select the Notes and, as applicable, such other Parity Lien Obligations to be purchased on a pro rata basis. Upon completion of each Asset Sale Offer, the amount of Excess Proceeds will be reset at zero.

(d)                                 The Issuers will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with each repurchase of Notes pursuant to an Asset Sale Offer.  To the extent that the provisions of any securities laws or regulations conflict with the provisions of this Section 4.10, the Issuers will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under this Section 4.10 by virtue of such compliance.

Section 4.11                             Transactions with Affiliates.

(a)                                 The Company will not, and will not permit any of its Restricted Subsidiaries to, make any payment to, or sell, lease, transfer or otherwise dispose of any of its properties or assets to, or purchase any property or assets from, or enter into or make or amend any transaction, contract, agreement, understanding, loan, advance or guarantee with, or for the benefit of, any Affiliate of the Company (each, an “Affiliate Transaction”) involving aggregate payments or consideration in excess of $10 million, unless:

(1)                                 the Affiliate Transaction is on terms that are no less favorable to the Company (as reasonably determined by the Company) or the relevant Restricted Subsidiary than those that would have been obtained in a comparable transaction by the Company or such Restricted Subsidiary with an unrelated Person; and

(2)                                 the Company delivers to the Trustee, with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $20 million, a resolution of the Board of Directors set forth in an Officer’s Certificate certifying that such Affiliate Transaction or series of related Affiliate Transactions complies with this Section 4.11 and that such Affiliate Transaction or series of related Affiliate Transactions has been approved by a majority of the disinterested members of the Board of Directors.

(b)                                 The following items will not be deemed to be Affiliate Transactions and, therefore, will not be subject to the provisions of Section 4.11(a) hereof:

(1)                                 any employment agreement or director’s engagement agreement, employee benefit plan, officer and director indemnification agreement or any similar arrangement entered into by the Company or its direct or indirect parent, or any of its Restricted Subsidiaries or approved by a Responsible Officer of the Company in good faith;

(2)                                 [Reserved];

(3)                                 transactions with a Person (other than an Unrestricted Subsidiary of the Company) that is an Affiliate of the Company solely because the Company owns, directly or through a Restricted Subsidiary, an Equity Interest in, or controls, such Person;

(4)                                 payment of directors’ fees or retainers (whether on behalf of the Company, any direct or indirect parent of the Company, or the Restricted Subsidiaries);

(5)                                 any issuance of Equity Interests (other than Disqualified Stock) of the Company or its Restricted Subsidiaries;

(6)                                 Restricted Payments that do not violate the provisions of Section 4.07 hereof;

(7)                                 any agreement in effect as of the Issue Date or any amendment thereto or replacement thereof and any transaction contemplated thereby or permitted thereunder, so long as any such amendment or replacement agreement taken as a whole is not more disadvantageous to the Holders of the Notes than the original agreement as in effect on the Issue Date;

(8)                                 payments or advances to employees or consultants that are incurred in the ordinary course of business or that are approved by a Responsible Officer of the Company in good faith;

(9)                                 the existence of, or the performance by the Company or any of its Restricted Subsidiaries of its obligations under the terms of, any stockholders agreement (including any registration rights agreement or purchase agreement related thereto) to which it (or its direct or indirect parent) is a party as of the Issue Date and any similar agreements which it may enter into thereafter; provided, however, that the existence of, or the performance by the Company or any of its Restricted Subsidiaries of obligations under, any future amendment to any such existing agreement or under any similar agreement entered into after the Issue Date shall only be permitted by this clause (9) to the extent that the terms of any such amendment or new agreement are not otherwise more disadvantageous to the Holders of the Notes in any material respect;

(10)                          transactions permitted by, and complying with, the provisions of Section 5.01 hereof;

(11)                          transactions with customers, clients, suppliers, joint venture partners or purchasers or sellers of goods or services (including pursuant to joint venture agreements) in compliance with the terms of the Indenture that are fair to the Company and its Restricted Subsidiaries, in the reasonable determination of a senior financial officer of the Company, or are on terms not materially less favorable taken as a whole as might reasonably have been obtained at such time from an unaffiliated party;

(12)                          any repurchase, redemption or other retirement of Capital Stock of the Company or any direct or indirect parent of the Company held by employees of the Company or any of its Subsidiaries;

(13)                          loans or advances to employees or consultants;

(14)                          any Permitted Investment in another Person involved in a Permitted Business;

(15)                          transactions in which the Company or any Restricted Subsidiary of the Company, as the case may be, delivers to the Trustee a letter from an Independent Financial Advisor stating that such transaction is fair to the Company or such Restricted Subsidiary from a financial point of view or meets the requirements of clause (1) of Section 4.11(a) hereof;

(16)                          the issuance of any letters of credit to support obligations of any non-Guarantor Subsidiary;

(17)                          transactions necessary for the Company to satisfy its obligations to make tax distributions under Section 4.01(b) of that certain Amended and Restated Limited Liability Company Agreement of GenOn Holdings, LLC, as in effect on the date hereof;

(18)                          transactions between or among non-Guarantor Subsidiaries, and any Guarantee, guarantee and/or other credit support provided by the Company and/or any Restricted Subsidiary in respect of any Subsidiary or any Minority Investment so long as all holders of Equity Interests in such Subsidiary or Minority Investment (including the Company or any Restricted Subsidiary, as applicable) shall participate directly or indirectly in such applicable Guarantee, guarantee and/or other credit support or shall provide a commitment in respect of any related obligation, in each case, on a pro rata basis relative to their Equity Interests in such Minority Investment; provided that any such transaction shall be fair and reasonable and beneficial to the Company and its Restricted Subsidiaries (taken as a whole) and consistent with Prudent Industry Practice;

(19)                          any tax sharing agreement between or among the Company and its Subsidiaries so long as such tax sharing agreement is on fair and reasonable terms with respect to each participant therein;

(20)                          transactions for shared services with GenOn Mid-Atlantic, LLC including, without limitation, fees for legal, financial, human resources, technology, accounting, and other professional services, and expense reimbursements related thereto;

(21)                          transactions related to any management incentive plan; and

(22)                          any agreement to do any of the foregoing.

Section 4.12                             Liens.

The Company will not, and will not permit any of its Restricted Subsidiaries  to create or permit to exist any Lien upon any property or assets owned at any time by the Company or any Restricted Subsidiary to secure any Indebtedness; provided, however, that this restriction will not apply to:

(1)                                 Existing Liens;

(2)                                 Liens securing the Notes issued on the Issue Date;

(3)                                 Liens on the Collateral securing Indebtedness under Credit Facilities, including any letter of credit facility relating thereto, that was permitted to be incurred pursuant to clause (1) of Section 4.09(b) hereof;

(4)                                 purchase money Liens securing Indebtedness having a principal amount that does not exceed the cost or value of the purchased property (including any Liens securing acquired indebtedness, provided that such Liens are not created in connection with, or in contemplation of, such acquisition);

(5)                                 Liens in favor of the either Company or any Restricted Subsidiary;

(6)                                 Liens on the Collateral securing Parity Lien Obligations, including all Refinancing Liens granted in connection with extending, renewing, replacing or refinancing in whole or in part any Indebtedness secured by Liens incurred pursuant to this clause (6);

(7)                                 [Reserved];

(8)                                 Refinancing Liens;

(9)                                 any interest or title of a lessor, sublessor, licensor or sublicensor under any ground leases or subleases, licenses or sublicenses in respect of real property on which facilities owned or leased by the Company or any of its Restricted Subsidiaries are located, provided such ground leases, subleases, licenses or sublicenses are permitted under the Agreement or are entered into in the ordinary operation of the business of the Company or any Restricted Subsidiary;

(10)                          easements, rights-of-way, licenses, servitudes, permits, conditions, covenants, restrictions (including zoning restrictions), oil, gas and other mineral interests, royalty interests and leases, minor defects, exceptions or irregularities in title, encroachments, protrusions and other similar charges or encumbrances, affecting any properties of the Company or any Restricted Subsidiary, which do not in the aggregate materially adversely affect the value of such properties or the use of such properties for the purposes for which such properties are held by the Company and/or the applicable Restricted Subsidiaries, taken as a whole, or interfere in any material respect with the ordinary operation of business of the Company and the Restricted Subsidiaries, taken as a whole;

(11)                          any exception shown on a final survey delivered to the Collateral Trustee pursuant to the terms of the Collateral Trust Agreement incidental to the conduct of the business of the Company or any Restricted Subsidiary or to the ownership of the property to which such exception relates, which was not incurred in connection with Indebtedness for borrowed money and which does not individually or in the aggregate materially adversely affect the value of said property or materially impair its use in the ordinary operation of the business of the Company or any of the Restricted Subsidiaries and (ii) any exception shown on any final title policy issued to the Collateral Trustee in connection with any mortgaged property;

(12)                          leases, licenses, subleases or sublicenses granted to others not interfering in any material respect with the business of the Company and its Restricted Subsidiaries, taken as a whole;

(13)                          any zoning, land use, environmental or similar law or right reserved to or vested in any Governmental Authority to control or regulate the use of any real property that does not materially interfere with the ordinary use of such Property or the conduct of the business of the Company or its Restricted Subsidiaries;

(14)                          any Lien arising by reason of deposits with or giving of any form of security to any Governmental Authority for any purpose at any time as required by Applicable Law as a condition to the transaction of any business or the exercise of any privilege or license, or to enable the Company or any Restricted Subsidiary to maintain self-insurance or to participate in any fund for liability on any insurance risks;

(15)                          rights reserved to or vested in any Governmental Authority by the terms of any right, power, franchise, grant, license or permit, or by any provision of Applicable Law, to terminate or modify such right, power, franchise, grant, license or permit or to purchase or recapture or to designate a purchaser of any of the property of such person;

(16)                          Liens arising under any obligations or duties affecting any of the property, the Company or any Restricted Subsidiary to any Governmental Authority with respect to any franchise, grant, license or permit which do not materially impair the use of such property for the purposes for which it is held;

(17)                          rights reserved to or vested in any Governmental Authority to use, control or regulate any property of such Person, which do not materially impair the use of such property for the purposes for which it is held;

(18)                          [Reserved];

(19)                          Liens on the Collateral securing Priority Lien Obligations, permitted to be incurred pursuant to Section 4.09, provided that the First Lien Net Secured Leverage Ratio shall not exceed 2.00 to 1.00 determined on a pro rata basis;

(20)                          Liens securing Indebtedness of the Company or any Restricted Subsidiary permitted to be incurred pursuant to Section 4.09(b)(21), provided that such Lien must be junior or pari passu to the Liens securing the Notes and shall be subject to the Collateral Trust Agreement or another customary intercreditor agreement;

(21)                          Liens securing Indebtedness and other obligations permitted to be incurred pursuant to Section 4.09 in an aggregate principal amount not to exceed the greater of (a) $35 million and (b) 20% of EBITDA; and

(22)                          Liens to secure letter of credit and related obligations under the Citi Letter of Credit Facility.

Notwithstanding the foregoing, the Company will not, and the Company will not permit any of its Restricted Subsidiaries to, directly or indirectly, create or permit to exist any Lien on any asset or property of the Company or such Restricted Subsidiary that secures Obligations under Indebtedness that is contractually senior in priority (without regard to control of remedies) to any security interest at any time granted to secure the Notes or the Subsidiary Guarantees and is also contractually junior in priority (without regard to control of remedies) to any security interest at any time granted to secure any other Indebtedness.

If at any time any Restricted Subsidiary creates or permits to exist any Lien that secures any Priority Lien Obligation or any Parity Lien Obligation (other than the Obligations in respect of the Notes) upon any property or assets of the Company or any of its Restricted Subsidiaries, the Company shall cause such Restricted Subsidiary to create a Lien on such assets or property on substantially similar terms to secure the Obligations in respect of the Notes in accordance with Section 4.18 hereto.

The Collateral Trustee shall take no action pursuant to Article 4 of the Collateral Trust Agreement to subordinate its Liens, in whole or in part, as to any Lien on any Collateral other than any subordination requested by the Company to Liens permitted pursuant to clauses (4), and (8) (solely in the case of clause (8) to the extent constituting Refinancing Liens with respect to the clauses specifically referenced in this paragraph), (10), (13) or (17)  of this Section 4.12.

Section 4.13                             Corporate Existence.

Subject to Article 5 hereof, the Issuers shall do or cause to be done all things necessary to preserve and keep in full force and effect:

(1)                                 its corporate existence, and the corporate, partnership or other existence of each of its Subsidiaries, in accordance with the respective organizational documents (as the same may be amended from time to time) of the Issuers or any such Subsidiary; and

(2)                                 the rights (charter and statutory), licenses and franchises of the Issuers and their respective Subsidiaries; provided, however, that the Issuers shall not be required to preserve any such right, license or franchise, or the corporate, partnership or other existence of any of its Subsidiaries, if (a) the Issuers shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Issuers and their respective Subsidiaries, taken as a whole, and that the loss thereof is not adverse in any material respect to the Holders of the Notes (b) if a Subsidiary is to be dissolved, such Subsidiary has no assets.

Section 4.14                             Offer to Repurchase Upon Change of Control Triggering Event.

(a)                                 Upon the occurrence of a Change of Control Triggering Event, the Issuers will make an offer (a “Change of Control Offer”) to each Holder to repurchase all or any part (equal to $1.00 or an integral multiple of $1.00 in excess of $1.00) of that Holder’s Notes at a purchase price in cash equal to 101% of the aggregate principal amount of Notes repurchased, plus accrued and unpaid interest, if any, on the Notes repurchased to, but excluding, the date of repurchase, subject to the rights of Holders of Notes on the relevant record date to receive interest due on the relevant interest payment date (the “Change of Control Payment”). Within 30 days following any Change of Control Triggering Event, the Issuers will deliver a notice to each Holder describing the transaction or transactions that constitute the Change of Control and stating:

(1)                                 that the Change of Control Offer is being made pursuant to this Section 4.14 and that all Notes tendered will be accepted for payment;

(2)                                 the purchase price and the purchase date, which shall be no earlier than 10 days and no later than 60 days from the date such notice is delivered (the “Change of Control Payment Date”);

(3)                                 that any Note not tendered will continue to accrue interest;

(4)                                 that, unless the Issuers default in the payment of the Change of Control Payment, all Notes accepted for payment pursuant to the Change of Control Offer will cease to accrue interest after the Change of Control Payment Date;

(5)                                 that Holders electing to have any Notes purchased pursuant to a Change of Control Offer shall be required to surrender the Notes, with the form entitled “Option of Holder to Elect Purchase” on the reverse of the Notes completed, to the Paying Agent at the address specified in the notice prior to the close of business on the third Business Day preceding the Change of Control Payment Date; Notes held in book entry form shall be surrendered in accordance with DTC’s applicable procedure;

(6)                                 that Holders will be entitled to withdraw their election if the Paying Agent receives, not later than the close of business on the second Business Day preceding the Change of Control Payment Date, facsimile transmission or letter setting forth the name of the Holder, the principal amount of Notes delivered for purchase, and a statement that such Holder is withdrawing his election to have the Notes purchased; Notes held in book entry form shall be withdrawn in accordance with DTC’s applicable procedures; and

(7)                                 that Holders whose Notes are being purchased only in part will be issued new Notes equal in principal amount to the unpurchased portion of the Notes surrendered, which unpurchased portion must be equal to $1.00 in principal amount or an integral multiple of $1.00 in excess thereof.

The Issuers shall comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with the repurchase of the Notes as a result of a Change of Control.  To the extent that the provisions of any securities laws or regulations conflict with the provisions of this Section 4.14, the Issuers shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under this Section 4.14 by virtue of such compliance.

(b)                                 On the Change of Control Payment Date, the Issuers shall, to the extent lawful:

(1)                                 accept for payment all Notes or portions of Notes properly tendered pursuant to the Change of Control Offer;

(2)                                 no later than 10 a.m. Eastern Time deposit with the Paying Agent an amount equal to the Change of Control Payment in respect of all Notes or portions of Notes properly tendered; and

(3)                                 deliver or cause to be delivered to the Trustee the Notes properly accepted together with an Officer’s Certificate stating the aggregate principal amount of Notes or portions of Notes being purchased by the Issuers.

The Paying Agent shall promptly distribute to each Holder of Notes properly tendered the Change of Control Payment for the Notes, and the Trustee shall promptly authenticate and deliver (or cause to be transferred by book entry) to each Holder a new Note equal in principal amount to any unpurchased portion of the Notes surrendered, if any; provided that each new Note shall be in a principal amount of $1.00 or an integral multiple of $1.00 in excess thereof.  The Issuers shall publicly announce the results of the Change of Control Offer on or as soon as practicable after the Change of Control Payment Date.

(c)                                  The provisions described in Sections 4.14(a) and (b) shall apply whether or not other provisions of this Indenture are applicable.  Except as described in Sections 4.14(a) and (b) hereof, Holders of Notes shall not be permitted to require that the Issuers repurchase or redeem the Notes in the event of a takeover, recapitalization or similar transaction.

(d)                                 Notwithstanding anything to the contrary in this Section 4.14, the Issuers shall not be required to make a Change of Control Offer upon a Change of Control Triggering Event if (1) a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in this Section 4.14 and purchases all Notes properly tendered and not withdrawn under the Change of Control Offer, or (2) notice of redemption has been given pursuant to Section 3.07 hereof, unless and until there is a default in payment of the applicable redemption price.  A Change of Control Offer may be made in advance of a Change of Control Triggering Event, with the obligation to pay and the timing of payment conditioned upon the occurrence of a Change of Control Triggering Event, if a definitive agreement to effect a Change of Control is in place at the time the Change of Control Offer is made.

Section 4.15                             [Reserved].

Section 4.16                             No Layering of Debt.

The Company will not incur, and will not permit the Co-Issuer or any Guarantor to incur, any Indebtedness (including Permitted Debt) that is contractually subordinated in right of payment to any other Indebtedness of the Company, the Co-Issuer or such Guarantor unless such Indebtedness is also contractually subordinated in right of payment to the Notes and the applicable Subsidiary Guarantee on substantially identical terms; provided, however, that no Indebtedness will be deemed to be contractually subordinated in right of payment to any other Indebtedness of the Company solely by virtue of being unsecured or by virtue of being secured on a first or junior Lien basis.

Section 4.17                             Limitation on Sale and Leaseback Transactions.

The Company will not, and will not permit any of its Restricted Subsidiaries to, enter into any sale and leaseback transaction [(other than a Permitted Tax Lease, which shall not be restricted by this covenant)]; provided that the Company, the Co-Issuer or any Guarantor may enter into a sale and leaseback transaction if:

(1)                                 the Company, the Co-Issuer or that Guarantor, as applicable, could have (a) incurred Indebtedness in an amount equal to the Attributable Debt relating to such sale and leaseback transaction under Section 4.09 hereof and (b) incurred a Lien to secure such Indebtedness pursuant to Section 4.12 hereof;

(2)                                 the gross proceeds of that sale and leaseback transaction are at least equal to the Fair Market Value of the property that is subject of that sale and leaseback transaction, as determined in good faith by a senior financial officer of the Company; and

(3)                                 if such sale and leaseback transaction constitutes an Asset Sale, the transfer of assets in that sale and leaseback transaction is permitted by, and the Company applies the proceeds of such transaction in compliance with Section 4.10(c) hereof.

Section 4.18                             Subsidiary Guarantees.

If,

(1)                                 the Company or any of its Restricted Subsidiaries acquires or creates another Domestic Subsidiary (other than an Unrestricted Subsidiary or an Excluded Subsidiary) after the Issue Date, or

(2)                                 any Excluded Subsidiary that is a Domestic Subsidiary ceases to be an Excluded Subsidiary after the Issue Date, or

(3)                                 any Unrestricted Subsidiary ceases to be an Unrestricted Subsidiary after the Issue Date,

then such newly acquired or created Domestic Subsidiary, former Excluded Subsidiary or former Unrestricted Subsidiary, as the case may be, will become a Guarantor of the Notes and execute a supplemental indenture in the form attached hereto as Exhibit B and deliver an Opinion of Counsel satisfactory to the Trustee within 30 Business Days of the date on which it was acquired or created or ceased to be an Excluded Subsidiary, as the case may be.

Each Person that becomes a Guarantor after the Issue Date shall also become a party to the applicable Note Security Documents and the Tenaska Intercreditor Agreement, if applicable, and shall as promptly as practicable execute and deliver such joinders, security instruments, financing statements, mortgages, deeds of trust (in substantially the same form as those executed and delivered with respect to the Collateral on the Issue Date or on the date first delivered in the case of any such documents to be delivered after the Issue Date) as may be necessary to vest in the Collateral Trustee a perfected second-priority security interest (subject Section 4.12 hereof) in all of such Guarantor’s properties and assets of the type that constitute Collateral as security for the Notes or the Guarantees on the Issue Date or any date thereafter and as may be necessary to have such property or asset added to the applicable Collateral as required under the Note Security Documents and this Indenture, and thereupon all provisions of this Indenture relating to the Collateral shall be deemed to relate to such properties and assets to the same extent and with the same force and effect.

Section 4.19                             Designation of Restricted, and Unrestricted Subsidiaries.

The Company may designate, by a certificate executed by a Responsible Officer of the Company, any Restricted Subsidiary other than the Co-Issuer to be an Unrestricted Subsidiary if that designation would not cause a Default. If a Restricted Subsidiary is designated as an Unrestricted Subsidiary, the aggregate Fair Market Value of all outstanding Investments owned by the Company and its Restricted Subsidiaries in the Subsidiary designated as Unrestricted will be deemed to be an Investment made as of the time of the designation and will reduce the amount available for Restricted Payments under Section 4.07 hereof or under one or more clauses of the definition of Permitted Investments, as determined by the Company.  That designation will only be permitted if the Investment would be permitted at that time and if the Restricted Subsidiary otherwise meets the definition of an Unrestricted Subsidiary. A Responsible Officer of the Company may redesignate any Unrestricted Subsidiary to be a Restricted Subsidiary if that redesignation would not cause a Default or Event of Default.

Any designation of a Subsidiary of the Company as an Unrestricted Subsidiary will be evidenced to the Trustee by delivering to the Trustee a certified copy of a resolution of the Board of Directors of the Company giving effect to such designation and an Officer’s’ Certificate certifying that such designation complied with the preceding conditions and was permitted by Section 4.07 hereof.  If, at any time, any Unrestricted Subsidiary should fail to meet the preceding requirements as, respectively, an Unrestricted Subsidiary, it will thereafter cease to be an Unrestricted Subsidiary for the purposes of this Indenture and any Indebtedness of such Subsidiary will be deemed to be incurred by a Restricted Subsidiary of the Company, as of such date and, if such Indebtedness is not permitted to be incurred as of such date under Section 4.09 hereof, the Company will be in default of such covenant.  The Board of Directors of the Company may at any time designate any Unrestricted Subsidiary to be a Restricted Subsidiary of the Company; provided that such designation will be deemed to be an incurrence of Indebtedness by a Restricted Subsidiary of the Company of any outstanding Indebtedness of such Unrestricted Subsidiary, and such designation will only be permitted if (1) such Indebtedness is permitted under Section 4.09 hereof, calculated on a pro forma basis as if such designation had occurred at the beginning of the applicable reference period; and (2) no Default or Event of Default would be in existence following such designation.

Section 4.20                             Restrictions on Activities of the Co-Issuer.

The Co-Issuer may not hold any assets, become liable for any obligations or engage in any business activities; provided that the Co-Issuer may be a co-obligor under (i) the Notes and this Indenture and (ii) any other Indebtedness incurred by the Company pursuant to Section 4.09, and in each case may engage in any activities directly related or necessary in connection therewith.

ARTICLE 5
SUCCESSORS

For purposes of the Notes, Article 5 hereof provides the terms upon which a Person can succeed the Obligations of the Issuers or the Guarantors.

Section 5.01                             Merger, Consolidation or Sale of Assets.

(a)                                 The Company may not, directly or indirectly: (1) consolidate or merge with or into another Person (whether or not the Company is the surviving corporation); or (2) sell, assign, transfer, convey or otherwise dispose of all or substantially all of the properties or assets of the Company and its Subsidiaries taken as a whole, in one or more related transactions, to another Person, unless:

(1)                                 either:

(A)                               the Company is the surviving corporation; or

(B)                               the Person formed by or surviving any such consolidation or merger (if other than the Company) or to which such sale, assignment, transfer, conveyance or other disposition has been made is a corporation, partnership or limited liability company organized or existing under the laws of the United States, any state of the United States or the District of Columbia; provided that if the Person is a partnership or limited liability company, then a corporation wholly-owned by such Person organized or existing under the laws of the United States, any state of the United States or the District of Columbia that does not and will not have any material assets or operations shall become a co-issuer of the Notes pursuant to a supplemental indenture duly executed by the Trustee;

(2)                                 the Person formed by or surviving any such consolidation or merger (if other than the Company) or the Person to which such sale, assignment, transfer, conveyance or other disposition has been made assumes all the obligations of the Company under the Notes, this Indenture pursuant to a supplemental indenture or other documents and agreements; and

(3)                                 (A) the Company or the Person formed by or surviving any such consolidation or merger (if other than the Company), or to which such sale, assignment, transfer, conveyance or other disposition has been made will, on the date of such transaction after giving pro forma effect thereto and any related financing transactions as if the same had occurred at the beginning of the most recently ended Test Period, be permitted to incur at least $1 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in Section 4.09(a) hereof, or (B) the Fixed Charge Coverage Ratio of the Company or the Person formed by or surviving any such consolidation or merger (if other than the Company) is greater after giving pro forma effect to such consolidation or merger and any related financing transactions as if the same had occurred at the beginning of the most recently ended Test Period, than the Company’s actual Fixed Charge Coverage Ratio for the period.

In addition, the Company will not, directly or indirectly, lease all or substantially all of the properties and assets of it and the Guarantors taken as a whole, in one or more related transactions, to any other Person.

(b)                                 This Section 5.01 shall not apply to:

(1)                                 a merger of the Company or the Co-Issuer with an Affiliate solely for the purpose of reincorporating the Company in another jurisdiction or forming a direct or indirect holding company of the Company; or

(2)                                 any sale, transfer, assignment, conveyance, lease or other disposition of assets between or among the Company, the Co-Issuer and its Restricted Subsidiaries, including by way of merger or consolidation.

(c)                    The Co-Issuer shall not, directly or indirectly: (1) consolidate or merge with or into another Person (whether or not the Co-Issuer is the surviving corporation), or (2) sell, assign, transfer, convey, lease or otherwise dispose of all or substantially all of its properties and assets, in one or more related transactions, to another Person or Persons, unless:

(1)         either: (a) the Co-Issuer shall be the surviving corporation; or (b) the Person formed by or surviving such consolidation or merger (if other than the Co-Issuer) or to which such sale, assignment, transfer, conveyance, lease or other disposition shall have been made (i) shall be a corporation organized or existing under the laws of the United States, any state or territory thereof or the District of Columbia and (ii) assumes all the obligations of the Co-Issuer under the Notes and this Indenture pursuant to agreements reasonably satisfactory to the Trustee;

(2)         immediately after giving effect to such transaction, at least one obligor on the Notes shall be a corporation organized and validly existing under the laws of the United States, any state or territory thereof or the District of Columbia;

(3)         immediately after giving effect to such transaction no Event of Default exists; and

(4)         the Co-Issuer or, if applicable, the Person described in clause (1)(b) above shall have delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each to the effect that such transaction complies with the requirements of this Indenture.

Section 5.02                             Successor Corporation Substituted.

Upon any consolidation or merger, or any sale, assignment, transfer, lease, conveyance or other disposition of all or substantially all of the properties or assets of the Co-Issuer or Company and its Subsidiaries taken as a whole in a transaction that is subject to, and that complies with the provisions of, Section 5.01 hereof, the successor Person formed by such consolidation or into or with which the Company or the Co-Issuer, as the case may be, is merged or to which such sale, assignment, transfer, conveyance or other disposition is made shall succeed to, and be substituted for (so that from and after the date of such consolidation, merger, sale, assignment, transfer, conveyance or other disposition, the provisions of this Indenture referring to the “Company” or “Co-Issuer,” as the case may be, shall refer instead to the successor Person and not to the Company or the Co-Issuer, as the case may be), and may exercise every right and power of the Company or the Co-Issuer, as the case may be, under this Indenture with the same effect as if such successor Person had been named as the Company herein; provided, however, that the predecessor Company or the Co-Issuer, as the case may be, shall not be relieved from the obligation to pay the principal of, premium, if any, and interest on, the Notes except in the case of a sale of all of the Company’s or the Co-Issuer’s, as the case may be, assets in a transaction that is subject to, and that complies with the provisions of, Section 5.01 hereof.

ARTICLE 6
DEFAULTS AND REMEDIES

For purposes of the Notes, Article 6 hereof provides the terms defaults and remedies.

Section 6.01                             Events of Default.

Each of the following is an “Event of Default”:

(1)                                 default for 30 days in the payment when due of interest on the Notes;

(2)                                 default in the payment when due of the principal of, or premium, if any, on the Notes;

(3)                                 failure by the Company or any Restricted Subsidiaries for 60 days after written notice to the Company by the Trustee or the Holders to the Trustee and the Company of at least 25% in aggregate principal amount of the Notes then outstanding to comply with any of the agreements in this Indenture;

(4)                                 the acceleration of the maturity of any Indebtedness for money borrowed (other than the Notes of such series) by the Company or any of its Restricted Subsidiaries (other than any Excluded Subsidiaries) having an aggregate principal amount outstanding in excess of $75 million, if such acceleration is not rescinded or annulled, or such indebtedness shall not have been discharged, within 15 days after the date of such acceleration;

(5)                                 failure by the Company or any of its Restricted Subsidiaries (other than any Excluded Subsidiaries) to pay final and non-appealable judgments aggregating in excess of $75 million, which judgments are not covered by indemnities or third-party insurance, which judgments are not paid, discharged, vacated or stayed for a period of 60 days;

(6)                                 [Reserved];

(7)                                 [Reserved];

(8)                                 except as permitted by the Indenture, the Subsidiary Guarantee of any Restricted Subsidiary (other than any Excluded Subsidiaries) shall for any reason cease to be in full force and effect or be declared null and void or any responsible officer of such Guarantor, as the case may be, denies that it has any further liability under its Guarantee or gives notice to such effect, in each case, other than by reason of the termination of this Indenture or the release of any such Guarantee in accordance with this Indenture;

(9)                                 with respect to any Collateral, individually or in the aggregate, having a Fair Market Value in excess of $75 million, any of the Note Security Documents ceases to be in full force and effect, or any of the Note Security Documents ceases to give the Holders of the Notes the Liens purported to be created thereby, or any of the Note Security Documents is declared null and void or either of the Issuers or any Guarantor denies in writing that it has any further liability under any Note Security Document (in each case other than in accordance with the terms of the Indenture or any of the Note Security Documents), except to the extent that any loss of perfection or priority results from the failure of the Collateral Trustee to maintain possession of certificates actually delivered to it representing securities, promissory notes or other instruments pledged under the Note Security Documents, or otherwise results from the gross negligence or willful misconduct of the Trustee or the Collateral Trustee;

(10)                          after the Issue Date, the Company or any of its Restricted Subsidiaries (other than its Excluded Subsidiaries):

(A)                               commences a voluntary case,

(B)                               consents to the entry of an order for relief against it in an involuntary case,

(C)                               consents to the appointment of a custodian of it or for all or substantially all of its property,

(D)                               makes a general assignment for the benefit of its creditors, or

(E)                                generally is not paying its debts as they become due; or

(11)                          after the Issue Date, a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

(A)                               is for relief against the Company or any of its Restricted Subsidiaries (other than its Excluded Subsidiaries);

(B)                               appoints a custodian of the Company or any of its Restricted Subsidiaries (other than its Excluded Subsidiaries) for all or substantially all of the property of the Issuers or any Guarantor; or

(C)                               orders the liquidation of the Issuers or any of its Restricted Subsidiaries (other than its Excluded Subsidiaries);

and the order or decree remains unstayed and in effect for 60 consecutive days.

Section 6.02                             Acceleration.

In the case of an Event of Default specified in clause (10) or (11) of Section 6.01 hereof, with respect to the Company or any of its Restricted Subsidiaries (other than any of its Excluded Subsidiaries), all outstanding Notes will become due and payable immediately without any further action, declaration or notice on the part of the Trustee or the Holders.  If any other Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in aggregate principal amount of the then outstanding Notes may declare all the Notes to be due and payable immediately.  Upon any such declaration, the Notes shall become due and payable immediately.

Subject to certain limitations, holders of a majority in principal amount of the outstanding Notes may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from holders of

Notes notice of any continuing Default or Event of Default if it determines that withholding notice is in their interest, except a Default or Event of Default relating to the payment of principal or interest.

Section 6.03                             Other Remedies.

If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy to collect the payment of principal of, premium, if any, or interest on, the Notes or to enforce the performance of any provision of the Notes or this Indenture.

The Trustee may maintain a proceeding even if it does not possess any of the Notes or does not produce any of them in the proceeding.  A delay or omission by the Trustee or any Holder of a Note in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default.  All remedies are cumulative to the extent permitted by law.

Section 6.04                             Waiver of Past Defaults.

The Holders of a majority in aggregate principal amount of the then outstanding Notes by written notice to the Trustee may, on behalf of the Holders of all of the Notes waive any existing Default or Event of Default and its consequences hereunder, except a continuing Default or Event of Default in the payment of the principal of, premium, if any, or interest on, the Notes (including in connection with an offer to purchase); provided, however, that the Holders of a majority in aggregate principal amount of the then outstanding Notes may rescind an acceleration and its consequences, including any related payment default that resulted from such acceleration.  Upon any such waiver, such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other Default or impair any right consequent thereon.

Section 6.05                             Control by Majority.

Subject to certain limitations, Holders of a majority in principal amount of the Notes that are then outstanding may direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee in its exercise of any trust or power conferred on the Trustee.  However, the Trustee may refuse to follow any direction that conflicts with law or this Indenture or that the Trustee determines in good faith may be unduly prejudicial to the rights of other Holders of Securities (it being understood that the Trustee shall not have an affirmative duty to ascertain whether or not any such direction is unduly prejudicial to any other Holder), is otherwise contrary to applicable law or that may involve the Trustee in personal liability or expense for which the Trustee has not received an indemnity against cost, loss, liability or expense satisfactory to it, and the Trustee may take any other action it deems proper which is not inconsistent with any such direction received from the Holders.

Section 6.06                             Limitation on Suits.

No Holder of a Note may pursue any remedy with respect to this Indenture or the Notes unless:

(1)                                 such Holder has previously given the Trustee written notice that an Event of Default is continuing;

(2)                                 Holders of at least 25% in aggregate principal amount of the then outstanding Notes make a written request to the Trustee to pursue the remedy;

(3)                                 such Holder or Holders have offered the Trustee security and/or indemnity satisfactory to the Trustee against any loss, liability or expense it may incur;

(4)                                 the Trustee does not comply with such request within 60 days after receipt of the request and the offer of security and/or indemnity; and

(5)                                 during such 60-day period, Holders of a majority in aggregate principal amount of the then outstanding Notes do not give the Trustee a direction inconsistent with such request.

A Holder of a Note may not use this Indenture to prejudice the rights of another Holder of a Note or to obtain a preference or priority over another Holder of a Note.

Section 6.07                             Rights of Holders of Notes to Receive Payment.

Notwithstanding any other provision of this Indenture, the contractual right of any Holder of a Note to receive payment of principal of, premium, if any, or interest on, the Note, on or after the respective due dates expressed in the Note (including in connection with an offer to purchase), or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such Holder.

Section 6.08                             Collection Suit by Trustee.

If an Event of Default specified in Section 6.01(1) or (2) hereof occurs and is continuing, the Trustee is authorized to recover judgment in its own name and as trustee of an express trust against the Issuers for the whole amount of principal of, premium, if any, and interest on, remaining unpaid on the Notes and interest on overdue principal and, to the extent lawful, interest and such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

Section 6.09                             Trustee May File Proofs of Claim.

The Trustee is authorized to file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel), the Agent and the Holders of the Notes allowed in any judicial proceedings relative to the Issuers (or any other obligor upon the Notes), its creditors or its property and shall be entitled and empowered to collect, receive and distribute any money or other property payable or deliverable on any such claims and any custodian in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee, and in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to each of the Trustee and the Agent any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, or the Agent and any other amounts due to the Trustee or the Agent under this Indenture, including without limitation, under Section 7.07 hereof.  To the extent that the payment of any such compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, or the Agent and any other amounts due to the Trustee or the Agent under this Indenture, including without limitation, under Section 7.07 hereof out of the estate in any such proceeding, shall be denied for any reason, payment of the same shall be secured by a Lien on, and shall be paid out of, any and all distributions, dividends, money, securities and other properties that the Holders may be entitled to receive in such proceeding whether in liquidation or under any plan of reorganization or arrangement or otherwise.  Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

Section 6.10                             Priorities.

If the Trustee collects any money pursuant to this Article 6 or, after an Event of Default, any money or other property distributable in respect of the Issuers’ obligations under this Indenture shall be applied in the following order:

First:                  to the Trustee (including any predecessor trustee) and the Agent, and their respective agents and attorneys for amounts due under Section 7.07 hereof, including payment of all compensation, expenses and liabilities incurred, and all advances made, by the Trustee or the Agents and the costs and expenses of collection;

Second:    to Holders of Notes for amounts due and unpaid on the Notes for principal, premium, if any, and interest, ratably, without preference or priority of any kind, according to the amounts due and payable on the Notes for principal, premium, if any, and interest, respectively; and

Third:              to the Issuers or to such party as a court of competent jurisdiction shall direct.

The Trustee may fix a record date and payment date for any payment to Holders of Notes pursuant to this Section 6.10.

Section 6.11                             Undertaking for Costs.

In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as a Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys’ fees, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant.  This Section 6.11 does not apply to a suit by the Trustee, a suit by a Holder of a Note pursuant to Section 6.07 hereof, or a suit by Holders of more than 10% in aggregate principal amount of the then outstanding Notes.

ARTICLE 7
TRUSTEE

Section 7.01                             Duties of Trustee.

(a)                                 If an Event of Default with respect to the Notes has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in their exercise, as a prudent person would exercise or use under the circumstances in the conduct of such person’s own affairs.

(b)                                 Except during the continuance of an Event of Default:

(1)                                 the Trustee undertakes to perform such duties and only such duties as are specifically set forth in this Indenture, and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

(2)                                 in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture:  but in the case of any such certificates or opinions which by any provision hereof are specifically required to be furnished to the Trustee, the Trustee shall be under a duty to examine the same to determine whether or not they conform to the requirements of this Indenture (but need not confirm or investigate the accuracy of mathematical calculations or other facts, statements, opinions or conclusions stated therein).

(c)                                  No provision of this Indenture shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

(1)                                 this paragraph does not limit the effect of paragraph (b) of this Section 7.01;

(2)                                 the Trustee shall not be liable for any error of judgment made in good faith by a Trust Officer, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and

(3)                                 the Trustee shall not be liable with respect to any action taken, suffered or omitted to be taken in respect of the Notes in accordance with a direction received by it pursuant to Section 6.05 hereof.

(d)                                 Whether or not therein expressly so provided, every provision of this Indenture that in any way relates to the Trustee is subject to this Section 7.01.

(e)                                  No provision of this Indenture shall require the Trustee to expend or risk its own funds or incur any liability. The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders pursuant to this Indenture, unless such Holders shall have offered to the Trustee security and/or indemnity satisfactory to the Trustee against any cost, loss, liability or expense.

(f)                                   The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with the Company. Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

(g)                                  The rights, privileges, protections, immunities and benefits given to the Trustee, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder (including as Paying Agent, Custodian, Calculation Agent and Registrar), the Collateral Trustee, and each agent, custodian and other Person employed to act hereunder.

(h)                                 Prior to an occurrence of an Event of Default, the duties and obligations of the Trustee shall be determined solely by the express provisions of this Indenture and the Trust Indenture Act, and the Trustee shall not be liable except for the performance of such duties and obligations as are specifically set forth in this Indenture and no implied covenants, duties or obligations shall be read into this Indenture and the Trust Indenture Act against the Trustee.

Section 7.02                             Rights of Trustee.

(a)                                 The Trustee may conclusively rely and shall be fully protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties. The Trustee need not investigate any fact or matter stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Issuers, personally or by agent or attorney at the sole cost of the Issuers and shall incur no liability or additional liability of any kind by reason of such inquiry or investigation.

(b)                                 Whenever in the administration of this Indenture the Trustee shall deem it desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder, the Trustee (unless other evidence be herein specifically prescribed) may, in the absence of bad faith on its part, request and conclusively rely upon an Officers’ Certificate and/or an Opinion of Counsel. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such Officer’s Certificate or Opinion. The Trustee may consult with counsel of its selection and the written and verbal advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection from liability in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon.

(c)                                  The Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through attorneys and agents and shall not be responsible for the misconduct or negligence of any attorney or agent appointed with due care. No Depositary shall be deemed to be an attorney or agent of the Trustee and the Trustee shall not be responsible for any action or omission by any Depositary.

(d)                                 The Trustee shall not be liable for any action it takes, suffers or omits to take in good faith that it believes to be authorized or within the discretion or rights or powers conferred upon it by this Indenture.

(e)                                  Unless otherwise specifically provided in this Indenture, any demand, request, direction or notice from the Issuers will be sufficient if signed by an Officer of one of the Issuers and any resolution of the Board of Directors may be sufficiently evidenced by a Board Resolution.

(f)                                   The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders unless such Holders have offered to the Trustee indemnity or security reasonably satisfactory to the Trustee against the losses, liabilities and expenses that might be incurred by it in compliance with such request or direction.

(g)                                  The Trustee shall not be deemed to have notice or be charged with knowledge of any Default or Event of Default unless a Trust Officer of the Trustee has received written notice thereof at the Corporate Trust Office of the Trustee from the Issuers or any Holder, and such notice references the Notes and this Indenture.

(h)                                 In no event shall the Trustee be liable for the selection of investments or for investment losses incurred thereon.  The Trustee shall have no liability in respect of losses incurred as a result of the liquidation of any investment prior to its stated maturity or failure to provide timely written direction.

(i)                                     In no event shall the Trustee be liable for special, indirect, punitive or consequential loss or damage of any kind whatsoever (including, but not limited to, loss of profit), even if the Trustee has been advised of the likelihood of such loss or damage and regardless of the form of action.

(j)                                    In no event shall the Trustee be liable for any failure or delay in the performance of its obligations under this Indenture or any related documents because of circumstances beyond the Trustee’s control, including, but not limited to, a failure, termination, or suspension of a clearing house, securities depositary, settlement system or central payment system in any applicable part of the world or acts of God, flood, war (whether declared or undeclared), civil or military disturbances or hostilities, nuclear or natural catastrophes, political unrest, explosion, severe weather or accident, earthquake, terrorism, fire, riot, labor disturbances, strikes or work stoppages for any reason, embargo, government action, including any laws, ordinances, regulations or the like (whether domestic, federal, state, county or municipal or foreign) which delay, restrict or prohibit the providing of the services contemplated by this Indenture or any related documents, or the unavailability of communications or computer facilities, the failure of equipment or interruption of communications or computer facilities, or the unavailability of the Federal Reserve Bank wire or telex or other wire or communication facility, or any other causes beyond the Trustee’s control whether or not of the same class or kind as specified above.

(k)                                 The permissive right of the Trustee or the Collateral Trustee to take or refrain from taking action hereunder or any other document shall not be construed as a duty.

(l)                                     Each of the Trustee and the Collateral Trustee may request that the Issuers deliver a certificate setting forth the names of individuals and/or titles of officers authorized at such time to take specified actions pursuant to this Indenture, which certificate may be signed by any person authorized to sign an Officer’s Certificate, including any person specified as so authorized in any such certificate previously delivered and not superseded.

(m)                             The Trustee shall not be required to give any bond or surety in respect of the performance of its powers and duties hereunder.

(n)                                 Under no circumstances shall the Trustee be liable in its individual capacity for the obligations evidenced by the Notes.

(o)                                 The Collateral Agent is appointed by the Company and the Trustee shall have no liability or responsibility for any action (or actions) of the Collateral Agent or any agent, designee or nominee thereof or any successor Collateral Agent or any agent, designee or nominee thereof.  The Trustee further has no liability or responsibility for the payment or reimbursement of any fees or expenses of the Collateral Agent, or any other claims of the Collateral Agent.

Section 7.03                             Individual Rights of Trustee.

The Trustee in its individual or any other capacity may become the owner or pledgee of Notes and may otherwise deal with the Issuers or any Affiliate of the Company with the same rights it would have if it were not Trustee.  However, in the event that the Trustee acquires any “conflicting interest,” as defined in §310(b) of the Trust Indenture Act, it must eliminate such conflict within 90 days or resign.  Any Agent may do the same with like rights and duties.  The Trustee is also subject to Section 7.10 hereof.

Section 7.04                             Trustee’s Disclaimer.

The Trustee shall not be responsible for and makes no representation as to the validity or adequacy of this Indenture or the Notes. The Trustee or any authenticating agent shall not be accountable for the Issuers’ use of the proceeds from the Notes or any money paid to the Issuers or upon the Issuers’ direction under any provision of this Indenture. The Trustee shall not be responsible for the use or application of any money received by any Paying Agent other than the Trustee. The recitals and statements contained herein, in the Notes or any other document in connection with the sale of the Notes or pursuant to this Indenture, except the Trustee’s certificates of authentication, shall be taken as the statements of the Issuers, and the Trustee or any authenticating agent assumes no responsibility for their correctness. The Trustee shall not be responsible to make any calculation with respect to any matter under this Indenture. The Trustee shall have no duty to monitor or investigate the Issuers’ compliance with or the breach of, or cause to be performed or observed, any representation, warranty, or covenant, or agreement of any Person, other than the Trustee, made in this Indenture.

Neither the Trustee nor the Collateral Trustee make any representations as to and shall not be responsible for the existence, genuineness, value or condition of any of the Collateral or as to the security afforded or intended to be afforded thereby, hereby or by any of the Note Security Documents, or for the validity, perfection, priority or enforceability of the Liens or security interests in any of the Collateral created or intended to be created by any of the Note Security Documents, whether impaired by operation of law or by reason of any action or omission to act on its part hereunder, for the validity or sufficiency of the Collateral, any of the Note Security Documents or any agreement or assignment contained in any thereof, for the validity of the title of the Issuers to the Collateral, for insuring the Collateral or for the payment of taxes, charges, assessments or Liens upon the Collateral or otherwise as to the maintenance of the Collateral. Neither the Trustee nor the Collateral Trustee shall have any duty to ascertain or inquire as to the performance or observance of any of the terms of this Indenture or any of the Note Security Documents by the Issuers or any other Person that is a party thereto or bound thereby. Neither the Trustee nor the Collateral Trustee shall be responsible or liable for seeing to or monitoring the attachment, perfection, or priority of any lien or security interest created or intended to be created in the Collateral hereby or by any of the Note Security Documents.  Neither the Trustee nor the Collateral Trustee shall be responsible for the preparation, correctness, filing, re-filing, recording or re-recording of any security documents or instruments, including UCC financing statements or continuation statements in any public office at any time or times or otherwise perfecting or maintaining the perfection of any lien or security interest in any of the Collateral.

Section 7.05                             Notice of Defaults.

If a Default or Event of Default with respect to the Notes occurs and is continuing and if it is actually known to a Trust Officer of the Trustee, the Trustee will mail to Holders of such Securities a notice of the Default or Event of Default within 90 days after it occurs or, if later, after a Trust Officer has knowledge of any Default or Event of Default and as otherwise required in Section 313(c) of the Trust Indenture Act.  Except in the case of a Default or Event of Default in payment of principal of, premium, if any, or interest on, any Security, the Trustee may withhold the notice if and so long as it determines in good faith that withholding the notice is in the interests of the Holders of the Securities.

Section 7.06                             Trustee Notices.

The Trustee shall transmit to holders of Notes reports that comply with Section 313(a) of the Trust Indenture Act. In the event that no events have occurred under the applicable sections of the Trust Indenture Act, the Trustee shall be under no duty or obligation to provide such reports. The Trustee will also comply with Sections 313(b) and (c) of the Trust Indenture Act.

Section 7.07                             Compensation and Indemnity.

(a)                                 The Issuers agrees to pay to each of the Trustee and the Agents from time to time reasonable compensation for its acceptance of this Indenture and all services hereunder as the Issuers and the Trustee and the Agents shall from time to time agree in writing. The Trustee’s compensation will not be limited by any law on compensation of a trustee of an express trust. The Issuers will reimburse each of the Trustee and the Agents promptly upon request for all reasonable disbursements, advances and expenses incurred or made by it in addition to the compensation for its services. Such expenses will include the reasonable compensation, disbursements and expenses of the Trustee’s and the Agents’ agents and counsel and all Persons not regularly in its employ, respectively.

(b)                                 The Issuers and the Guarantors shall, jointly and severally, indemnify each of the Trustee or any predecessor Trustee, and the Agents and their officers, agents, directors and employees for, and to hold them harmless against, any and all loss, damage, claims, liability or expense, including fees and expenses of counsel, including taxes (other than taxes based upon, measured by or determined by the income of the Trustee or the Agents, respectively) arising out of or in connection with the acceptance or administration of the trust or trusts hereunder, including the costs and expenses of enforcing this Indenture against the Issuers and the Guarantors (including reasonable counsel fees and expenses, and court costs in connection with enforcing this Section 7.07) and defending itself against any claim (whether asserted by the Issuers, the Guarantors, any Holder or any other Person) or liability in connection with the exercise or performance of any of its powers or duties hereunder, except to the extent any such loss, damage, claim, liability or expense may be attributable to its gross negligence or willful misconduct. The Trustee or Agent, as applicable, will notify the Issuers promptly of any claim for which it may seek indemnity. Failure by the Trustee or the Agent to so notify the Issuers will not relieve the Issuers or any of the Guarantors of their obligations hereunder. The Issuers or such Guarantor will defend the claim and the Trustee or the Agent, respectively, will cooperate in the defense. The Trustee or the Agent, as applicable, may have separate counsel and the Issuers will pay the reasonable fees and expenses of such counsel. Neither the Issuers nor any Guarantor need pay for any settlement made without its consent, which consent will not be unreasonably withheld.

(c)                                  The Issuers’ and Guarantors’ obligations under this Section 7.07 shall survive the resignation or removal of the Trustee or the Agent, as applicable, the termination for any reason of this Indenture, including any termination or rejection of this Indenture in any insolvency or similar proceeding and the repayment of all the Securities, and the resignation or removal of the Trustee or the Agent, as applicable.

(d)                                 To secure the Issuers’ and the Guarantors’ payment obligations in this Section 7.07, the Trustee will have a Lien prior to the Securities upon the Collateral and all other money or property held or collected by the Trustee, except that held in trust to pay principal of, premium, if any, or interest on, particular Securities. Such Lien will survive the satisfaction and discharge of this Indenture.

(e)                                  When the Trustee or any Agent incurs expenses or renders services after an Event of Default specified in clause (10) or (11) of Section 6.01 hereof occurs, the expenses and the compensation for the services (including the fees and expenses of their agents and counsel) are intended to constitute expenses of administration under any Bankruptcy Law.

(f)                                   “Trustee” for purposes of this Section shall include any predecessor Trustee; provided, however, that the gross negligence or willful misconduct of any Trustee hereunder shall not affect the rights of any other Trustee hereunder.

(g)                                  Without limiting the generality of the foregoing, the Issuers agree to indemnify the Trustee, the Agents and each of their officers, agents, directors and employees (each an “Indemnitee”) against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses, including reasonable counsel or consultant fees, charges and disbursements, incurred by or asserted against any Indemnitee arising out of, in any way connected with, or as a result of (i) any Environmental Claim to the extent related in any way to the Issuers or any of its Affiliates or (ii) any actual or alleged presence, Release or threatened Release of Hazardous Materials at, under, on or from any real property, any property owned, leased or operated by any predecessor of the Issuers or any of its Affiliates, or, to the extent related in any way to the Issuers or any of their respective Affiliates, any property at which the Issuers or any of their respective Affiliates has sent Hazardous Materials for treatment, storage or disposal; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses result from the gross negligence or willful misconduct of such Indemnitee, as determined by the final judgment of a court of competent jurisdiction.

Section 7.08                             Replacement of Trustee.

(a)                                 A resignation or removal of the Trustee and appointment of a successor Trustee will become effective only upon the successor Trustee’s acceptance of appointment as provided in this Section 7.08.

(b)                                 The Trustee may resign in writing at any time and be discharged from the trust hereby created by so notifying the Issuers, with 30 days’ advance notice.  The Holders of a majority in aggregate principal amount of the then outstanding Securities may remove the Trustee by so notifying the Trustee and the Issuers in writing.  The Issuers may remove the Trustee, with at least 30 days’ advance notice, if:

(1)                                 the Trustee fails to comply with Section 7.10 hereof;

(2)                                 the Trustee is adjudged a bankrupt or an insolvent or an order for relief is entered with respect to the Trustee under any Bankruptcy Law;

(3)                                 a custodian or public officer takes charge of the Trustee or its property; or

(4)                                 the Trustee becomes incapable of acting.

(c)                                  If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Issuers will promptly appoint a successor Trustee.  Within one year after the successor Trustee takes office, the Holders of a majority in aggregate principal amount of the then outstanding Securities may appoint a successor Trustee to replace the successor Trustee appointed by the Issuers.

(d)                                 If a successor Trustee does not take office within 30 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Issuers, or the Holders of at least 10% in aggregate principal amount of the then outstanding Securities may, at the expense of the Company, petition any court of competent jurisdiction for the appointment of a successor Trustee.

(e)                                  A successor Trustee will deliver a written acceptance of its appointment to the retiring Trustee and to the Issuers.  Thereupon, the resignation or removal of the retiring Trustee will become effective, and the successor Trustee will have all the rights, powers and duties of the Trustee under this Indenture.  The successor Trustee will deliver a notice of its succession to Holders.  The retiring Trustee will promptly transfer all property held by it as Trustee to the successor Trustee; provided all sums owing to the Trustee hereunder have been paid and subject to the Lien provided for in Section 7.07 hereof.  Notwithstanding replacement of the Trustee pursuant to this Section 7.08, the Issuers’ obligations under Section 7.07 hereof will continue for the benefit of the retiring Trustee.

Section 7.09                             Successor Trustee by Merger, Etc.

If the Trustee consolidates, merges or converts into, or transfers all or substantially all of its corporate trust business to, another Person, the successor Person without any further act will be the successor Trustee.

Section 7.10                             Eligibility; Disqualification.

There will at all times be a Trustee hereunder that is a Person organized and doing business under the laws of the United States of America or of any state thereof that is authorized under such laws to exercise corporate trustee power, that is subject to supervision or examination by federal or state authorities and that has a combined capital and surplus of at least $50.0 million as set forth in its most recent published annual report of condition. This Indenture shall always have a Trustee that satisfies the requirements of Sections 310(a)(1), (2) and (5) of the Trust Indenture Act in every respect. If the Trustee has or shall acquire a conflicting interest within the meaning of the Trust Indenture Act, the Trustee shall (i) eliminate such interest within 90 days, (ii) apply to the Commission for permission to continue as trustee or (iii) resign, in each case to the extent and in the manner provided by, and subject to the provisions of, the Trust Indenture Act and this Indenture. The Trustee is subject to Section 310(b) of the Trust Indenture Act. The Trustee is subject to Section 311(a) of the Trust Indenture Act, excluding any creditor relationship listed in Section 311(b) of the Trust Indenture Act. A Trustee who has resigned or been removed shall be subject to Section 311(a) of the Trust Indenture Act to the extent indicated therein.

Section 7.11                             Tax Withholding.

Notwithstanding any other provision of this Agreement, the Trustee shall be entitled to make a deduction or withholding from any payment which it makes under this Indenture for or on account of any present or future taxes, duties or charges if and to the extent so required by any applicable law and any current or future regulations or agreements thereunder or official interpretations thereof or any law implementing an intergovernmental approach thereto or by virtue of the relevant holder failing to satisfy any certification or other requirements in respect of the Notes, in which event the Trustee shall make such payment after such withholding or deduction has been made and shall account to the relevant authorities for the amount so withheld or deducted and shall have no obligation to gross up any payment hereunder or pay any additional amount as a result of such withholding tax.

The Issuers hereby covenant with the Trustee that it will provide the Trustee with sufficient information so as to enable the Trustee to determine whether or not the Trustee is obliged, in respect of any payments to be made by it pursuant to the Transaction Documents, to make any withholding or deduction pursuant to an agreement described in Section 1471(b) of the Code or otherwise imposed pursuant to Sections 1471 through 1474 of the Code and any regulations, or agreements thereunder or official interpretations thereof or any intergovernmental agreement between the United States and another jurisdiction facilitating the implementation thereof (or any law implementing such an intergovernmental agreement).

Section 7.12                             Co-Trustee.

(a)                                 Notwithstanding any other provisions of this Indenture, at any time and including for the purpose of meeting any legal requirement of any jurisdiction (including any jurisdiction in which any part of the Collateral may at the time be located), the Trustee shall have the power and may execute and deliver all instruments necessary for the appointment of one or more Persons to act as a co-trustee or co-trustees, or separate trustee or separate trustees (including with respect to all or any part of the Collateral), and to vest in such Person or Persons, in such capacity and for the benefit of the Holders, subject to the other provisions of this Section, such powers, duties, obligations, rights and trusts as the Trustee may consider necessary or desirable (including title to the Collateral, or any part thereof). No co-trustee or separate trustee hereunder shall be required to meet the terms of eligibility as a successor trustee under Section 7.10 hereof and no notice to Holders of the appointment of any co-trustee is or separate trustee shall be required under Section 7.08 hereof.

(b)                                 Every separate trustee and co-trustee shall, to the extent permitted by law, be appointed and act subject to the following provisions and conditions:

(1)                                 all rights, powers, duties and obligations conferred or imposed upon the Trustee shall be conferred or imposed upon and exercised or performed by the Trustee and such separate trustee or co-trustee jointly (it being understood that such separate trustee or co-trustee is not authorized to act separately without the Trustee joining in such act), except to the extent that under any law of any jurisdiction in which any particular act or acts are to be performed the Trustee shall be incompetent or unqualified to perform such act or acts, in which event such rights, powers, duties and obligations (including the holding of title to the Collateral or any portion thereof in any such jurisdiction) shall be exercised and performed singly by such separate trustee or co-trustee, but solely at the direction of the Trustee;

(2)                                 the Trustee shall not have any responsibility for or be personally liable relating to such appointment or by reason of any act or omission of any co-trustee or separate trustee hereunder. No co-trustee hereunder shall be personally liable by reason of any act or omission of the Trustee, any separate trustee or any other co-trustee hereunder. No separate trustee hereunder shall be personally liable by reason of any act or omission of the Trustee, any co-trustee or any other separate trustee hereunder; and

(3)                                 the Trustee may at any time accept the resignation of or remove any separate trustee or co-trustee.

(c)                                  Any notice, request or other writing given to the Trustee shall be deemed to have been given to each of the then separate trustees and co-trustees, as effectively as if given to each of them. Every instrument appointing any separate trustee or co-trustee shall refer to this Indenture and the conditions of this Article 7. Each separate trustee and co-trustee, upon its acceptance of the trusts conferred, shall be vested with the estates or property specified in its instrument of appointment, either jointly with the Trustee or separately, as may be provided therein, subject to all the provisions of this Indenture, specifically including every provision of this Indenture relating to the conduct of, affecting the liability of, or affording protection or rights (including the rights to compensation, reimbursement and indemnification hereunder) to, the Trustee. Every such instrument shall be filed with the Trustee.

(d)                                 Any separate trustee or co-trustee may at any time constitute the Trustee its agent or attorney-in-fact with full power and authority, to the extent not prohibited by law, to do any lawful act under or in respect of this Indenture on its behalf and in its name. If any separate trustee or co-trustee shall die, become incapable of acting, resign or be removed, all of his, her or its estates, properties, rights, remedies and trusts shall vest in and be exercised by the Trustee, to the extent permitted by law, without appointment of a new or successor trustee.

ARTICLE 8
LEGAL DEFEASANCE AND COVENANT DEFEASANCE

For purposes of the Notes, Article 8 hereof provides the terms upon which legal defeasance and covenant defeasance can occur.

Section 8.01                             Option to Effect Legal Defeasance or Covenant Defeasance.

The Issuers may at any time, at the option of its Board of Directors evidenced by a resolution set forth in an Officer’s Certificate, elect to have either Section 8.02 or 8.03 hereof be applied to all outstanding Notes upon compliance with the conditions set forth below in this Article 8.

Section 8.02                             Legal Defeasance and Discharge.

Upon the Issuers’ exercise under Section 8.01 hereof of the option applicable to this Section 8.02, the Issuers and each of the Guarantors shall, subject to the satisfaction of the conditions set forth in Section 8.04 hereof, be deemed to have been discharged from their obligations with respect to all outstanding Notes (including the Subsidiary Guarantees) on the date the conditions set forth in Section 8.04 hereof are satisfied (hereinafter, “Legal Defeasance”).  For this purpose, Legal Defeasance means that the Issuers and the Guarantors shall be deemed to have paid and discharged the entire Indebtedness represented by the outstanding Notes (including the Subsidiary Guarantees), which will thereafter be deemed to be “outstanding” only for the purposes of Section 8.05 hereof and the other Sections of this Indenture referred to in clauses (1) and (2) below, and to have satisfied all their other obligations under such Notes, the Subsidiary Guarantees and this Indenture (and the Trustee, on demand of and at the expense of the Issuers, shall execute proper instruments acknowledging the same), except for the following provisions which will survive until otherwise terminated or discharged hereunder:

(1)                                 the rights of Holders of outstanding Notes to receive payments in respect of the principal of, premium, if any, or interest on, such Notes when such payments are due from the trust referred to in Section 8.04 hereof;

(2)                                 the Issuers’ obligations with respect to such Notes under Article 2 and Section 4.02 hereof;

(3)                                 the rights, powers, trusts, duties, indemnities and immunities of the Trustee hereunder and the Issuers’ and the Guarantors’ obligations in connection therewith; and

(4)                                 this Article 8.

Subject to compliance with this Article 8, the Issuers may exercise their option under this Section 8.02 notwithstanding the prior exercise of its option under Section 8.03 hereof.

Section 8.03                             Covenant Defeasance.

Upon the Issuers’ exercise under Section 8.01 hereof of the option applicable to this Section 8.03, the Issuers and the Guarantors shall, subject to the satisfaction of the conditions set forth in Section 8.04 hereof, be released from each of their obligations under Sections 4.07, 4.09, 4.10, 4.11 and 4.14 hereof with respect to the outstanding Notes on and after the date the conditions set forth in Section 8.04 hereof are satisfied (hereinafter, “Covenant Defeasance”), and the Notes will thereafter be deemed not “outstanding” for the purposes of any direction, waiver, consent or declaration or act of Holders (and the consequences of any thereof) in connection with such covenants, but will continue to be deemed “outstanding” for all other purposes hereunder (it being understood that such Notes will not be deemed outstanding for accounting purposes).  For this purpose, Covenant Defeasance means that, with respect to the outstanding Notes and Subsidiary Guarantees, the Issuers and the Guarantors may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such covenant, whether directly or indirectly, by reason of any reference elsewhere herein to any such covenant or by reason of any reference in any such covenant to any other provision herein or in any other document and such omission to comply will not constitute a Default or an Event of Default under Section 6.01 hereof, but, except as specified above, the remainder of this Indenture and such Notes and Subsidiary Guarantees shall be unaffected thereby.  In addition, upon the Issuers’ exercise under Section 8.01 hereof of the option applicable to this Section 8.03, subject to the satisfaction of the conditions set forth in Section 8.04 hereof, Sections 6.01(3), (4), (5), (8) hereof shall not constitute Events of Default.

Section 8.04                             Conditions to Legal or Covenant Defeasance.

In order to exercise either Legal Defeasance or Covenant Defeasance under either Section 8.02 or 8.03 hereof:

(1)                                 the Issuers must irrevocably deposit with the Trustee, in trust, for the benefit of the Holders, cash in U.S. dollars, non-callable Government Securities, or a combination thereof, in such amounts as will be sufficient, in the opinion of a nationally recognized investment bank, appraisal firm, or firm of independent public accountants, to pay the principal of, premium, if any, and interest on, the outstanding Notes on the stated date for payment thereof or on the applicable redemption date, as the case may be, and the Issuers must specify whether the Notes are being defeased to such stated date for payment or to a particular redemption date;

(2)                                 in the case of an election under Section 8.02 hereof, the Issuers must deliver to the Trustee an Opinion of Counsel reasonably acceptable to the Trustee confirming that:

(A)                               the Issuers have received from, or there has been published by, the Internal Revenue Service a ruling; or

(B)                               since the date of this Indenture, there has been a change in the applicable federal income tax law,

in either case to the effect that, and based thereon such Opinion of Counsel shall confirm that, the Holders of the outstanding Notes will not recognize income, gain or loss for federal income tax purposes as a result of such Legal Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

(3)                                 in the case of an election under Section 8.03 hereof, the Issuers must deliver to the Trustee an Opinion of Counsel reasonably acceptable to the Trustee confirming that the Holders of the outstanding Notes will not recognize income, gain or loss for federal income tax purposes as a result of such Covenant Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

(4)                                 no Default or Event of Default shall have occurred and is continuing on the date of such deposit (other than a Default or Event of Default resulting from the borrowing of funds to be applied to such deposit (and any similar concurrent deposit relating to other Indebtedness), and the granting of Liens to secure such borrowings);

(5)                                 such Legal Defeasance or Covenant Defeasance will not result in a breach or violation of, or constitute a default under, any material agreement or instrument (other than this Indenture and the agreements governing any other Indebtedness being defeased, discharged or replaced) to which the Issuers or any of their respective Subsidiaries is a party or by which the Issuers or any of their respective Subsidiaries is bound;

(6)                                 the Issuers must deliver to the Trustee an Officer’s Certificate stating that the deposit was not made by the Issuers with the intent of preferring the Holders of Notes over the other creditors of the Issuers with the intent of defeating, hindering, delaying or defrauding any creditors of the Issuers or others; and

(7)                                 the Issuers must deliver to the Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that all conditions precedent relating to the Legal Defeasance or the Covenant Defeasance have been satisfied.

Section 8.05                             Deposited Money and Government Securities to Be Held in Trust; Other Miscellaneous Provisions.

Subject to Section 8.06 hereof, all money and non-callable Government Securities (including the proceeds thereof) deposited with the Trustee (or other qualifying trustee, collectively for purposes of this Section 8.05, the “Trustee”) pursuant to Section 8.04 hereof in respect of the outstanding Notes shall be held in trust and applied by the Trustee, in accordance with the provisions of such Notes and this Indenture, to the payment, either directly or through any Paying Agent (including the Company, the Co-Issuer or a Guarantor acting as Paying Agent) as the Trustee may determine, to the Holders of such Notes of all sums due and to become due thereon in respect of principal, premium, if any, and interest, but such money need not be segregated from other funds except to the extent required by law.

The Issuers shall pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the cash or non-callable Government Securities deposited pursuant to Section 8.04 hereof or the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of the outstanding Notes.

Notwithstanding anything in this Article 8 to the contrary, the Trustee shall deliver or pay to the Issuers from time to time upon the request of the Issuers any money or non-callable Government Securities held by it as provided in Section 8.04 hereof which, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee (which may be the opinion delivered under Section 8.04(1) hereof), are in excess of the amount thereof that would then be required to be deposited to effect an equivalent Legal Defeasance or Covenant Defeasance.

Section 8.06                             Repayment to the Issuers.

Subject to applicable escheatment laws, any money deposited with the Trustee or any Paying Agent, or then held by the Issuers, in trust for the payment of the principal of, premium, if any, or interest on, any Note and remaining unclaimed for two years after such principal, premium, if any, or interest has become due and payable shall be paid to the Issuers on its written request or (if then held by the Issuers) will be discharged from such trust; and the Holder of such Note will thereafter be permitted to look only to the Issuers for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Issuers as trustee thereof, will thereupon cease.

Section 8.07                             Reinstatement.

If the Trustee or Paying Agent is unable to apply any U.S. dollars or non-callable Government Securities in accordance with Section 8.02 or 8.03 hereof, as the case may be, by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then the Issuers’ and the Guarantors’ obligations under this Indenture and the Notes and the Subsidiary Guarantees will be revived and reinstated as though no deposit had occurred pursuant to

Section 8.02 or 8.03 hereof until such time as the Trustee or Paying Agent is permitted to apply all such money in accordance with Section 8.02 or 8.03 hereof, as the case may be; provided, however, that, if the Issuers make any payment of principal of, premium, if any, or interest on, any Note following the reinstatement of its obligations, the Issuers shall be subrogated to the rights of the Holders of such Notes to receive such payment from the money held by the Trustee or Paying Agent.

ARTICLE 9
AMENDMENT, SUPPLEMENT AND WAIVER

Section 9.01                             Without Consent of Holders of Notes.

Notwithstanding Section 9.02 of this Indenture, without the consent of any Holder of Securities, the Issuers, the Guarantors and the Trustee may amend or supplement this Indenture, the Securities, the Subsidiary Guarantees, any Note Security Document, the Collateral Trust Agreement (subject to the rights of the other parties to the Collateral Trust Agreement) or the Tenaska Intercreditor Agreement (subject to the rights of the other parties to the Tenaska Intercreditor Agreement):

(1)                                 to cure any ambiguity, mistake, defect or inconsistency;

(2)                                 to provide for uncertificated Securities in addition to, or in place of, certificated Securities;

(3)                                 to provide for the assumption of the Issuers’ Obligations to Holders of Securities in the case of a merger or consolidation or sale of all or substantially all of the Issuers’ assets;

(4)                                 to make any change that would provide any additional rights or benefits to the Holders of the Securities or that does not adversely affect the legal rights under this Indenture of any such Holder;

(5)                                 to evidence and provide for the acceptance and appointment under this Indenture of a successor trustee pursuant to the requirements hereof;

(6)                                 to allow any Guarantor to execute a supplemental indenture and/or a Subsidiary Guarantee with respect to the Securities;

(7)                                 to release, terminate or discharge the Subsidiary Guarantee of any Guarantor or any Lien as provided for in this Indenture.

(8)                                 to comply with any requirement of the SEC in connection with any qualification of this Indenture under the Trust Indenture Act;

(9)                                 to evidence and provide for the acceptance of an appointment under this Indenture or any Note Security Document of a successor Trustee or Collateral Trustee; provided that the successor Trustee or Collateral Trustee is otherwise qualified and eligible to act as such under the terms of this Indenture;

(10)                          to provide additional Collateral securing the Notes or the Subsidiary Guarantees;

(11)                          to make, complete or confirm any grant of Liens on Collateral permitted or required by this Indenture or any of the Note Security Documents; or

(12)                          to release or subordinate Liens on Collateral in accordance with this Indenture and the Note Security Documents.

Upon the request of the Issuers accompanied by a Board Resolution authorizing the execution of any such amended or supplemental indenture, and upon receipt by the Trustee or the Collateral Trustee, as applicable, of the documents described in Section 7.02 hereof, the Trustee or the Collateral Trustee, as applicable, shall join with the Issuers and the Guarantors in the execution of any amended or supplemental indenture authorized or permitted by the terms of this Indenture and to make any further appropriate agreements and stipulations that may be therein contained, but the Trustee or Collateral Trustee, as applicable, shall not be obligated to enter into such amended or supplemental indenture that affects its own rights, duties or immunities under this Indenture or otherwise.

Section 9.02                             With Consent of Holders of Notes.

Except as provided below in this Section 9.02, the Issuers and the Trustee may amend or supplement this Indenture, the Notes, the Subsidiary Guarantees, any Note Security Document or the Collateral Trust Agreement or the Tenaska Intercreditor Agreement with the consent of the Holders of at least a majority in aggregate principal amount of the then outstanding Securities (including, without limitation, consents obtained in connection with a tender offer or exchange offer for, or purchase of, any Securities), and, subject to Sections 6.04 and 6.07 hereof, any existing Default or Event of Default (other than a Default or Event of Default in the payment of the principal of, premium, if any, or interest on, any Securities, except a payment default resulting from an acceleration that has been rescinded) or compliance with any provision of this Indenture, the Notes or the Subsidiary Guarantees may be waived with the consent of the Holders of a majority in aggregate principal amount of the then outstanding Securities (including, without limitation, consents obtained in connection with a tender offer or exchange offer for, or purchase of, any Securities).  Section 2.09 hereof shall determine which Securities are considered to be “outstanding” for purposes of this Section 9.02.

Upon the request of the Issuers accompanied by a Board Resolution and upon the filing with the Trustee of evidence satisfactory to the Trustee of the consent of the Holders of Securities as aforesaid, and upon receipt by the Trustee of an Officer’s Certificate and Opinion of Counsel, the Trustee shall join with the Issuers and the Guarantors in the execution of such amended or supplemental indenture unless such amended or supplemental indenture directly affects the Trustee’s own rights, duties or immunities under this Indenture or otherwise, in which case the Trustee may in its discretion, but will not be obligated to, enter into such amended or supplemental Indenture.

It is not necessary for the consent of the Holders of Securities under this Section 9.02 to approve the particular form of any proposed amendment, supplement or waiver, but it is sufficient if such consent approves the substance thereof.

After an amendment, supplement or waiver under this Section 9.02 becomes effective, the Issuers shall mail to the Holders of Securities affected thereby a notice briefly describing the amendment, supplement or waiver.  Any failure of the Issuers to mail such notice, or any defect therein, will not, however, in any way impair or affect the validity of any such amended or supplemental indenture or waiver.  Subject to Sections 6.04 and 6.07 hereof, the Holders of a majority in aggregate principal amount of the Securities then outstanding voting as a single class may waive compliance in a particular instance by the Issuers with any provision of this Indenture, the Securities or the Subsidiary Guarantees.  However, without the consent of each Holder of any Security affected, an amendment, supplement or waiver under this Section 9.02 may not (with respect to any Security held by a non-consenting Holder):

(1)                                 reduce the principal amount of Securities whose Holders must consent to an amendment, supplement or waiver;

(2)                                 reduce the principal of, or change the fixed maturity of, any Security or alter the provisions with respect to the redemption of the Securities (other than provisions relating to the covenants described in Section 4.09 hereof and provisions relating to the number of days’ notice to be given in case of redemption);

(3)                                 reduce the rate of or change the time for payment of interest on any Security;

(4)                                 waive a Default or Event of Default in the payment of principal of, premium, if any, or interest on, any Security (except a rescission of acceleration of the Securities by the Holders of at least a majority in aggregate principal amount of the then outstanding Securities and a waiver of the payment default that resulted from such acceleration);

(5)                                 make any Security payable in currency other than that stated in the Securities;

(6)                                 make any change in the provisions of this Indenture relating to waivers of past Defaults or the rights of Holders of Securities to receive payments of principal of, premium, if any, or interest on, the Securities; or

(7)                                 make any change in the preceding amendment and waiver provisions.

In addition, without the consent of the holders of at least 66 2/3% in principal amount of the Securities then outstanding, no amendment, supplement or waiver may (1) make any change to any Note Security Document, the Collateral Trust Agreement (subject to the rights of the other parties to the Collateral Trust Agreement), the Tenaska Intercreditor Agreement (subject to the rights of the other parties to the Tenaska Intercreditor Agreement) or to any provisions in Article 11 hereof, that would release any material Collateral from the Liens of the Note Security Documents or that would release any of the Subsidiary Guarantees (except as otherwise permitted by the terms of this Indenture, the Note Security Documents, the Collateral Trust Agreement and, if applicable, the Tenaska Intercreditor Agreement), or that would change or alter the priority of the security interests in the Collateral under the Collateral Trust Agreement or Tenaska Intercreditor Agreement in any manner adverse to Holders in any material respect, or (2) make any other change to any Note Security Document, the Collateral Trust Agreement (subject to the rights of the other parties to the Collateral Trust Agreement), the Tenaska Intercreditor Agreement (subject to the rights of the other parties to the Tenaska Intercreditor Agreement) or the specified provisions in the Indenture dealing with the Collateral or the Note Security Documents, or the application of trust proceeds of the Collateral pursuant to the Indenture, that would adversely affect Holders in any material respect, in each case other than in accordance with the terms of this Indenture, the Note Security Documents, the Collateral Trust Agreement and, if applicable, the Tenaska Intercreditor Agreement.

Section 9.03                             [Reserved].

Section 9.04                             Revocation and Effect of Consents.

Until an amendment, supplement or waiver becomes effective, a consent to it by a Holder of a Security is a continuing consent by the Holder of a Security and every subsequent Holder of a Security or portion of a Security that evidences the same debt as the consenting Holder’s Security, even if notation of the consent is not made on any Security.  However, any such Holder of a Security or subsequent Holder of a Security may revoke the consent as to its Security if the Trustee receives written notice of revocation before the date the amendment, supplement or waiver becomes effective.  An amendment, supplement or waiver becomes effective in accordance with its terms and thereafter binds every Holder.

Section 9.05                             Notation on or Exchange of Securities.

The Trustee may place an appropriate notation about an amendment, supplement or waiver on any Security thereafter authenticated.  The Issuers in exchange for all Securities may issue and the Trustee shall, upon receipt of an Authentication Order, authenticate new Securities that reflect the amendment, supplement or waiver.

Failure to make the appropriate notation or issue a new Security will not affect the validity and effect of such amendment, supplement or waiver.

Section 9.06                             Trustee to Sign Amendments, Etc.

The Trustee shall sign any amended or supplemental indenture authorized pursuant to this Article 9 if the amendment or supplement does not adversely affect the rights, duties, liabilities or immunities of the Trustee.  The Issuers may not sign an amended or supplemental indenture until the Board of Directors of the Issuers approve it.  In executing any amended or supplemental indenture, the Trustee shall receive and (subject to Section 7.01 hereof) will be fully protected in relying upon an Officer’s Certificate and an Opinion of Counsel stating that the execution of such amended or supplemental indenture is authorized or permitted by this Indenture, and the Opinion of Counsel shall state that the supplemental indenture is the legal, valid and binding obligation of the Insurers and Guarantors, enforceable against the Issuers and Guarantors in accordance with its terms.

ARTICLE 10
SUBSIDIARY GUARANTEES

For purposes of the Notes, Article 10 hereof provides the terms of Subsidiary Guarantees of the Notes.

Section 10.01                      Guarantee.

(a)                                 Subject to this Article 10, each of the Guarantors hereby, jointly and severally, unconditionally and irrevocably guarantees to each Holder of a Note authenticated and delivered by the Trustee and to the Trustee and its successors and assigns, irrespective of the validity and enforceability of this Indenture, the Notes or the obligations of the Issuers hereunder or thereunder, that:

(1)                                 the principal of, premium, if any, and interest on, the Notes shall be promptly paid in full when due, whether at maturity, by acceleration, redemption or otherwise, and interest on the overdue principal of, premium, if any, and interest on, the Notes, if lawful, and all other obligations of the Issuers to the Holders or the Trustee hereunder or thereunder shall be promptly paid in full or performed, all in accordance with the terms hereof and thereof; and

(2)                                 in case of any extension of time of payment or renewal of any Notes or any of such other obligations, that same shall be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at stated maturity, by acceleration or otherwise.

Failing payment when due of any amount so guaranteed or any performance so guaranteed for whatever reason, the Guarantors will be jointly and severally obligated to pay the same immediately.  Each Guarantor agrees that this is a guarantee of payment and not a guarantee of collection.

(b)                                 The Guarantors hereby agree that their obligations hereunder are unconditional, irrespective of the validity, regularity or enforceability of the Notes or this Indenture, the absence of any action to enforce the same, any waiver or consent by any Holder of the Notes with respect to any provisions hereof or thereof, the recovery of any judgment against the Issuers, any action to enforce the same or any other circumstance which might otherwise constitute a legal or equitable discharge or defense of a guarantor.  Each Guarantor hereby waives diligence, presentment, demand of payment, filing of claims with a court in the event of insolvency or bankruptcy of the Issuers, any right to require a proceeding first against the Issuers, protest, notice and all demands whatsoever and covenant that this Subsidiary Guarantee will not be discharged except by complete performance of the obligations contained in the Notes and this Indenture.

(c)                                  If any Holder or the Trustee is required by any court or otherwise to return to the Issuers, the Guarantors or any custodian, trustee, liquidator or other similar official acting in relation to either the Issuers or the Guarantors, any amount paid by either to the Trustee or such Holder, this Subsidiary Guarantee, to the extent theretofore discharged, shall be reinstated in full force and effect.

(d)                                 Each Guarantor agrees that it will not be entitled to any right of subrogation in relation to the Holders in respect of any obligations guaranteed hereby until payment in full of all obligations guaranteed hereby.  Each Guarantor further agrees that, as between the Guarantors, on the one hand, and the Holders and the Trustee, on the other hand, (1) the maturity of the obligations guaranteed hereby may be accelerated as provided in Article 6 hereof for the purposes of this Subsidiary Guarantee, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the obligations guaranteed hereby, and (2) in the event of any declaration of acceleration of such obligations as provided in Article 6 hereof, such obligations (whether or not due and payable) will forthwith become due and payable by the Guarantors for the purpose of this Subsidiary Guarantee.  The Guarantors will have the right to seek contribution from any non-paying Guarantor so long as the exercise of such right does not impair the rights of the Holders under the Subsidiary Guarantee.

Section 10.02                      Subrogation; Limitation on Guarantor Liability.

Upon payment in full of all obligations guaranteed hereby, each Guarantor may assert any and all claims in respect of any rights of subrogation against the Issuers (a “Guarantor Subrogation Claim”), and any Guarantor Subrogation Claim may be set off or otherwise offset against any amounts owed by such Guarantor or any other Guarantor to the Issuers, and to the extent that all or any portion of the Guarantor Subrogation Claim of a Guarantor is set off or otherwise offset against amounts owed to the Issuers by another Guarantor, the latter Guarantor shall have an intercompany liability to the former Guarantor in the amount of such set-off or other offset.

Each Guarantor, and by its acceptance of Notes, each Holder, hereby confirms that it is the intention of all such parties that the Subsidiary Guarantee of such Guarantor not constitute a fraudulent transfer or conveyance for purposes of Bankruptcy Law, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar federal or state law to the extent applicable to any Subsidiary Guarantee.  To effectuate the foregoing intention, the Trustee, the Holders and the Guarantors hereby irrevocably agree that the obligations of such Guarantor will be limited to the maximum amount that will, after giving effect to such maximum amount and all other contingent and fixed liabilities of such Guarantor that are relevant under such laws, and after giving effect to any collections from, rights to receive contribution from or payments made by or on behalf of any other Guarantor in respect of the obligations of such other Guarantor under this Article 10, in each case determined based on the respective net assets (i.e., assets less liabilities) of all the Guarantors at the time of such payment, contribution or collection (or, as applicable, at the time of such liquidation or distribution), determined in accordance with GAAP or in any other amount as may be required or appropriate under applicable law, result in the obligations of such Guarantor under its Subsidiary Guarantee not constituting a fraudulent transfer or conveyance; provided that the basis for determining any contribution claims in respect of the Subsidiary Guarantees shall also be the basis for determining any contribution claims in respect of the Exit Credit Agreement.

Section 10.03                      Execution and Delivery of Subsidiary Guarantee.

The execution by a Guarantor of this Indenture (or a supplemental indenture in the form of Exhibit B hereto) evidences its Subsidiary Guarantee set forth in Section 10.01.

Each Guarantor hereby agrees that its Subsidiary Guarantee set forth in Section 10.01 hereof will remain in full force and effect notwithstanding any failure to endorse on each Note a notation of such Subsidiary Guarantee.

If an Officer whose signature is on this Indenture or on the Subsidiary Guarantee no longer holds that office at the time the Trustee authenticates the Note on which a Subsidiary Guarantee is endorsed, the Subsidiary Guarantee will be valid nevertheless.

The delivery of any Note by the Trustee, after the authentication thereof hereunder, will constitute due delivery of the Subsidiary Guarantee set forth in this Indenture on behalf of the Guarantors.

Section 10.04                      Guarantors May Consolidate, Etc., on Certain Terms.

Except as otherwise provided in Section 10.05 hereof, no Guarantor may sell or otherwise dispose of all or substantially all of its assets to, or consolidate with or merge with or into (whether or not such Guarantor is the surviving Person) another Person, other than the Issuers or another Guarantor, unless:

(1)                                 immediately after giving effect to such transaction, no Default or Event of Default exists; and

(2)                                 either (i) the Person acquiring the property in any such sale or disposition or the Person formed by or surviving any such consolidation or merger unconditionally assumes all the obligations of that Guarantor under its Subsidiary Guarantee, this Indenture, the Note Security Documents, the Collateral Trust Agreement and the Tenaska Intercreditor Agreement on the terms set forth herein or therein, pursuant to a supplemental indenture in form satisfactory to the Trustee; or (ii) such sale or other disposition is otherwise consistent with this Indenture and the Net Proceeds of such sale or other disposition are applied in accordance with the applicable provisions of this Indenture;

In case of any such consolidation, merger, sale or conveyance and upon the assumption by the successor Person, by supplemental indenture, executed and delivered to the Trustee and satisfactory in form to the Trustee, of the Subsidiary Guarantee endorsed upon the Notes and the due and punctual performance of all of the covenants and conditions of this Indenture to be performed by the Guarantor, such successor Person shall succeed to and be substituted for the Guarantor with the same effect as if it had been named herein as a Guarantor.  Such successor Person thereupon may cause to be signed any or all of the Subsidiary Guarantees to be endorsed upon all of the Notes issuable hereunder which theretofore shall not have been signed by the Issuers and delivered to the Trustee.  All the Subsidiary

Guarantees so issued will in all respects have the same legal rank and benefit under this Indenture as the Subsidiary Guarantees theretofore and thereafter issued in accordance with the terms of this Indenture as though all of such Subsidiary Guarantees had been issued at the date of the execution hereof.

Except as set forth in Articles 4 and 5 hereof, and notwithstanding clause (2) above, nothing contained in this Indenture or in any of the Notes will prevent any consolidation or merger of a Guarantor with or into the Company, the Co-Issuer or another Guarantor, or will prevent any sale or conveyance of the property of a Guarantor as an entirety or substantially as an entirety to the Company, the Co-Issuer or another Guarantor.

Section 10.05                      Releases.

(a)                                 The Subsidiary Guarantee of a Guarantor shall be released automatically:

(1)                                 in connection with any sale or other disposition of all or substantially all of the assets of that Guarantor (including by way of merger or consolidation) to a Person that is not (either before or after giving effect to such transaction) the Company or a Restricted Subsidiary of the Company, if the sale or other disposition does not violate the provisions of Section 4.10 hereof;

(2)                                 in connection with any sale or other disposition of Capital Stock of that Guarantor to a Person that is not (either before or after giving effect to such transaction) the Company or a Restricted Subsidiary of the Company, if (i) the sale or other disposition does not violate the provisions of Section 4.10 hereof, and (ii) following such sale or other disposition, that Guarantor is not a direct or indirect Subsidiary of the Company;

(3)                                 if the Company designates any Restricted Subsidiary that is a Guarantor to be an Unrestricted Subsidiary in accordance with Section 4.19 hereof;

(4)                                 upon a Subsidiary that is not an Excluded Subsidiary becoming an Excluded Subsidiary, other solely by operation of clauses (1) or (2) of the definition of “Excluded Subsidiary”;

(5)                                 upon defeasance or satisfaction and discharge of the Notes as provided in Sections 8.01, 8.02, 8.03, 8.04 and 12.01 hereof;

(6)                                 upon the dissolution of a Guarantor that is permitted under this Indenture;

(7)                                 as provided for in the Note Security Documents; or

(8)                                 otherwise with respect to the Subsidiary Guarantee of any Guarantor, upon the prior consent of Holders of at least 66 2/3% in aggregate principal amount of the Notes then outstanding.

(b)                                 The Subsidiary Guarantee of a Guarantor shall be released with respect to the Notes automatically upon Legal Defeasance, Covenant Defeasance or satisfaction and discharge of this Indenture pursuant to Articles 8 and 12 hereof.

(c)                                  Upon delivery by the Company to the Trustee of an Officers’ Certificate and an Opinion of Counsel to the effect that the action or event giving rise to the applicable release has occurred or was made by the Company in accordance with the provisions of this Indenture, the Trustee shall execute any documents reasonably required in order to evidence the release of any Guarantor from its obligations under its Guarantee.

(d)                                 Any Guarantor not released from its obligations under its Subsidiary Guarantee as provided in this Section 10.05 will remain liable for the full amount of principal of, premium, if any, and interest on, the Notes and for the other obligations of any Guarantor under this Indenture as provided in this Article 10.

ARTICLE 11
COLLATERAL AND SECURITY

Section 11.01                      Note Security Documents.

The due and punctual payment of the principal of, premium on, if any, and interest on, the Notes when and as the same shall be due and payable, whether on an interest payment date, at maturity, by acceleration, repurchase, redemption or otherwise, and interest on the overdue principal of, premium on, if any, and interest, if any (to the extent permitted by law), on the Notes and performance of all other obligations of the Issuers to the Holders of Notes or the Trustee under this Indenture and the Notes (including, without limitation, the Subsidiary Guarantees), according to the terms hereunder or thereunder, are secured as provided in the Note Security Documents.  Each Holder of Notes, by its acceptance thereof, consents and agrees to the terms of the Note Security Documents (including, without limitation, the provisions providing for foreclosure, subordination of Liens and release of Collateral) as the same may be in effect or may be amended from time to time in accordance with its terms and authorizes and directs the Trustee to direct the Collateral Trustee to enter into the Note Security Documents and to perform its obligations and exercise its rights thereunder in accordance therewith.  The Issuers will deliver to the Trustee copies of all documents delivered to the Collateral Trustee pursuant to the Note Security Documents, and will do or cause to be done all such acts and things as may be necessary or proper, or as may be required by the provisions of the Note Security Documents, to assure and confirm to the Trustee and the Collateral Trustee the security interest in the Collateral contemplated hereby, by the Note Security Documents or any part thereof, as from time to time constituted, so as to render the same available for the security and benefit of this Indenture and of the Notes secured hereby, according to the intent and purposes herein expressed.  The Trustee, the Collateral Trustee and each Holder of the Notes, by accepting the Notes and the Subsidiary Guarantees of the Guarantors (with respect to the Holders) and the benefits of the Note Documents, acknowledges that, as more fully set forth in the Note Security Documents, the Collateral as now or hereafter constituted shall be held for the benefit of the Holders and Trustee, subject to the Collateral Trust Agreement, the Tenaska Intercreditor Agreement and any other intercreditor agreement entered into from time to time after the date hereof as contemplated by this Indenture, and the Lien of this Indenture and the Note Security Documents is subject to and qualified and limited in all respects by the Collateral Trust Agreement, the Tenaska Intercreditor Agreement and any other intercreditor agreement entered into from time to time after the date hereof as contemplated by this Indenture, the Note Security Documents and actions that may be taken thereunder.  The Issuers will take, and will cause their Subsidiaries to take, any and all actions reasonably required to cause the Note Security Documents to create and maintain, as security for the Obligations of the Issuers hereunder, a valid and enforceable perfected second priority Lien (or, to the extent contemplated by the Tenaska Intercreditor Agreement, third or more junior priority Lien) in and on all the Collateral, in favor of the Collateral Trustee for the benefit of the Holders of Notes, superior to and prior to the rights of all third Persons and subject to no other Liens other than Liens permitted under Section 4.12; provided that, to the extent that any Note Security Document expressly states that any actions necessary to perfect such security interests are not required to be taken, no such actions will be necessary and to the extent that the Priority Lien Agent (acting in good faith) provides an extension of any delivery, filing, recording or other action in respect of the Collateral or the perfection thereof, such extension shall apply equally to this

Agreement and the Note Security Documents.  Neither the Trustee nor the Collateral Trustee shall have any obligation to file financing statements, termination statements or continuation statements, or be responsible for maintaining the security interests or perfection thereof purported to be created as described herein.  Notwithstanding anything to the contrary contained herein or in any other Note Security Document, neither the Issuers nor the Guarantors shall be required to take any of the actions described in Section 5.13 and Schedule 5.13 of the Exit Credit Agreement with respect to the Collateral until the time periods set forth in Section 5.13 and Schedule 5.13 of the Exit Credit Agreement have expired.

Section 11.02                      Recording and Opinions.

(a)                                 To the extent applicable, the Company shall cause Section 314(d) of the Trust Indenture Act, relating to the release of property or securities subject to the Liens of the Note Security Documents, and 314(b) Trust Indenture Act, requiring an annual opinion of counsel relating to the maintenance of the Liens under this Indenture, to be complied with.

(b)                                 Any release of Collateral permitted by Section 11.03 hereof will be deemed not to impair the Liens under this Indenture and the Note Security Documents in contravention thereof. Any certificate or opinion required by Section 314(d) of the Trust Indenture Act shall be made by an Officer or legal counsel, as applicable, of the Company except in cases where Section 314(d) of the Trust Indenture Act requires that such certificate or opinion be made by an independent Person, which Person will be an independent engineer, appraiser or other expert selected by the Company.

(c)                                  Notwithstanding anything to the contrary in this Section 11.02, the Company shall not be required to comply with all or any portion of 314(d) of the Trust Indenture Act if it reasonably determines that under the terms of 314(d) of the Trust Indenture Act or any interpretation or guidance as to the meaning thereof of the SEC and its staff, including “no action” letters or exemptive orders, all or any portion of 314(d) of the Trust Indenture Act is inapplicable to any release or series of releases of the Collateral. Without limiting the generality of the foregoing, the Issuers and the Guarantors may, subject to the other provisions of this Indenture, among other things, without any release or consent by the Holders, conduct ordinary course activities with respect to the Collateral, including, without limitation, (i) selling or otherwise disposing of, in any transaction or series of related transactions, any property subject to the Lien of the Note Security Documents that has become worn out, defective, obsolete or not used or useful in the business; (ii) abandoning, terminating, canceling, releasing or making alterations in or substitutions of any leases or contracts subject to the Lien of this Indenture or any of the Note Security Documents; (iii) surrendering or modifying any franchise, license or permit subject to the Lien of the Note Security Documents that it may own or under which it may be operating; (iv) altering, repairing, replacing, changing the location or position of and adding to its structures, machinery, systems, equipment, fixtures and appurtenances; (v) granting a license of any intellectual property; (vi) selling, transferring or otherwise disposing of inventory in the ordinary course of business; (vii) collecting accounts receivable in the ordinary course of business as permitted by Section 4.10 hereof; (viii) making cash payments (including for the repayment of Indebtedness or interest) from cash that is at any time part of the Collateral in the ordinary course of business that are not otherwise prohibited by this Indenture and the Note Security Documents; and (ix) abandoning any intellectual property that is no longer used or useful in the Issuers’ or a Guarantor’s businesses.

Section 11.03                      Release of Collateral; Subordination of Liens.

The Collateral Trustee may, to the extent permitted by Sections 7.01 and 7.02 hereof, accept as conclusive evidence of compliance with the foregoing provisions an Officer’s Certificate and Opinion of

Counsel stating that all conditions precedent to the release of the applicable Lien have been complied with.

Section 11.04                      Collateral Trust Agreement and Tenaska Intercreditor Agreement.

This Article 11 and the provisions of each other Note Security Document are subject to the terms, conditions and benefits set forth in the Collateral Trust Agreement, the Tenaska Intercreditor Agreement and any other intercreditor agreement entered into from time to time after the date hereof as contemplated by this Indenture. The Issuers and each Guarantor consents to, and agrees to be bound by, the terms of the Collateral Trust Agreement, the Tenaska Intercreditor Agreement and any other intercreditor agreement entered into from time to time after the date hereof as contemplated by this Indenture, as the same may be in effect from time to time, and to perform its obligations thereunder in accordance with the terms thereof. Each Holder of Notes, by its acceptance of the Notes (a) consents to the subordination of Liens provided for in the Collateral Trust Agreement and Tenaska Intercreditor Agreement, (b) agrees that it will be bound by, and will take no actions contrary to, the provisions of the Collateral Trust Agreement, the Tenaska Intercreditor Agreement and any other intercreditor agreement entered into from time to time after the date hereof as contemplated by this Indenture and (c) authorizes the Trustee and the Collateral Trustee (and the Trustee to direct the Collateral Trustee) on behalf of each Holder of Notes to enter into the Collateral Trust Agreement, the Tenaska Intercreditor Agreement and any other intercreditor agreement entered into from time to time after the date hereof as contemplated by this Indenture Trustee or any applicable capacity under any other intercreditor agreement entered into from time to time after the date hereof as contemplated by this Indenture, in the case of the Trustee, and as Collateral Trustee (as defined in the Collateral Trust Agreement) and Junior Lien Collateral Trustee (as defined in the Tenaska Intercreditor Agreement) and any applicable capacity under any other intercreditor agreement entered into from time to time after the date hereof as contemplated by this Indenture, in the case of the Collateral Trustee. In addition, each Holder of Notes authorizes and instructs the Trustee and Collateral Trustee to enter into any amendments, amendments and restatements, supplements, replacements or joinders to the Collateral Trust Agreement, Tenaska Intercreditor Agreement and any other intercreditor agreement entered into from time to time after the date hereof as contemplated by this Indenture, without the consent of any Holder or the Trustee, to add additional Indebtedness as Priority Lien Debt, Parity Lien Debt or Junior Priority Obligations (as defined in the Tenaska Intercreditor Agreement) or junior lien indebtedness and to add other parties (or any authorized agent or trustee therefor) holding such Indebtedness thereto and to establish that the Lien on any Collateral securing such Indebtedness ranks prior to or equally with or junior to the Liens on such Collateral, as applicable, then outstanding.

Section 11.05                      Authorization of Actions to Be Taken by the Trustee Under the Note Security Documents.

Subject to the provisions of Section 7.01 and 7.02 hereof, the Collateral Trust Agreement, the Tenaska Intercreditor Agreement and any other intercreditor agreement entered into from time to time after the date hereof as contemplated by this Indenture, the Trustee may, in its sole discretion and without the consent of the Holders of Notes, direct, on behalf of the Holders of Notes, the Collateral Trustee to take all actions it deems necessary or appropriate in order to:

(1)                                 enforce any of the terms of the Note Security Documents; and

(2)                                 collect and receive any and all amounts payable in respect of the Obligations of the Issuers hereunder.

The Trustee will have power to institute and maintain such suits and proceedings as it may deem expedient to prevent any impairment of the Collateral by any acts that may be unlawful or in violation of the Note Security Documents or this Indenture, and such suits and proceedings as the Trustee may deem expedient to preserve or protect its interests and the interests of the Holders of Notes in the Collateral (including power to institute and maintain suits or proceedings to restrain the enforcement of, or compliance with, any legislative or other governmental enactment, rule or order that may be unconstitutional or otherwise invalid if the enforcement of, or compliance with, such enactment, rule or order would impair the security interest hereunder or be prejudicial to the interests of the Holders of Notes or of the Trustee).

Section 11.06                      Authorization of Receipt of Funds by the Trustee Under the Note Security Documents.

The Trustee is authorized to receive any funds for the benefit of the Holders of Notes distributed under the Note Security Documents, and to make further distributions of such funds to the Holders of Notes according to the provisions of this Indenture.

Section 11.07                      Termination of Security Interest.

Upon the full and final payment and performance of all Obligations of the Issuers under this Indenture and the Notes or upon Legal Defeasance, Covenant Defeasance or satisfaction and discharge of this Indenture in accordance with Article 12 hereof, the Trustee will, at the request of the Issuers, deliver a certificate to the Collateral Trustee stating that such Obligations have been paid in full, and instruct the Collateral Trustee to release the Liens securing the Notes pursuant to this Indenture and the Note Security Documents (subject to the satisfaction of any release of Liens provisions set forth in the Note Security Documents).

ARTICLE 12
SATISFACTION AND DISCHARGE

For purposes of the Notes, Article 12 hereof provides the terms upon which satisfaction and discharge can occur.

Section 12.01                      Satisfaction and Discharge.

This Indenture will be discharged and will cease to be of further effect as to all Notes issued hereunder, when:

(1)                                 either:

(a)                                 all Notes that have been authenticated, except lost, stolen or destroyed Notes that have been replaced or paid and Notes for whose payment money has been deposited in trust and thereafter repaid to the Issuers, have been delivered to the Trustee for such Notes for cancellation; or

(b)                                 all Notes that have not been delivered to the Trustee for cancellation have become due and payable by reason of the distribution of a notice of redemption or otherwise or will become due and payable within one year and the Issuers or any Guarantor has irrevocably deposited or caused to be deposited with the Trustee as trust funds in trust solely for the benefit of the Holders, cash in U.S. dollars, non-callable Government Securities, or a combination of cash in U.S. dollars and non-callable Government Securities, in such amounts as will be sufficient, without consideration of any reinvestment of interest, to pay and discharge the entire Indebtedness on the Notes not delivered to the Trustee for cancellation for principal, premium, if any, and accrued interest to the date of maturity or redemption;

(2)                                 in respect of subclause (b) of clause (1) of this Section 12.01, no Default or Event of Default has occurred and is continuing on the date of the deposit (other than a Default or Event of Default resulting from the borrowing of funds to be applied to such deposit) and the deposit will not result in a breach or violation of, or constitute a default under, any other instrument to which the Issuers or any Guarantor is a party or by which the Issuers or any Guarantor is bound;

(3)                                 the Issuers or any Guarantor has paid or caused to be paid all sums payable by it under this Indenture; and

(4)                                 the Issuers have delivered irrevocable instructions to the Trustee under this Indenture to apply the deposited money toward the payment of the Notes at maturity or on the redemption date, as the case may be.

In addition, the Issuers must deliver an Officer’s Certificate and an Opinion of Counsel to the Trustee stating that all conditions precedent to satisfaction and discharge have been satisfied.

Notwithstanding the satisfaction and discharge of this Indenture, if money has been deposited with the Trustee pursuant to subclause (b) of clause (1) of this Section 12.01, the provisions of Sections 12.02 and 8.06 hereof will survive.  In addition, nothing in this Section 12.01 will be deemed to discharge those provisions of Section 7.07 hereof, that, by their terms, survive the satisfaction and discharge of this Indenture.

Section 12.02                      Application of Trust Money.

Subject to the provisions of Section 8.06 hereof, all money deposited with the Trustee pursuant to Section 12.01 hereof shall be held in trust and applied by it, in accordance with the provisions of the Securities and this Indenture, to the payment, either directly or through any Paying Agent (including one of the Issuers acting as its own Paying Agent) as the Trustee may determine, to the Persons entitled thereto, of the principal, premium, if any, and interest for whose payment such money has been deposited with the Trustee; but such money need not be segregated from other funds except to the extent required by law.

If the Trustee or Paying Agent is unable to apply any money or Government Securities in accordance with Section 12.01 hereof by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Issuers’ and any Guarantor’s obligations under this Indenture and the Securities shall be revived and reinstated as though no deposit had occurred pursuant to Section 12.01 hereof; provided that if the Issuers have made any payment of principal of, premium, if any, or interest on, any Securities because of the reinstatement of its obligations, the Issuers shall be subrogated to the rights of the Holders of such Securities to receive such payment from the money or Government Securities held by the Trustee or Paying Agent.

ARTICLE 13
MISCELLANEOUS

Section 13.01                      Trust Indenture Act.

This Indenture is hereby made subject to, and shall be governed by, the provisions of the Trust Indenture Act required to be part of, and to govern indentures qualified under, the Trust Indenture Act. If any provision hereof or in the Note limits, qualifies or conflicts with the duties imposed by Section 318(c)

of the Trust Indenture Act in relation to indentures qualified under the Trust Indenture Act, the imposed duties shall control.

Section 13.02                      Notices.

Any notice or communication by the Issuers, any Guarantor or the Trustee to the others is duly given if in writing and delivered in Person or delivered by first class mail (registered or certified, return receipt requested), telecopier or overnight air courier guaranteeing next day delivery, to the others’ address:

If to the Issuers and/or any Guarantor:

GenOn Energy, Inc.

1601 Bryan Street, Suite 2200,
Dallas, Texas 75201

Attention: Corporate Secretary

With a copy to (which copy shall be delivered as an accommodation and shall not be required to be delivered in satisfaction of any requirement hereof):

[•]

If to the Trustee:

Wells Fargo Bank, National Association
1445 Ross Avenue, Suite 4300

MAC T9216-430

Dallas, Texas 75202-2812

Attention: Corporate Trust Services—Administrator for GenOn Inc.

The Issuers, any Guarantor or the Trustee, by notice to the others, may designate additional or different addresses for subsequent notices or communications.

All notices and communications (other than those sent to Holders) will be deemed to have been duly given: at the time delivered by hand, if personally delivered; five Business Days after being deposited in the mail, postage prepaid, if delivered; when receipt acknowledged, if telecopied; and the next Business Day after timely delivery to the courier, if sent by overnight air courier guaranteeing next day delivery, except in the case of notices or communications given to the Trustee, which shall be effective only upon actual receipt by the Trustee at its Corporate Trust Office.

Any notice or communication to a Holder will be delivered by first class mail, certified or registered, return receipt requested, electronically or by overnight air courier guaranteeing next day delivery to its address shown on the register kept by the Registrar.  Failure to deliver a notice or communication to a Holder or any defect in it will not affect its sufficiency with respect to other Holders.

Except in the case of notices or communications given to the Trustee, if a notice or communication is delivered in the manner provided above within the time prescribed, it is duly given, whether or not the addressee receives it.

If the Issuers deliver a notice or communication to Holders, it will mail a copy to the Trustee and each Agent at the same time.

The Trustee shall have the right, but shall not be required, to rely upon and comply with notices, instructions, directions or other communications sent by e-mail, facsimile and other similar unsecured electronic methods by persons believed by the Trustee to be authorized to give instructions and directions on behalf of the Issuers. The Trustee shall have no duty or obligation to verify or confirm that the person who sent such instructions or directions is, in fact, a person authorized to give instructions or directions on behalf of the Issuers; and the Trustee shall have no liability for any losses, liabilities, costs or expenses incurred or sustained by the Issuers as a result of such reliance upon or compliance with such notices, instructions, directions or other communications. The Issuers agree to assume all risks arising out of the use of such electronic methods to submit notices, instructions, directions or other communications to the Trustee, including, without limitation, the risk of the Trustee acting on unauthorized instructions, and the risk of interception and misuse by third parties. The Issuers shall use all reasonable endeavors to ensure that any such notices, instructions, directions or other communications transmitted to the Trustee pursuant to this Indenture are complete and correct. Any such notices, instructions, directions or other communications shall be conclusively deemed to be valid instructions from the Issuers to the Trustee for the purposes of this Indenture.

Section 13.03                      Communication by Holders of Securities with Other Holders of Securities.

Holders may communicate with other Holders with respect to their rights under this Indenture or the Securities.  The Trustee shall comply with Section 312(b) of the Trust Indenture Act with respect to communications by and among Holders.

Section 13.04                      Certificate and Opinion as to Conditions Precedent.

Upon any request or application by the Issuers to the Trustee to take any action under this Indenture, the Issuers shall furnish to the Trustee:

(1)                                 an Officer’s Certificate satisfactory to the Trustee (which must include the statements set forth in Section 13.05 hereof) stating that, in the opinion of the signers, all conditions precedent and covenants, if any, provided for in this Indenture relating to the proposed action have been satisfied; and

(2)                                 an Opinion of Counsel satisfactory to the Trustee (which must include the statements set forth in Section 13.05 hereof) stating that, in the opinion of such counsel, all such conditions precedent and covenants have been satisfied; provided that no such Opinion of Counsel shall be required to be delivered in connection with the issuance of the Notes that are issued on the Issue Date.

Section 13.05                      Statements Required in Certificate or Opinion.

Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture must include:

(1)                                 a statement that the Person making such certificate or opinion has read such covenant or condition;

(2)                                 a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

(3)                                 a statement that, in the opinion of such Person, he or she has made such examination or investigation as is necessary to enable him or her to express an informed opinion as to whether or not such covenant or condition has been satisfied; and

(4)                                 a statement as to whether or not, in the opinion of such Person, such condition or covenant has been satisfied.

Section 13.06                      Rules by Trustee and Agents.

The Trustee may make reasonable rules for action by, or at a meeting of, Holders.  The Registrar or Paying Agent may make reasonable rules and set reasonable requirements for its functions.

Section 13.07                      No Personal Liability of Directors, Officers, Employees and Stockholders.

No director, officer, employee, incorporator or stockholder of either of the Issuers or any Guarantor, as such, will have any liability for any obligations of either of the Issuers or the Guarantors under any Securities, this Indenture, the Subsidiary Guarantees or for any claim based on, in respect of, or by reason of, such obligations or their creation.  Each Holder of Securities by accepting any Security waives and releases all such liability.  The waiver and release are part of the consideration for issuance of any Securities.  The waiver may not be effective to waive liabilities under the federal securities laws.

Section 13.08                      Governing Law:  Waiver of Jury Trial; Submission to Jurisdiction.

THE LAWS OF THE STATE OF NEW YORK WILL GOVERN AND BE USED TO CONSTRUE THIS INDENTURE, THE NOTES AND THE SUBSIDIARY GUARANTEES WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

EACH OF THE ISSUERS, THE GUARANTORS AND THE TRUSTEE, AND EACH HOLDER OF A SECURITY BY ITS ACCEPTANCE THEREOF, HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT IT MAY HAVE TO TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS INDENTURE, THE SECURITIES OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.

EACH OF THE ISSUERS AND THE GUARANTORS IRREVOCABLY CONSENT AND SUBMIT, FOR ITSELF AND IN RESPECT OF ANY OF ITS ASSETS OR PROPERTY, TO THE NONEXCLUSIVE JURISDICTION OF ANY COURT OF THE STATE OF NEW YORK OR ANY UNITED STATES FEDERAL COURT SITTING, IN EACH CASE, IN THE BOROUGH OF MANHATTAN, THE CITY OF NEW YORK, NEW YORK, UNITED STATES OF AMERICA, AND ANY APPELLATE COURT FROM ANY THEREOF IN ANY SUIT, ACTION OR PROCEEDING THAT MAY BE BROUGHT IN CONNECTION WITH THIS INDENTURE OR THE SECURITIES, AND WAIVES ANY IMMUNITY FROM THE JURISDICTION OF SUCH COURTS. EACH OF THE ISSUERS AND THE GUARANTORS IRREVOCABLY WAIVE, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION TO ANY SUCH SUIT, ACTION OR PROCEEDING THAT MAY BE BROUGHT IN SUCH COURTS WHETHER ON THE GROUNDS OF VENUE, RESIDENCE OR DOMICILE OR ON THE GROUND THAT ANY SUCH SUIT, ACTION OR PROCEEDING HAS BEEN BROUGHT IN AN INCONVENIENT FORUM. EACH OF THE ISSUERS AND THE GUARANTORS AGREE, TO THE FULLEST EXTENT THAT IT LAWFULLY MAY DO SO, THAT FINAL JUDGMENT IN ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN

SUCH A COURT SHALL BE CONCLUSIVE AND BINDING UPON THE ISSUERS, AND WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION TO THE ENFORCEMENT BY ANY COMPETENT COURT IN THE ISSUERS’ JURISDICTION OF ORGANIZATION OF JUDGMENTS VALIDLY OBTAINED IN ANY SUCH COURT IN NEW YORK ON THE BASIS OF SUCH SUIT, ACTION OR PROCEEDING.

Section 13.09                      No Adverse Interpretation of Other Agreements.

This Indenture may not be used to interpret any other indenture, loan or debt agreement of the Issuers or their respective Subsidiaries or of any other Person.  Any such indenture, loan or debt agreement may not be used to interpret this Indenture.

Section 13.10                      Successors.

All agreements of the Issuers in this Indenture and any Securities will bind its successors.  All agreements of the Trustee in this Indenture will bind its successors.  All agreements of each Guarantor in this Indenture will bind its successors, except as otherwise provided in Section 10.05 hereof.

Section 13.11                      Severability.

In case any provision in this Indenture or in any Securities is invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions will not in any way be affected or impaired thereby.

Section 13.12                      Counterpart Originals.

The parties may sign any number of copies of this Indenture.  Each signed copy will be an original, but all of them together represent the same agreement.  The exchange of copies of this Indenture and of signature pages by facsimile or electronic (i.e., “pdf” or “tif”) transmission shall constitute effective execution and delivery of this Indenture as to the parties hereto and may be used in lieu of the original Indenture for all purposes. Signatures of the parties hereto transmitted by facsimile or electronic (i.e., “pdf” or “tif”) transmission shall be deemed to be their original signatures for all purposes.

Section 13.13                      Table of Contents, Headings, Etc.

The Table of Contents, Cross-Reference Table and Headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part of this Indenture and will in no way modify or restrict any of the terms or provisions hereof.

Section 13.14                      Trust Indenture Act Reporting

To the extent required by the Trust Indenture Act, the Company will file such information, documents and reports as may be required to be filed by and in accordance with the applicable requirements of Section 314(a) of the Trust Indenture Act. The Company shall comply with the other provisions of Section 314(a) of the Trust Indenture Act. Delivery of such reports, information and documents to the Trustee is for informational purposes only and the Trustee’s receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Company’s compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officer’s Certificates). The Trustee shall have no liability or responsibility for the timing, filing or content of any such reports.

Section 13.15                      Compliance with Applicable Anti-Terrorism and Anti-Money Laundering Regulations.

In order to comply with laws, rules, regulations and executive orders in effect from time to time applicable to banking institutions, including those relating to the funding of terrorist activities and money laundering (“Relevant Law”), the Trustee is required to obtain, verify and record certain information relating to individuals and entities which maintain a business relationship with the Trustee.  Accordingly, each of the parties agrees to provide to the Trustee upon its request from time to time such identifying information and documentation as may be available for such party in order to enable the Trustee to comply with Relevant Law.

Section 13.16                      U.S.A. PATRIOT Act

To help the government fight the funding of terrorism and money laundering activities, federal law requires all financial institutions to obtain, verify and record information that identifies each person who opens an account.  For a non-individual person such as a business entity, a charity, a trust or other legal entity the Trustee will ask for documentation to verify its formation and existence as a legal entity.  The Trustee may also ask to see financial statements, licenses, identification and authorization documents from individuals claiming authority to represent the entity or other relevant documentation.  The parties each agree to provide all such information and documentation as to themselves as requested by the Trustee to ensure compliance with federal law.

[Signatures on following page]

SIGNATURES

Dated as of December [•], 2018

GenOn Energy, Inc.,
as the Company

By:
Name: [•]
Title: [•]

[NRG Americas, Inc.],
as the Co-Issuer

By:
Name: [•]
Title: [•]

Wells Fargo Bank, National Association, as Trustee

By:
Name: [•]
Title: [•]

U.S. Bank National Association, as Collateral Trustee

By:
Name: [•]
Title: [•]

EXHIBIT A

[Face of Note]

CUSIP 37244E AB3

Floating Rate Senior Secured Second Lien Notes due 2023

No.	$

GenOn Energy, Inc., a Delaware limited liability company (the “Company”) and NRG Americas, Inc., a Delaware corporation (the “Co-Issuer, and together with the Company, the “Issuers”)

promise to pay to                or registered assigns,

the principal sum of                                                                                              DOLLARS on [     , 2023].

Interest Payment Dates:  June 1 and December 1

Record Dates:  May 15 and November 15

Dated:

GenOn Energy, Inc., as the Company

By:
Name:
Title:

NRG Americas, Inc., as the Co-Issuer

By:
Name:
Title:

This is one of the Notes referred to in the within-mentioned Indenture:

Wells Fargo Bank, National Association,
as Trustee

By:
Authorized Signatory

Back of Note

Floating Rate Senior Secured Second Lien Notes due 2023

[Insert the Global Legend, if applicable pursuant to the provisions of the Indenture]

[Insert the Private Placement Legend, if applicable pursuant to the provisions of the Indenture]

Capitalized terms used herein have the meanings assigned to them in the Indenture referred to below unless otherwise indicated.

(1)                                 INTEREST.  GenOn Energy, Inc. (the “Company”) and NRG Americas, Inc., a Delaware corporation (the “Co-Issuer,” and together with the Company, the “Issuers”), promise to pay interest on the principal amount of this Note from the Issue Date until maturity.  The rate at which the Notes shall bear interest shall be determined by the Calculation Agent in accordance with the terms of the Indenture and, for a particular Interest Period, will be a per annum rate, reset quarterly, equal to three-month LIBOR, as determined on the relevant Interest Determination Date, plus 6.50%. The amount of Accrued Interest to be paid on the Notes for any Interest Period will be calculated by multiplying the face amount of the Notes then outstanding by the Accrued Interest Factor.  The interest rate on the Notes shall in no event be higher than the maximum rate permitted by New York law as the same may be modified by United States law of general application. All percentages resulting from any calculation of the interest rate on the Notes shall be rounded to the nearest one hundred-thousandth of a percentage point, with five one-millionths of a percentage point rounded upwards (e.g., 9.876545% (or .09876545) would be rounded to 9.87655% (or .09876555)), and all dollar amounts used in or resulting from such calculation on the Notes shall be rounded to the nearest cent (with one-half cent being rounded upwards). The Interest Determination Date for an Interest Period will be the second London Business Day immediately preceding the first day of such Interest Period. Promptly upon determination, the Calculation Agent will inform the Trustee and the Issuers of the interest rate for the next Interest Period.  Upon request from any Holder of the Notes, the Calculation Agent shall provide the interest rate in effect for the Floating Rate Notes for the then current Interest Period and if it has been determined, the interest rate to be in effect for the next Interest Period. The Issuers shall pay interest semi-annually in arrears on June 1 and December 1 of each year, or if any such day is not a Business Day, on the next succeeding Business Day (each, an “Interest Payment Date”).  Interest on the Notes will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from the date of issuance; provided that if there is no existing Default in the payment of interest, and if this Note is authenticated between a record date referred to on the face hereof and the next succeeding Interest Payment Date, interest shall accrue from such next succeeding Interest Payment Date; provided, further, that the first Interest Payment Date shall be June 1, 2019.

(2)                                 METHOD OF PAYMENT.  The Issuers shall pay interest on the Notes (except defaulted interest) to the Persons who are registered Holders of Notes at the close of business on the May 15 and November 15 next preceding the Interest Payment Date, even if such Notes are canceled after such record date and on or before such Interest Payment Date, except as provided in Section 2.13 of the Indenture with respect to defaulted interest.  The Notes will be payable as to principal, premium, if any, interest at the office or agency of the Paying Agent and Registrar within the City and State of New York, or, at the option of the Issuers, payment of interest may be made by check delivered to the Holders at their addresses set forth in the register of Holders; provided that payment by wire transfer of immediately available funds will be required with respect to principal of, premium, if any, and interest on, all Global Notes and all other Notes the Holders of which will have provided wire transfer instructions to the Issuers or the Paying Agent.  Such payment shall be in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.

(3)                                 PAYING AGENT AND REGISTRAR.  Initially, Wells Fargo Bank, National Association, the Trustee under the Indenture, will act as Paying Agent and Registrar.  The Issuers may change the Paying Agent or Registrar without prior notice to the Holders of the Notes.  The Issuers or any of their respective Subsidiaries may act as Paying Agent or Registrar.

(4)                                 INDENTURE.  The Issuers issued the Notes under an Indenture dated as of December [•], 2018 (the “Indenture”) between the Issuers and the Trustee.  The terms of the Notes include those stated in the Indenture.  The Notes are subject to all such terms, and Holders are referred to the Indenture for a statement of such terms.  To the extent any provision of this Note conflicts with the express provisions of the Indenture, the provisions of the Indenture shall govern and be controlling.  The Notes are senior obligations of the Issuers and are secured on a second priority basis (subject to certain Liens permitted under the Indenture), subject to the terms of the Collateral Trust Agreement and the Tenaska Intercreditor Agreement. The Indenture does not limit the aggregate principal amount of Notes that may be issued thereunder.

(5)                                 OPTIONAL REDEMPTION.

(a)         The Issuers may on any one or more occasions redeem all or a part of the Notes, upon not less than 10 nor more than 60 days’ prior notice, at the redemption prices (expressed as percentages of principal amount) set forth in the Indenture, plus accrued and unpaid interest, if any, on the Notes redeemed, to, but excluding, the applicable date of redemption.

Any redemption pursuant to this Section 5 shall be made pursuant to the provisions of Sections 3.01 through 3.06 of the Indenture.

(6)                                 MANDATORY REDEMPTION.  The Issuers will not be required to make mandatory redemption or sinking fund payments with respect to the Notes.

(7)                                 REPURCHASE AT THE OPTION OF HOLDER.

(a)         Upon the occurrence of a Change of Control Triggering Event, the Issuers will make an offer (a “Change of Control Offer”) to each Holder to repurchase all or any part (equal to $1.00 or an integral multiple of $1.00 in excess of $1.00) of that Holder’s Notes at a purchase price in cash equal to 101% of the aggregate principal amount of Notes repurchased, plus accrued and unpaid interest, if any, on the Notes repurchased to, but excluding, the date of repurchase, subject to the rights of Holders of Notes on the relevant record date to receive interest due on the relevant interest payment date (the “Change of Control Payment”). Within 30 days following any Change of Control, the Issuers will deliver a notice to each Holder setting forth the procedures governing the Change of Control Offer as required by the Indenture.

(8)                                 NOTICE OF REDEMPTION.  At least 10 days but not more than 60 days before a redemption date, the Issuers shall mail or cause to be delivered, by first class mail or electronically, a notice of redemption to each Holder whose Notes are to be redeemed at its registered address, except that redemption notices may be delivered more than 60 days prior to a redemption date if the notice is issued in connection with a defeasance of the Notes or a satisfaction and discharge of the Indenture pursuant to Articles 8 or 11 thereof.  Notes and portions of Notes selected will be in amounts of $1.00 or whole multiples of $1.00 in excess thereof; except that if all of the Notes of a Holder are to be redeemed or purchased, the entire outstanding amount of Notes held by such Holder shall be redeemed or purchased.

(9)                                 DENOMINATIONS, TRANSFER, EXCHANGE.  The Notes are in registered form without coupons in denominations of $1.00 and integral multiples of $1.00 in excess thereof.  The transfer of Notes may be registered and Notes may be exchanged as provided in the Indenture.  The Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and the Issuers may require a Holder to pay any taxes and fees required by law or permitted by the Indenture.  The Issuers need not exchange or register the transfer of any Note or portion of a Note selected for redemption, except for the unredeemed portion of any Note being redeemed in part.  Also, the Issuers need not exchange or register the transfer of any Notes for a period of 15 days before a selection of Notes to be redeemed or during the period between a record date and the next succeeding Interest Payment Date.

(10)                          PERSONS DEEMED OWNERS.  The registered Holder of a Note may be treated as the owner of it for all purposes. Only registered Holders have rights under the Indenture.

(11)                          AMENDMENT, SUPPLEMENT AND WAIVER.  Subject to certain exceptions, the Indenture, the Notes, the Subsidiary Guarantees, any Note Security Document or the Collateral Trust Agreement or the Tenaska Intercreditor Agreement may be amended or supplemented with the consent of the Holders of at least a majority in aggregate principal amount of the then outstanding Notes voting as a single class, and any existing Default or Event of Default or compliance with any provision of the Indenture, the Notes or the Subsidiary Guarantees may be waived with the consent of the Holders of a majority in aggregate principal amount of the then outstanding Notes voting as a single class.  Without the consent of any Holder of Notes, the Indenture or the Notes may be amended or supplemented on the terms set forth in the Indenture.

(12)                          DEFAULTS AND REMEDIES.  Events of Default shall be those listed in Section 6.01 of the Indenture.

(13)                          TRUSTEE DEALINGS WITH ISSUERS.  The Trustee, in its individual or any other capacity, may make loans to, accept deposits from, and perform services for the Issuers or their respective Affiliates, and may otherwise deal with the Issuers any or their respective Affiliates, as if it were not the Trustee.  However, in the event that the Trustee acquires any conflicting interest it must eliminate such conflict within 90 days, apply to the SEC for permission to continue as trustee or resign.  Any Agent may do the same with like rights and duties.  The Trustee is also subject to and entitled to the benefits of Article 7 of the Indenture.

(14)                          NO RECOURSE AGAINST OTHERS.  No director, officer, employee, incorporator or stockholder of the Issuers or any Guarantor, as such, will have any liability for any obligations of the Issuers or the Guarantors under the Notes, the Indenture, the Subsidiary Guarantees or for any

claim based on, in respect of, or by reason of, such obligations or their creation.  Each Holder of Notes by accepting a Note waives and releases all such liability.  The waiver and release are part of the consideration for issuance of the Notes.  The waiver may not be effective to waive liabilities under the federal securities laws.

(15)                          AUTHENTICATION.  This Note will not be valid until authenticated by the manual signature of the Trustee or an authenticating agent.

(16)                          ABBREVIATIONS.  Customary abbreviations may be used in the name of a Holder or an assignee, such as:  TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

(17)                          [RESERVED].

(18)                          CUSIP NUMBERS.  Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Issuers have caused CUSIP numbers to be printed on the Notes, and the Trustee may use CUSIP numbers in notices of redemption as a convenience to Holders.  No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption, and reliance may be placed only on the other identification numbers placed thereon.

(19)                          GOVERNING LAW.  THE INTERNAL LAW OF THE STATE OF NEW YORK WILL GOVERN AND BE USED TO CONSTRUE THE INDENTURE, THIS NOTE AND THE SUBSIDIARY GUARANTEES WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

The Issuers shall furnish to any Holder upon written request and without charge a copy of the Indenture.  Requests may be made to:

GenOn Energy

1360 Post Oak Boulevard, Suite 2000

Houston, Texas 77056

Attention: Corporate Secretary

ASSIGNMENT FORM

To assign this Note, fill in the form below:

(I) or (we) assign and transfer this Note to:
(Insert assignee’s legal name)

(Insert assignee’s soc. sec. or tax I.D. no.)

(Print or type assignee’s name, address and zip code)

and irrevocably appoint                                                                                                                                                                    to transfer this Note on the books of the Issuers.  The agent may substitute another to act for him.

Date:

Your Signature:
(Sign exactly as your name appears on the face of this Note)

Signature Guarantee*:

* Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

Option of Holder to Elect Purchase

If you want to elect to have this Note purchased by the Issuers pursuant to Section 4.14 of the Indenture, check here: ☐

If you want to elect to have only part of the Note purchased by the Issuers pursuant to Section 4.14 of the Indenture, state the amount you elect to have purchased:

$

Date:

Your Signature:
(Sign exactly as your name appears on the face of this Note)

Tax Identification No.:

Signature Guarantee*:

* Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

SCHEDULE OF EXCHANGES OF INTERESTS IN THE GLOBAL NOTE *

The following exchanges of a part of this Global Note for an interest in another Global Note or for a Definitive Note, or exchanges of a part of another Global Note or Definitive Note for an interest in this Global Note, have been made:

Date of Exchange	Amount of decrease in Principal Amount of this Global Note	Amount of increase in Principal Amount of this Global Note	Principal Amount of this Global Note following such decrease (or increase)	Signature of authorized signatory of Trustee or Custodian

* This schedule should be included only if the Note is issued in global form.

EXHIBIT B

FORM OF SUPPLEMENTAL INDENTURE
TO BE DELIVERED BY SUBSEQUENT GUARANTORS

SUPPLEMENTAL INDENTURE (this “Supplemental Indenture”), dated as of                 , among                    (the “Guaranteeing Subsidiary”), a subsidiary of GenOn Energy, Inc. (or its permitted successor), a Delaware corporation (the “Company”), the Company, the other Guarantors (as defined in the Indenture referred to herein) and Wells Fargo Bank, National Association, as trustee under the Indenture referred to below (the “Trustee”).

W I T N E S E T H

WHEREAS, the Issuers have heretofore executed and delivered to the Trustee an indenture (the “Indenture”), dated as of December [•], 2018 providing for the issuance of Floating Rate Senior Secured Second Lien Notes due 2023 (the “Notes”);

WHEREAS, the Indenture provides that under certain circumstances the Guaranteeing Subsidiary shall execute and deliver to the Trustee a supplemental indenture pursuant to which the Guaranteeing Subsidiary shall unconditionally guarantee all of the Issuers’ Obligations under the Notes and the Indenture on the terms and conditions set forth herein (the “Subsidiary Guarantee”); and

WHEREAS, pursuant to Sections 4.18 and 9.01 of the Indenture, the Trustee, the Issuers and the other Guarantors are authorized to execute and deliver this Supplemental Indenture.

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Guaranteeing Subsidiary and the Trustee mutually covenant and agree for the equal and ratable benefit of the Holders of the Notes as follows:

1.                                      CAPITALIZED TERMS.  Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture.

2.                                      GUARANTEE.  The Guaranteeing Subsidiary hereby becomes a party to the Indenture as a Guarantor and as such will have all the rights and be subject to all the Obligations and agreements of a Guarantor under the Indenture.  The Guaranteeing Subsidiary hereby provides an unconditional Guarantee on the terms and subject to the conditions set forth in the Subsidiary Guarantee and in the Indenture including but not limited to Article 10 thereof.

3.                                      NO RECOURSE AGAINST OTHERS.  No director, officer, employee, incorporator or stockholder of the Issuers or any Guarantor, as such, will have any liability for any obligations of the Issuers or the Guarantors under the Notes, this Indenture, the Subsidiary Guarantees or for any claim based on, in respect of, or by reason of, such obligations or their creation.  Each Holder of Notes by accepting a Note waives and releases all such liability.  The waiver and release are part of the consideration for issuance of the Notes.  The waiver may not be effective to waive liabilities under the federal securities laws.

4.                                      NEW YORK LAW TO GOVERN.  THE LAWS OF THE STATE OF NEW YORK SHALL GOVERN AND BE USED TO CONSTRUE THIS SUPPLEMENTAL INDENTURE WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

5.                                      COUNTERPARTS.  The parties may sign any number of copies of this Supplemental Indenture.  Each signed copy shall be an original, but all of them together represent the same agreement. The exchange of copies of this Supplemental Indenture and of signature pages by facsimile or electronic (i.e., “pdf” or “tif”) transmission shall constitute effective execution and delivery of this Supplemental Indenture as to the parties hereto and may be used in lieu of the original Supplemental Indenture for all purposes. Signatures of the parties hereto transmitted by facsimile or electronic (i.e., “pdf” or “tif”) transmission shall be deemed to be their original signatures for all purposes.

6.                                      EFFECT OF HEADINGS.  The Section headings herein are for convenience only and shall not affect the construction hereof.

7.                                      THE TRUSTEE.  The Trustee shall not be responsible in any manner whatsoever for, or in respect of, the validity, sufficiency or adequacy of this Supplemental Indenture or for, or in respect of, the recitals or statements contained herein, all of which recitals and statements are made solely by the Guaranteeing Subsidiary and the Issuers, and the Trustee assumes no responsibility for their correctness.

8.                                      RATIFICATION OF INDENTURE; SUPPLEMENTAL INDENTURE PART OF INDENTURE.  Except as expressly amended hereby, the Indenture is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect.  This Supplemental Indenture shall form a part of the Indenture for all purposes, and every Holder of Notes heretofore or hereafter authenticated and delivered shall by bound hereby.

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed and attested, all as of the date first above written.

Dated: ,

[GUARANTEEING SUBSIDIARY]

By:
Name:
Title:

GenOn Energy, Inc., as the Company

By:
Name:
Title:

NRG Americas, Inc., as Co-Issuer

By:
Name:
Title:

[•],
as Trustee

By:
Name:
Title: